Exhibit 10.1

FOURTH AMENDED AND RESTATED LOAN AGREEMENT

Dated as of September 8, 2017

Among

CEDAR REALTY TRUST PARTNERSHIP, L.P.
as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent, L/C Issuer and Swing Line Lender

KEYBANC CAPITAL MARKETS,

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

as Syndication Agent

MANUFACTURERS AND TRADERS TRUST COMPANY, CAPITAL ONE, NATIONAL ASSOCIATION and REGIONS BANK,

as Co-Documentation Agents

TABLE OF CONTENTS

i

		2.6.6	Delay in Requests	39
		2.6.7	Mitigation.	39
		2.6.8	Survival	39
		2.6.9	Taxes	39
	2.7	Letters of Credit.		39
		2.7.1	The Letter of Credit Commitment.	39
		2.7.2	Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.	41
		2.7.3	Drawings and Reimbursements; Funding of Participations.	43
		2.7.4	Repayment of Participations.	44
		2.7.5	Obligations Absolute	44
		2.7.6	Role of L/C Issuer	45
		2.7.7	Cash Collateral	45
		2.7.8	Applicability of ISP	46
		2.7.9	Letter of Credit Fees	46
		2.7.10	Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer	46
		2.7.11	Conflict with Issuer Documents	46
		2.7.12	Letters of Credit Issued for Borrower Subsidiaries	46
		2.7.13	Amount	46
	2.8	Taxes.		47
		2.8.1	Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.	47
		2.8.2	Payment of Other Taxes by the Borrower	47
		2.8.3	Tax Indemnifications.	47
		2.8.4	Evidence of Payments	48
		2.8.5	Status of Lenders; Tax Documentation.	48
		2.8.6	Treatment of Certain Refunds	50
	2.9	Defaulting Lenders.		50
		2.9.1	Adjustments	50
		2.9.2	Defaulting Lender Cure	51
3.		BORROWING BASE PROPERTIES.		52
	3.1	Loan Documents		52
	3.2	Removal of Individual Property as a Borrowing Base Property - Borrower		52
		3.2.1	Borrowing Base Compliance	52
		3.2.2	Financial Covenant Compliance	52
		3.2.3	No Default Upon Release	52
		3.2.4	No Default Prior to Release	52
		3.2.5	[Reserved].	52
		3.2.6	Payment of Fees	52
	3.3	Removal of Individual Property as a Borrowing Base Property - Administrative Agent.		53
		3.3.1	Removal Criteria	53
		3.3.2	[Reserved].	53
		3.3.3	Release by Administrative Agent	53
	3.4	Additional Borrowing Base Property		53
4.	CONTINUING AUTHORITY OF AUTHORIZED OFFICERS.			54
5.	CONDITIONS PRECEDENT.			54
	5.1	Closing Loan and Funding Initial Loan Advance		54
		5.1.1	Satisfactory Loan Documents	54
		5.1.2	Financial Information; No Material Change.	54
		5.1.3	Representations and Warranties Accurate	55
		5.1.4	Lien Searches	55
		5.1.5	Litigation	55
		5.1.6	Formation Documents and Entity Agreements	55

		5.1.7	Compliance With Laws	55
		5.1.8	Compliance With Financial Covenants	55
		5.1.9	Borrowing Base Property Due Diligence	56
		5.1.10	Condition of Property	56
		5.1.11	Third Party Consents and Agreements	56
		5.1.12	Legal and other Opinions	56
		5.1.13	No Default	56
	5.2	Conditions to all Credit Extensions		56
		5.2.1	Financial Covenant Compliance	56
		5.2.2	No Default	56
		5.2.3	Loan Notice	56
6.	REPRESENTATIONS AND WARRANTIES.			57
	6.1	Formation		57
	6.2	Proceedings; Enforceability		57
	6.3	Conflicts		57
	6.4	Ownership and Taxpayer Identification Numbers		57
	6.5	Litigation		57
	6.6	Information		57
	6.7	Taxes		58
	6.8	Financial Information		58
	6.9	Control Provisions		58
	6.10	Formation Documents		58
	6.11	Bankruptcy Filings		58
	6.12	Investment Company		58
	6.13	[Reserved].		58
	6.14	Borrowing Base Properties.		58
		6.14.1	Licenses and Permits	58
		6.14.2	Ownership	59
		6.14.3	Environmental Matters	59
		6.14.4	Leases	59
		6.14.5	Ground Lease	59
		6.14.6	Casualty/Condemnation	60
		6.14.7	Property Condition	60
	6.15	Margin Regulations; Use of Proceeds		60
	6.16	Insurance		60
	6.17	Deferred Compensation and ERISA		60
	6.18	Anti-Corruption; OFAC; Designated Jurisdictions		60
		6.18.1	Anti-Corruption	60
		6.18.2	OFAC; Designated Jurisdictions	60
	6.19	No Default		60
	6.20	Governmental Authorizations; Other Consents		61
	6.21	Qualification as a REIT		61
	6.22	Compliance with Laws		61
	6.23	Property Matters.		61
		6.23.1	Major Leases	61
		6.23.2	Borrowing Base Properties	61
	6.24	Solvency		61
	6.25	Regarding Representations and Warranties		61
7.	AFFIRMATIVE COVENANTS.			62
	7.1	Notices		62
	7.2	Financial Statements; Reports; Officer’s Certificates		62
		7.2.1	Annual Statements	62

		7.2.2	Periodic Statements	62
		7.2.3	Borrowing Base Property Reports	63
		7.2.4	SEC Reports	63
		7.2.5	Compliance Certificates	63
		7.2.6	Data Requested	63
		7.2.7	Tax Returns	63
		7.2.8	[Reserved.]	63
		7.2.9	[Reserved.]	63
		7.2.10	Entity Notices	64
		7.2.11	Property Acquisition or Sale	64
		7.2.12	Property Finance	64
		7.2.13	Notice of Litigation	64
	7.3	Existence		65
	7.4	Payment of Taxes		65
	7.5	Insurance.		65
		7.5.1	Insurance	65
		7.5.2	Notice of Damage	65
	7.6	Inspection		65
	7.7	Loan Documents		65
	7.8	Further Assurances		65
	7.9	Books and Records		65
	7.10	Business and Operations		66
	7.11	Estoppel		66
	7.12	ERISA		66
	7.13	[Reserved].		67
	7.14	Costs and Expenses		67
	7.15	Indemnification		67
	7.16	Intentionally Omitted.		67
	7.17	Leverage Ratio		67
	7.18	Fixed Charge Ratio		67
	7.19	Net Worth		67
	7.20	Secured Debt Ratio		67
	7.21	Borrowing Base Property Covenants.		67
		7.21.1	Occupancy Ratio	67
		7.21.2	Retail Center	67
		7.21.3	Business Strategy	67
		7.21.4	Minimum Borrowing Base Properties	67
	7.22	Variable Rate Debt		68
	7.23	Replacement Documentation		68
	7.24	Maintenance of REIT Status		68
	7.25	The Lenders’ Consultants.		68
		7.25.1	Right to Employ	68
		7.25.2	Functions	68
		7.25.3	Payment	68
		7.25.4	Access	68
		7.25.5	No Liability	68
	7.26	Payment of Obligations		68
	7.27	Compliance with Laws		68
8.	NEGATIVE COVENANTS.			69
	8.1	No Changes to the Borrower and other Loan Parties		69
	8.2	Restrictions on Liens		69
		8.2.1	Permitted Debt	69

v

		8.2.2	Tax Liens	69
		8.2.3	Judgment Liens	69
		8.2.4	Personal Property Liens	69
		8.2.5	L/C Issuer/Swing Line Lenders Liens	70
		8.2.6	Easements, etc	70
		8.2.7	Title Matters	70
	8.3	Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity		70
		8.3.1	Transfers	70
		8.3.2	Non-Loan Parties	70
		8.3.3	Loan Parties	70
		8.3.4	Borrowing Base Properties	70
		8.3.5	Leases	70
		8.3.6	Property Transfers	70
		8.3.7	Ordinary Course	70
		8.3.8	With Consent	70
		8.3.9	Permitted Investments	71
		8.3.10	Equity Issuances	71
		8.3.11	Merger of Loan Parties	71
		8.3.12	Cedar-Riverview	71
		8.3.13	Cedar-Revere	71
	8.4	Restrictions on Debt		71
		8.4.1	Debt under this Agreement	71
		8.4.2	Unsecured Debt	71
		8.4.3	Individual Property Debt	71
		8.4.4	Nonrecourse Debt	71
		8.4.5	Ordinary Course	71
		8.4.6	Capital Leases	71
		8.4.7	Cross-Collateralized Debt	71
		8.4.8	Other Unsecured Debt	71
		8.4.9	Other Debt	72
	8.5	Other Business		72
	8.6	Change of Control		72
	8.7	Forgiveness of Debt		72
	8.8	Affiliate Transactions		72
	8.9	ERISA		72
	8.10	Bankruptcy Filings		72
	8.11	Investment Company		72
	8.12	[Reserved].		72
	8.13	Use of Proceeds		72
	8.14	Distributions		72
	8.15	Restrictions on Investments		72
	8.16	Negative Pledges, Etc.		73
	8.17	Swap Contracts		73
9.		SPECIAL PROVISIONS.		73
	9.1	Legal Requirements		73
	9.2	Limited Recourse Provisions.		73
		9.2.1	Borrower Fully Liable	73
		9.2.2	Certain Non-Recourse	73
		9.2.3	Additional Matters	74
	9.3	Payment of Obligations		74
10.	EVENTS OF DEFAULT.			74
	10.1	Default and Events of Default		74

		10.1.1	Failure to Pay the Loan	74
		10.1.2	Failure to Make Other Payments	74
		10.1.3	Loan Documents	74
		10.1.4	Default under Other Agreements	74
		10.1.5	Representations and Warranties	75
		10.1.6	Affirmative Covenants	75
		10.1.7	Negative Covenants	75
		10.1.8	Financial Status and Insolvency	75
		10.1.9	Loan Documents	75
		10.1.10	Judgments	75
		10.1.11	ERISA	76
		10.1.12	Change of Control	76
		10.1.13	Indictment; Forfeiture	76
		10.1.14	Generally	76
	10.2	Grace Periods and Notice		76
		10.2.1	No Notice or Grace Period	76
		10.2.2	Nonpayment of Interest	76
		10.2.3	Other Monetary Defaults	76
		10.2.4	Nonmonetary Defaults Capable of Cure	76
		10.2.5	Borrowing Base Property Defaults	77
11.	REMEDIES.			77
	11.1	Remedies		77
		11.1.1	Accelerate Debt	77
		11.1.2	Collateralize Letters of Credit	77
		11.1.3	Pursue Remedies	77
	11.2	Distribution of Liquidation Proceeds		77
	11.3	Power of Attorney		78
12.	SECURITY INTEREST AND SET-OFF.			78
	12.1	Security Interest		78
	12.2	Set-Off/Sharing of Payments		78
	12.3	Right to Freeze		79
	12.4	Additional Rights		79
13.	THE ADMINISTRATIVE AGENT AND THE LENDERS.			79
	13.1	Rights, Duties and Immunities of the Administrative Agent.		79
		13.1.1	Appointment of Administrative Agent	79
		13.1.2	No Other Duties, Etc.	79
		13.1.3	Delegation of Duties	79
		13.1.4	Exculpatory Provisions.	80
		13.1.5	Reliance by Administrative Agent	80
		13.1.6	Notice of Default	81
		13.1.7	Lenders’ Credit Decisions	81
		13.1.8	Administrative Agent’s Reimbursement and Indemnification	81
		13.1.9	Administrative Agent in its Individual Capacity	81
		13.1.10	Successor Administrative Agent	81
		13.1.11	Administrative Agent May File Proofs of Claim	82
		13.1.12	Guaranty Matters	83
	13.2	Respecting Loans and Payments.		83
		13.2.1	Adjustments	83
		13.2.2	Setoff	83
		13.2.3	Distribution by the Administrative Agent	83
		13.2.4	Removal or Replacement of a Lender	83
		13.2.5	Holders	84

	13.3	Assignments by Lenders.		84
		13.3.1	Successors and Assigns Generally	84
		13.3.2	Assignments by Lenders	84
		13.3.3	Register	86
		13.3.4	Participations	86
		13.3.5	Limitations upon Participant Rights	87
		13.3.6	Certain Pledges	87
		13.3.7	Resignation as L/C Issuer and Swing Line Lender after Assignment	87
	13.4	Administrative Matters.		87
		13.4.1	Amendment, Waiver, Consent, Etc.	87
		13.4.2	Deemed Consent or Approval	88
14.	RESERVED.			89
15.	GENERAL PROVISIONS.			89
	15.1	Notices.		89
	15.2	Interest Rate Limitation		91
	15.3	[Reserved].		91
	15.4	[Reserved].		91
	15.5	Parties Bound		91
	15.6	Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.		91
		15.6.1	GOVERNING LAW	91
		15.6.2	SUBMISSION TO JURISDICTION	91
		15.6.3	WAIVER OF VENUE	92
		15.6.4	SERVICE OF PROCESS	92
		15.6.5	WAIVER OF JURY TRIAL	92
	15.7	Survival		92
	15.8	Cumulative Rights		92
	15.9	Expenses; Indemnity; Damage Waiver.		92
		15.9.1	Costs and Expenses	92
		15.9.2	Indemnification by the Borrower	93
		15.9.3	Reimbursement by Lenders	93
		15.9.4	Waiver of Consequential Damages, Etc.	93
		15.9.5	Payments	94
		15.9.6	Survival	94
	15.10	Regarding Consents		94
	15.11	Obligations Absolute		94
	15.12	Table of Contents, Title and Headings		94
	15.13	Counterparts		94
	15.14	Satisfaction of Commitment Letter		94
	15.15	Time Of the Essence		94
	15.16	No Oral Change		94
	15.17	Monthly Statements		94
	15.18	No Advisory or Fiduciary Responsibility		95
	15.19	USA PATRIOT Act		95
	15.20	Treatment of Certain Information; Confidentiality		95
	15.21	Amendment and Restatement		96
	15.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions		96

SCHEDULES

Schedule 1.1(a)	Lenders’ Commitment
Schedule 1.1(b)	Existing Letters of Credit
Schedule 4	Authorized Officers
Schedule 6.4	Ownership Interests and Taxpayer Identification Numbers
Schedule 6.14.2	Borrowing Base Properties
Schedule 6.14.3	Environmental Reports
Schedule 6.14.5	Ground Leases
Schedule 6.23.1	Major Leases
Schedule 15.1	Notices

EXHIBITS

Exhibit A	—	Form of Loan Notice
Exhibit B	—	Form of Note
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Assignment and Assumption
Exhibit E	—	Form of Closing Compliance Certificate
Exhibit F-1	—	Form of CRT Guaranty Agreement
Exhibit F-2	—	Form of Subsidiary Guaranty Agreement
Exhibit G	—	Form of Swing Line Note
Exhibit H	—	Form of Cash Flow Projections

x

THIS FOURTH AMENDED AND RESTATED LOAN AGREEMENT AMENDS and RESTATES IN its ENTIRETY THAT CERTAIN THIRD AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF FEBRUARY 5, 2015  AMONGST CEDAR REALTY TRUST PARTNERSHIP, L.P., THE LENDERS PARTY THERETO, and KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT (the “EXISTING AGREEMENT”).

FOURTH amended AND restated LOAN AGREEMENT

This agreement (this “Loan Agreement” or “Agreement”) is made and entered into as of September 8, 2017, by and between CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and the several banks and other financial institutions as are, or may from time to time become parties to this Agreement (each a “Lender” and collectively, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”), Swing Line Lender (as hereinafter defined) and L/C Issuer (as hereinafter defined), KEYBANC CAPITAL MARKETS and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as Joint Lead Arrangers and Joint Bookrunners, BANK OF AMERICA, N.A., as Syndication Agent and MANUFACTURERS AND TRADERS TRUST COMPANY, CAPITAL ONE, NATIONAL ASSOCIATION and REGIONS BANK, as Co-Documentation Agents.

WITNESSETH:

WHEREAS, the Borrower has entered into the Existing Facility (as defined herein), and has requested that the Lenders amend and restate the Existing Facility;

WHEREAS, the Lenders have so agreed to amend and restate the Existing Facility as provided herein; and

WHEREAS, each and every lender party to the Existing Facility has become a Lender under this Agreement or has been paid in full all principal, interest, fees and other amounts owing to it under the Existing Facility.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

(a) Defined Terms.

As used in this Loan Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Act” shall have the meaning set forth in Section 15.19.

“Additional Borrowing Base Request” shall have the meaning set forth in Section 3.4.

“Adjusted Capitalized Value” shall mean with respect to any Borrowing Base Property, the most recent fiscal quarter Adjusted Net Operating Income for such Borrowing Base Property, annualized, capitalized at the Capitalization Rate.

“Adjusted FFO” shall mean, for CRT and its Consolidated Subsidiaries, net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from (i) debt restructurings, (ii) sales of real property, and (iii) extraordinary and/or nonrecurring items, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, as set forth in more detail under the definitions and interpretations thereof relative to funds from operations promulgated by the National Association of Real Estate Investment Trusts or its successor.

“Adjusted Net Operating Income” shall mean, for any period of determination, for any Individual Property, the Pro Rata Share of (i) Net Operating Income, less (ii) management fees (calculated as the greater of either three percent (3%) of total revenue or actual management expenses incurred), to the extent not already deducted from Net Operating Income, less (iii) allowances for capital expenditures in the amount of $0.20 per annum per rentable square foot of completed improvements.

“Administrative Agent” shall mean, KEYBANK NATIONAL ASSOCIATION, acting as agent for the Lenders, together with its successors and assigns.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth in Section 15.1, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” shall have the meaning set forth in Section 15.1(c).

“Agreement” shall have the meaning set forth in the Preamble.

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act 2010 and similar, applicable legislation in other jurisdictions.

“Applicable Margin” shall mean, for any day, with respect to any LIBO Rate Advances or Base Rate Advances as applicable for each Loan under the Revolving Facility or the Term Facility, as the case may be, the applicable rate per annum set forth below under the caption “LIBO Rate Advances” or “Base Rate Advances”:

Revolving Facility

Level	Leverage Ratio	LIBO Rate Advances Applicable Margin	Base Rate Advances Applicable Margin
1	≥ 55.0% but < 60.0%	1.95%	0.95%
2	≥ 50.0% but < 55.0%	1.65%	0.65%
3	≥ 45.0% but < 50.0%	1.50%	0.50%
4	< 45.0%	1.35%	0.35%

Term Facility

Level	Leverage Ratio	LIBO Rate Advances Applicable Margin	Base Rate Advances Applicable Margin
1	≥ 55.0% but < 60.0%	1.90%	0.90%
2	≥ 50.0% but < 55.0%	1.60%	0.60%
3	≥ 45.0% but < 50.0%	1.45%	0.45%
4	< 45.0%	1.30%	0.30%

Each change in the applicable LIBO Rate Advances Applicable Margin or the Base Rate Advances Applicable Margin, as the case may be, shall apply during the period commencing on the date of the most recent Compliance Certificate delivered to Administrative Agent and ending on the date of receipt of the next Compliance Certificate.  If a Compliance Certificate is not delivered to Administrative Agent in accordance with the terms hereof, the Applicable Margin shall be deemed to be based on Level 1 until the required Compliance Certificate is delivered to Administrative Agent.  The provisions of this definition shall be subject to Section 2.3.16.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean, collectively, KeyBanc Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement).

“Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.3, and accepted by the Administrative Agent), in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Officer” shall mean, with respect to any Loan Party, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Vice President of Operations and their respective successors, it being understood that one individual may hold the office of Chief Operating Officer and Vice President of Operations.

“Auto-Extension Letter of Credit” shall have the meaning set forth in Section 2.7.2(c).

“Auto-Reinstatement Letter of Credit” shall have the meaning set forth in Section 2.7.2(d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one half of 1% (0.50%), or (b) the Prime Rate in effect for such day.  “Prime Rate” shall mean the rate of interest in effect for such day as publicly announced from time to time by KeyBank as its “prime rate.”  The “prime rate” is a rate set by KeyBank based upon various factors including KeyBank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” shall mean any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Base Rate Accrual Rate.

“Base Rate Accrual Rate” shall mean the greater of (a) the Base Rate plus the Applicable Margin or (b) the LIBO Rate (as specified in clause (b) of the definition thereof) plus the Applicable Margin for the corresponding LIBO Rate Advance had such advance been a LIBO Rate Advance.

“Book Value” shall mean the value of such property or asset, as determined in accordance with GAAP.

“Borrower” shall have the meaning set forth in the Preamble.

“Borrower Materials” shall have the meaning set forth in Section 7.2.13.

“Borrower Reduction Date” shall have the meaning set forth in Section 2.2.3(b).

“Borrower Subsidiaries” shall mean, individually and collectively, all of the Subsidiaries of the Borrower and/or CRT.

“Borrower Termination Date” shall have the meaning set forth in Section 2.2.3(a).

“Borrowing Base Property” and “Borrowing Base Properties” shall mean, the Individual Properties initially listed in Schedule 6.14.2(i) hereto, plus any Individual Property which subsequently becomes a Borrowing Base Property in accordance with Section 3.4 hereof, but excluding (i) any Borrowing Base Property which is determined by the Administrative Agent to no longer be a Borrowing Base Property in accordance with Section 3.3, hereof, or (ii) any Borrowing Base Property which is released in accordance with Section 3.2 hereof.

“Borrowing Base Property Owner” and “Borrowing Base Property Owners” shall mean, from time to time, the Wholly-Owned Subsidiary or Subsidiaries of the Borrower or CRT (or an Unconsolidated CRT Entity to the extent approved by the Administrative Agent) which is or are the owner or owners of the fee simple interest in, or the approved ground lessee of, a Borrowing Base Property or the Borrowing Base Properties.

“Borrowing Base Property Requirements” shall mean the requirements, with respect to any Individual Property, set forth below:

(a) The Individual Property satisfies all Eligibility Criteria or is otherwise approved by the Required Lenders.

(b) Each applicable Loan Party has executed and delivered to the Administrative Agent a Guaranty.

(c) The Individual Property is owned in fee simple or ground leased pursuant to a Ground Lease by a Wholly-Owned Subsidiary of the Borrower, except as otherwise approved by the Administrative Agent.

(d) The Administrative Agent shall have received and completed a satisfactory review of such due diligence as the Administrative Agent may reasonably require (with the Borrower delivering such diligence to the Administrative Agent for delivery to the Lenders) with respect to any Individual Property (with the Administrative Agent agreeing to use reasonable efforts to utilize any due diligence previously submitted by the Borrower and received by the Administrative Agent pursuant to the Existing Facility), including, without limitation:

(i) To the extent in Borrower’s files, a copy of the owner’s title insurance policy or other evidence of the status of title to the Individual Property reasonably satisfactory to the Administrative Agent and the Administrative Agent’s counsel; and

(ii) To the extent requested by the Administrative Agent, copies of all Major Leases; and

(iii) To the extent in the Borrower’s files, a current environmental Phase I Site Assessment performed by a firm reasonably acceptable to the Administrative Agent within six (6) months of submission to the Administrative Agent, which indicates the property is free from recognized hazardous materials or substances apparent from the inspection, or affected by such environmental matters as may be reasonably acceptable to the Administrative Agent.

“Borrowing Base Value” shall mean, as of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent, the sum of for all Borrowing Base Properties, (a) the lesser of (i) sixty percent (60%) of the Adjusted Capitalized Value of all such Borrowing Base Properties, or (ii) the Implied Loan Amount for all such Borrowing Base Properties, less (b) all Unsecured Debt of CRT and its Subsidiaries (excluding the Total Outstandings); provided, however, for purposes of calculating Borrowing Base Value, (x) the Borrowing Base Value from any single Borrowing Base Property shall not exceed fifteen percent (15%) of the total Borrowing Base Value and any Borrowing Base Value from such Borrowing Base Asset in excess of fifteen percent (15%) shall be excluded from the calculation of total Borrowing Base Value, and (y) aggregate rents from any single tenant or affiliate group of tenants may not exceed twenty five percent (25%) of the total rents of CRT and its Subsidiaries, and any rents from such tenants or affiliated group in excess of twenty five percent (25%) shall be excluded from the calculation of total Borrowing Base Value.

“Breakage Fee” shall have the meaning set forth in Section 2.3.15.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Advance, shall mean any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.  Further, payments shall be due on the first Business Day of each calendar month

“Calculation Date” shall mean the last day of each calendar quarter commencing with September 30, 2017.

“Calculation Period” shall mean for each Calculation Date, the just completed calendar quarter (inclusive of the applicable Calculation Date).

“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including without limitation, each class or series of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other equity interests of such Person.

“Capitalization Rate” shall be equal to seven percent (7.00%).

“Cash Collateral” shall have the meaning set forth in in the definition of Cash Collateralize.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Swing Line Lender, or the L/C Issuer, as applicable, and the Lenders, as collateral for L/C Obligations or Swing Line Loans or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances (the “Cash Collateral”) pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Swing Line Lender or the L/C Issuer, as applicable (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.

“Cash Flow Projections” shall mean a detailed schedule of all cash Distributions projected to be made to the Borrower from the Borrower Subsidiaries, as detailed on the model delivered to the Administrative Agent prior to the Closing Date (attached hereto as Exhibit H), and subject to change as shall be detailed in the respective Officer’s Certificate to be provided to the Administrative Agent as set forth herein, as may be requested by Administrative Agent from time to time.

“CFTC” means the Commodity and Futures Trading Commission, and any successor thereto.

“CFTC Regulations” means any and all regulations, rules, directives, or orders now or hereafter promulgated or issued by CFTC relating to Swap Contracts.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.  Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following:

(a) The acquisition by any Person, or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the outstanding shares of voting stock of CRT, other than short term acquisitions necessary in connection with the ultimate sale or other offerings of equity interests otherwise permitted hereunder;

(b) During any period of twelve (12) consecutive calendar months, individuals:

(1) Who were directors of CRT on the first day of such period; or

(2) Whose election or nomination for election to the board of directors of CRT was recommended or approved by at least a majority of the directors then still in office who were directors of CRT on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of CRT; or

(c) CRT shall cease to be the sole general partner of Borrower; or

(d) CRT shall cease to own a minimum of 50% of the beneficial ownership interest in the Borrower, or

(e) With respect to any Borrowing Base Property Owner, the transfer of any ownership interest therein such that such Borrowing Base Property Owner is not a Wholly-Owned Subsidiary of the Borrower or CRT.

“Closing Compliance Certificate” shall have the meaning set forth in Section 5.1.2(b).

“Closing Date” shall have the meaning set forth in Section 5.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Combined EBITDA” shall mean the sum of the Pro Rata Share of EBITDA for each Consolidated CRT Entity and each Unconsolidated CRT Entity.

“Commitment” shall mean, with respect to each Lender, the aggregate amount of such Lender’s Revolving Commitment and Term Commitment.

“Commitment Letter” shall mean that certain Confidential Summary of Terms and Conditions, dated as of July, 2017, by and among the Borrower and KeyBank.

“Commitment Percentage” shall mean with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loan Advances, the commitment of the Swing Line Lender to make Swing Line Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 11.2 or if the Total Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a compliance certificate in the form of Exhibit C.

“Consolidated” or “Consolidating” shall mean consolidated or consolidating as defined in accordance with GAAP.

“Consolidated CRT Entity” or “Consolidated CRT Entities” shall mean, singly and collectively, the Borrower, CRT, and any Subsidiary of the Borrower or CRT that is Consolidated.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” shall mean each of the following: (a) a Loan Advance and (b) an L/C Credit Extension.

“CRT” shall mean Cedar Realty Trust, Inc., a Maryland corporation.

“Debt” shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with generally accepted accounting principles, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers’ compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) any Guarantee of any indebtedness or other obligation of any Person, either directly or indirectly, of indebtedness described in clauses (i) through (vi), and (viii) all Debt referred to in clauses (i) through (vii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.  For the purposes of the calculation of the Financial Covenants, Debt of any entity in which a Person owns an ownership interest shall be calculated on its Pro Rata Share of such Debt, unless such Person has delivered a guaranty or other indemnity in connection with such Debt creating a greater proportionate liability, in which event, such greater liability shall apply.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall have the meaning set forth in Section 10.1.

“Default Rate” shall mean (a) when used with respect to Borrower Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Advances plus (iii) four percent (4.0%) per annum; provided, however, that with respect to a LIBO Rate Advance, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus four percent (4.0%) per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus four percent (4.0%) per annum.

“Defaulting Lender” shall mean Lender that (a) has failed to (i) fund all or any portion of its Loans or participation in L/C Obligations or Swing Line Loans within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in L/C Obligations or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction (including, as of the date of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Development Assets” shall mean Individual Properties as to which construction of the associated or contemplated improvements has commenced (either new construction or substantial renovation) but has not yet been completed such that a certificate of occupancy (or the local equivalent) for a substantial portion of the intended improvements has not yet been issued or, for any completed project, until one hundred eighty (180) days after completion.

“Distribution” shall mean, with respect to any Person, that such Person has paid a dividend or returned any equity capital to its stockholders, members or partners or made any other distribution, payment or delivery of property (other than common stock or partnership or membership interests of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any membership or partnership interests (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests), or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any membership or partnership interests of such Person (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests).  Without limiting the foregoing, “Distributions” with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans.

“Dollars” shall mean lawful money of the United States.

“Drawdown Date” shall have the meaning set forth in Section 2.1.2(a).

“EBITDA” shall mean for any Person the sum of (i) net income (or loss), plus (ii) actual interest paid or payable respecting all Debt to the extent included as an expense in the calculation of net income (or loss), plus (iii) total Tax Expenses to the extent included as an expense in the calculation of net income (or loss), plus (iv) total depreciation and amortization expense, to the extent included as an expense in the calculation of net income (or loss), plus (v) losses from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as an expense in the calculation of net income, minus (vi) gains from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as income in the calculation of net income, minus (vii) allowances for capital expenditures in the amount of $0.20 per annum per rentable square foot of improvements, adjusted (viii) for the elimination of straight line rents, all of the foregoing as determined in accordance with GAAP, as appropriate, minus (ix) to the extent not deducted in calculating net income (or loss), Ground Lease Payments (except to the extent of any portion of such payment which is treated as a payment under a capital lease in accordance with GAAP).  Without limiting the generality of the foregoing, in determining EBITDA, net income shall include as income, Rent Loss Proceeds.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” shall mean the following criteria which must be satisfied in a manner acceptable to the Administrative Agent for each Borrowing Base Property:

(a) The Borrowing Base Property is a completed retail center located within the contiguous United States within one of CRT’s then current core markets, and being owned by a Borrowing Base Property Owner and managed by the Borrower;

(b) The Borrowing Base Property is of a scope and of an asset quality consistent with CRT’s other grocery-anchored properties or such other retail center-related assets as is approved by the Administrative Agent;

(c) The Borrower provides reasonably acceptable historical operating and leasing information;

(d) The Borrower provides a certification as to the absence of any material environmental issues;

(e) The Borrower provides certification as to the absence of any material structural issues; and

(f) No security interests, liens or other encumbrances shall exist on the Borrowing Base Property upon its inclusion as a Borrowing Base Property, other than Permitted Liens.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 13.3.2 (including the requirements or limitations set forth in Sections 13.3.2(c), (e) and (f)), subject to such consents, if any, as may be required under Section 13.3.2(c).

“Environmental Report” shall mean, each of the environmental reports listed on Schedule 6.14.3 hereto, plus any environmental report delivered to Administrative Agent in connection with the addition of a Borrowing Base Property in accordance with Section 3.4 hereof.

“Environmental Legal Requirements” shall mean any and all applicable Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems, as the same now exists or may be changed or amended or come into effect in the future, which pertains to any Hazardous Material or the environment including ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with either Borrower or a Loan Party would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of either Borrower or a Loan Party being or having been a general partner of such Person.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Event of Loss” shall mean, with respect to any Borrowing Base Property, any of the following: (a) any loss or destruction of, or damage to, such Borrowing Base Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Borrowing Base Property, or confiscation of such Borrowing Base Property or the requisition of such Borrowing Base Property by a Governmental Agency or any Person having the power of eminent domain, or any voluntary transfer of such Borrowing Base Property or any portion thereof in lieu of any such condemnation, seizure or taking.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall gross or net income (however denominated), and franchise taxes or similar taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or with which it has a present of former connection (other than any such connection resulting from its having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Sections 2.8.5(b)(i), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 13.2.4), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (ii) of Section 2.8.5(b), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Sections 2.8.5(b) or (c), (e) any tax attributable to a failure or inability to comply with Section 2.8.5(c), and (f) any U.S. federal withholding taxes imposed under FATCA.

“Existing 2016 Term Loan Facility” shall mean the term loan facility provided to Borrower by various lenders and KeyBank National Association, as administrative agent, pursuant to that certain Loan Agreement dated as of April 26, 2016, as amended by that certain First Amendment to Loan Agreement dated July 15, 2016, and various documents and instruments executed in connection therewith, as all of the foregoing have been and may hereafter be amended.

“Existing Agreement” shall have the meaning set forth in the introduction to this Agreement.

“Existing Borrowing Base Properties” shall mean the Individual Properties that are qualified as Borrowing Base Properties under the Existing Facility as of the Closing Date.

“Existing Facility” shall mean the term and revolving credit facility provided to the Borrower by various lenders and KeyBank National Association, as administrative agent, pursuant to the Existing Agreement.

“Existing Letter of Credit” shall mean those certain letters of credit listed on Schedule 1.1(b) issued by KeyBank under the Existing Facility, each of which shall be deemed to have been issued under the terms of this Agreement.

“Existing Multi-Tranche Term Loan Facility” shall mean the multi-tranche term loan facility provided to Borrower by various lenders and KeyBank National Association, as administrative agent, pursuant to that certain Second Amended and Restated Loan Agreement dated as of the date hereof, and various documents and instruments executed in connection therewith, as all of the foregoing have been and may hereafter be amended.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions in effect on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to KeyBank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean that certain fee letter, dated as of even date herewith by and among the Borrower and KeyBank.

“Financial Covenants” shall mean those covenants of the Borrower set forth in Sections 7.17, 7.18, 7.19, 7.20 and 7.22.

“Fiscal Year” shall mean each twelve month period commencing on January 1 and ending on December 31.

“Fixed Charges” shall mean, without duplication, the aggregate of the Pro Rata Share of all (a) Interest Expenses (excluding any interest expenses required to be capitalized under GAAP), (b) regularly scheduled principal amortization payments (other than any final “balloon” payments due at maturity) on all Debt of the Consolidated CRT Entities and the Unconsolidated CRT Entities, (c) preferred dividend payments or required Distributions (other than Distributions by the Borrower to holders of operating partnership units and Distributions by CRT to common equity holders) paid or payable by the Consolidated CRT Entities and the Unconsolidated CRT Entities, (d) any portion of a payment under a lease which is treated as a payment under a capital lease in accordance with GAAP), and (e) Tax Expenses for the Consolidated CRT Entities and the Unconsolidated CRT Entities, all of the foregoing as determined in accordance with GAAP.

“Fixed Charge Ratio” shall mean, for each Calculation Period, the ratio of (a) Combined EBITDA to (b) Fixed Charges.

“Foreign Lender” shall mean any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Formation Documents” shall mean, singly and collectively, the partnership agreements, joint venture agreements, limited partnership agreements, limited liability company or operating agreements and certificates of limited partnership and certificates of formation, articles (or certificate) of incorporation and by-laws and any similar agreement, document or instrument of any Person, as amended subject to the terms and provisions hereof.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to L/C Issuer, such Defaulting Lender’s Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, Cash Collateralized in accordance with the terms hereof, or cancelled in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Evidence” shall mean, in connection with the Borrower raising the funds necessary to make any Mandatory Principal Payment to be made pursuant to Section 2.3.8, evidence in connection with (i) the sale of any asset, that the Borrower has entered into a sales agreement, letter of intent, or listed the asset for sale with a recognized broker or (ii) the financing or refinancing of an asset, that the Borrower has obtained a commitment for such financing or submitted a loan application to a recognized financial institution, the proceeds of which together with such other funds as are available to the Borrower will be sufficient to make the required payment.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Ground Leases” shall mean, from time to time, any ground lease relative to an Individual Property and with respect to “Ground Leases” covering Borrowing Base Properties, for which the Administrative Agent has given its prior written approval.

“Ground Lease Payments” shall mean the sum of the Pro Rata Share of (i) payments made by the Consolidated CRT Entities under Ground Leases and (ii) payments made under Ground Leases by Unconsolidated CRT Entities.  Ground Lease Payments shall not include the payments made by Cedar-South Philadelphia I, LLC under that certain ground lease dated as of October 31, 2003 by and between SPSP Corporation, Passyunk Supermarket, Inc., and Twenty Fourth Street Passyunk Partners, L.P., as landlord, and Cedar-South Philadelphia I, LLC, as tenant.

“Guarantee” shall mean, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty” shall have the meaning set forth in Section 3.1, as such agreements may be amended, restated, supplemented or otherwise updated or modified from time to time.

“Guarantor” or “Guarantors” shall mean CRT and those certain single-purpose Subsidiaries of the Borrower that have entered into a Guaranty, including without limitation, each Borrowing Base Property Owner and each Wholly-Owned Subsidiary of the Borrower or CRT which owns a direct or indirect ownership interest in a Borrowing Base Property Owner.

“Hazardous Materials” shall mean and include asbestos, mold, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

“Honor Date” shall have the meaning set forth in Section 2.7.3(a).

“Implied Debt Service” shall mean the greater of (a) the annual amount of principal and interest payable on a hypothetical loan in an amount equal to the Implied Loan Amount, based upon a thirty (30) year direct reduction monthly amortization schedule and a per annum interest rate equal to the actual blended interest rate for the Loan, or (b) an annual debt service constant of seven and nineteen one- hundredths percent (7.19%) on such hypothetical loan amount.

“Implied Debt Service Coverage Ratio” shall mean as of each Calculation Date, the ratio of (i) the aggregate of (a) Adjusted Net Operating Income for all Borrowing Base Properties for the most recent fiscal quarter, annualized, to (ii) Implied Debt Service; such calculation and results to be as verified by the Administrative Agent.

“Implied Loan Amount” shall mean a principal amount which would generate as of any Calculation Date an Implied Debt Service Coverage Ratio of 1.70 to 1.00, which Implied Loan Amount may be revised by the Administrative Agent after the Closing Date or as of the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent, to reflect additions, removals and other adjustments to the Borrowing Base Properties since the Closing Date or the most recent Compliance Certificate or Borrowing Base Property report, as applicable, delivered to the Administrative Agent.

“Increase Effective Date” shall have the meaning set forth in Section 2.1.1(c).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning set forth in Section 15.9.2.

“Individual Property” and “Individual Properties” shall mean, from time to time, all real estate property owned or ground leased by any Consolidated CRT Entity or any Unconsolidated CRT Entity, together with all improvements, fixtures, equipment, and personalty relating to such property.

“Information” shall have the meaning set forth in Section 15.20.

“Interest Expense” shall mean the sum of the Pro Rata Share of the aggregate actual interest expense (whether expensed or capitalized) paid or payable respecting all Debt by the Consolidated CRT Entities and the Unconsolidated CRT Entities.

“Interest Period” shall mean, as to each LIBO Rate Advance, the period commencing on the date such LIBO Rate Advance is disbursed or converted to or continued as a LIBO Rate Advance and ending either one week or on the numerically corresponding day in the first, second, third or sixth month thereafter, as selected by the Borrower in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” shall mean the acquisition of any real property or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Borrower Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” shall have the meaning set forth in Section 2.1.1(d).

“KeyBank” shall mean KEYBANK NATIONAL ASSOCIATION and its successors and assigns.

“Knowledge” or “knowledge” shall mean, with respect to any Loan Party, the actual knowledge of any Authorized Officer of such Loan Party. Notwithstanding the foregoing, such named parties and their successors are not parties to this Agreement and shall have no liability for a breach of any representation, warranty, covenant or agreement deemed to be made to their actual knowledge.

“Land Assets” shall mean Individual Properties constituting raw or undeveloped land as to which construction of contemplated improvements has not commenced or which does not generate rental revenues under a Ground Lease.

“Late Charge” shall have the meaning set forth in Section 2.3.14.

“Laws” shall mean, collectively, all Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“L/C Advance” shall mean, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Loan Advance.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Draw” shall mean a payment made by the Administrative Agent pursuant to a Letter of Credit which was presented to the Administrative Agent for a draw of proceeds thereunder.

“L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all L/C Draws that have not yet been reimbursed by or on behalf of the Borrower, or repaid through a Loan Advance, at such time.

“L/C Issuer” shall mean KeyBank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, with KeyBank having the same rights and privileges as the L/C Issuer with respect to the respective Existing Letters of Credit.

“L/C Obligations” shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.7.13.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” shall mean any lease relative to all or any portion of a Borrowing Base Property.

“Lenders” shall have the meaning set forth in the Preamble and, as the context requires, the Swing Line Lender.

“Lenders’ Consultant” shall have the meaning set forth in Section 7.25.1.

“Lending Office” shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” shall mean any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is seven days prior to the Revolving Facility Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” shall have the meaning set forth in Section 2.7.9.

“Letter of Credit Sublimit” shall mean an amount equal to $25,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Commitments.

“Leverage Ratio” shall mean the quotient (expressed as a percentage) resulting from dividing (i) the aggregate of all Debt of the Consolidated CRT Entities and the Unconsolidated CRT Entities by (ii) the Total Asset Value.

“LIBO Rate” shall mean:

(a) For any Interest Period with respect to a LIBO Rate Advance, the rate per annum equal to (A) the LIBOR Rate as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) (“LIBOR”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Advance being made, continued or converted by KeyBank and with a term equivalent to such Interest Period would be offered to major banks, including KeyBank, in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided however, if the LIBOR Rate for any Interest Period shall be less than zero (0), such rate shall be deemed to be zero (0) for such Interest Period for all purposes of this Agreement.

(b) For any interest rate calculation with respect to a Base Rate Advance, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time on the date of determination (provided that if such day is not a London Business Day, the next preceding London Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the subject Base Rate Advance being made, continued or converted by KeyBank and with a term equal to one month would be offered to major banks, including KeyBank, in the London interbank Eurodollar market at their request at the date and time of determination; provided however, if the LIBOR Rate as determined under this clause (b) shall be less than zero (0), such rate shall be deemed to be zero (0) for all purposes of this Agreement.

“LIBO Rate Advance” shall mean any principal outstanding under this Agreement which pursuant to this Agreement bears interest at the LIBO Rate plus the Applicable Margin.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Licenses and Permits” shall mean all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority or by a private party, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Laws which may be applicable to any Borrowing Base Property.

“Line Fee” shall have the meaning set forth in Section 2.4.2.

“Line Percentage” shall mean (i) 0.15% per annum, to the extent the Total Revolving Outstandings are greater than or equal to fifty percent (50%) of the Total Revolving Commitments and (ii) 0.25% per annum, to the extent the Total Revolving Outstandings are less than fifty percent (50%) of the Total Revolving Commitments.

“Liquidation Proceeds” shall mean amounts received by the Administrative Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents.

“Loan” shall mean, individually or collectively, as the context so requires, for either the Revolving Facility or the Term Facility, any extension of credit by a Lender to the Borrower under Article 2 in the form of a Base Rate Advance or a LIBO Rate Advance as well as any Swing Line Loan.

“Loan Advance” or “Loan Advances” shall mean any advance of any proceeds of the Revolving Facility or the Term Facility, including any Swing Line Borrowings, as the case may be.

“Loan Agreement” shall have the meaning set forth in the Preamble.

“Loan Documents” shall have the meaning set forth in Section 3.1.

“Loan Notice” shall have the meaning set forth in Section 2.1.2(b).

“Loan Party” and “Loan Parties” shall mean, singly and collectively, the Borrower, the Guarantors and each Borrowing Base Property Owner.

“Major Event of Loss” shall mean, with respect to any Borrowing Base Property, any of the following: (a) any loss or destruction of, or damage to, such Borrowing Base Property such that either (x) the repairs and restoration thereof cannot be completed, in the judgment of the Lenders’ Consultant and if there is no Lenders’ Consultant, an independent architect or engineer retained by the Borrower, within six (6) months after the occurrence of such loss, damage or destruction or (y) rendering more than fifty percent (50%) of the Borrowing Base Property unusable for the purposes conducted thereon immediately prior to such loss, destruction or damage, as determined by the applicable Lenders’ Consultant and if there is no Lenders’ Consultant, an independent architect or engineer retained by the Borrower; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Borrowing Base Property, or confiscation of such Borrowing Base Property or the requisition of such Borrowing Base Property by a Governmental Agency or any Person having the power of eminent domain, or any voluntary transfer of such Borrowing Base Property or any portion thereof in lieu of any such condemnation, seizure or taking, rendering more than fifty percent (50%) of the leaseable area of such Borrowing Base Property unusable for the purposes conducted thereon immediately prior to action, as determined by the Lenders’ Consultant and if there is no Lenders’ Consultant, an independent architect or engineer retained by the Borrower.

“Major Lease” shall mean (i) any Lease for space in any Borrowing Base Property (x) in excess of 25,000 rentable square feet, or (y) in excess of 15,000 rentable square feet and in excess of ten percent (10%) of the rentable square footage of such Borrowing Base Property, or (ii) any Lease with a tenant who is a tenant in more than one Borrowing Base Property and who leases 25,000 or more rentable square feet, in the aggregate, in all Borrowing Base Properties.

“Mandatory Principal Payment” shall have the meaning set forth in Section 2.3.8.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations or financial or other condition of any of the Borrower, CRT, or, taken as a whole, the Loan Parties, (ii) the ability of any of the Borrower, CRT, or, taken as a whole, the Loan Parties to perform any material Obligations or to pay any Obligations which it is or they are obligated to pay in accordance with the terms hereof or of any other Loan Document, or (iii) the rights of, or benefits available to, the Administrative Agent and/or any of the Lenders under any Loan Document.

“Maturity Date” shall be either of the Revolving Facility Maturity Date or the Term Facility Maturity Date, as the context of this Agreement requires.

“Maximum Loan Amount” shall have the meaning set forth in Section 2.1.1(a).

“Maximum Rate” shall have the meaning set forth in Section 15.2.

“Net Operating Income” shall mean, for any period of determination, (i) net operating income generated by an Individual Property for such period (i.e., gross operating income, inclusive of any rent loss insurance, less expenses (including Ground Lease Payments (except to the extent of any portion of such payment which is treated as a payment under a capital lease in accordance with GAAP) and exclusive of debt service, capital expenditures and vacancy allowances and before depreciation and amortization), determined in accordance with GAAP, as generated by, through or under Leases, and (ii) all other income arising from direct operations of or licenses or operating agreements for any part of the Individual Property determined on a GAAP basis. For purposes hereof, all rental income shall be adjusted for straight line rents.  Borrower shall provide the Administrative Agent with all information and materials required by the Administrative Agent necessary for the determination of Net Operating Income.  If any Leases are scheduled to expire during such period of determination, no rents or other amounts payable under such Leases with respect to any portion of such period occurring after such scheduled expiration date shall be included in the determination of Net Operating Income for such period.  If any Leases are scheduled to commence (and rent and occupancy pursuant thereto are also scheduled to commence) during such period of determination, the rents and other amounts payable under such Leases with respect to any period occurring after the scheduled commencement date shall be included in the determination of Net Operating Income for such period.

“Net Worth” shall mean (a) the sum of (i) total CRT shareholders’ equity in the Borrower and (ii) the limited partners’ interest in the Borrower (both controlling and non-controlling interests) as of the Calculation Date appearing on the consolidated financial statements of CRT as determined in accordance with GAAP, plus (b) depreciation and amortization provided after June 30, 2017 through the Calculation Date on a cumulative basis.

“Non-Extension Notice Date” shall have the meaning set forth in Section 2.7.2(c).

“Non-Reinstatement Deadline” shall have the meaning set forth in Section 2.7.2(d).

“Non-Retail Assets” shall mean Individual Properties that generate more than fifteen percent (15%) of base rental revenues from non-retail tenants.

“Note” shall mean, collectively, the various promissory notes payable to each Lender (if requested by such Lender) in the form of Exhibit B.

“Obligations” shall mean without limitation, all and each of the following, whether now existing or hereafter arising:

(a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower or any Loan Party to the Administrative Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.

(b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower or any Loan Party to the Administrative Agent or any Lender (including all future advances whether or not made pursuant to a commitment by the Administrative Agent or any Lender) under or arising out of the Loan Documents, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Administrative Agent or any Lender may hold against the Borrower or any Loan Party including, without limitation, any obligation arising under any Swap Contract with the Administrative Agent or any Lender or any Affiliate of a Lender.

(c) All notes and other obligations of the Borrower or any Loan Party now or hereafter assigned to or held by the Administrative Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.

(d) All interest, fees, and charges and other amounts which may be charged by the Administrative Agent or any Lender to the Borrower or any Loan Party and/or which may be due from the Borrower or any Loan Party to the Administrative Agent or any Lender from time to time under or arising out of the Loan Documents.

(e) All costs and expenses incurred or paid by the Administrative Agent or any Lender in respect of any agreement between the Borrower or any Loan Party and the Administrative Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Administrative Agent or any Lender (including, without limitation, costs of collection, attorneys’ reasonable fees, and all court and litigation costs and expenses) in connection with the Loan.

(f) Any and all covenants of the Borrower or any Loan Party to or with the Administrative Agent or any Lender and any and all obligations of the Borrower or any Loan Party to act or to refrain from acting in accordance with any agreement between the Borrower or any Loan Party and the Administrative Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Administrative Agent or any Lender in connection with the Loan.

“Occupancy Ratio” shall mean with respect to any Borrowing Base Property, the ratio as determined by the Administrative Agent of the rentable square footage thereof as to which tenants are paying rent, to the total rentable square footage thereof.  Notwithstanding the foregoing, for purposes of determining compliance with Section 7.21.1 of this Agreement, the Occupancy Ratio for any Borrowing Base Property as to which an Event of Loss has occurred shall be equal to the greater of (i) the actual Occupancy Ratio with respect thereto or (ii) the Occupancy Ratio immediately prior to the said Event of Loss for a period equal to the lesser of (x) six (6) months from the occurrence of the Event of Loss or (y) the determination that the subject Borrowing Base Property is not, or ceases to be, a Restoration Property.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” shall mean a certificate delivered to the Administrative Agent by the Borrower, a Borrower Subsidiary, or a Guarantor, as the case may be respectively, which is signed by an Authorized Officer.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” shall mean (i) with respect to the Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loan occurring on such date, including, without limitation with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Swing Line Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” shall have the meaning set forth in Section 13.3.4.

“Participant Register” shall have the meaning set forth in Section 13.3.4.

“Payment Period” shall mean each period commencing on the first Business Day of each calendar month, and ending on and including the calendar day immediately preceding the first Business Day of the next calendar month.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Debt” shall have the meaning set forth in Section 8.4.

“Permitted Distributions” shall mean (a) so long as no Event of Default exists and is continuing, or would be created thereby, any Distributions (including the repurchase or redemption of stock of CRT or partnership interests in the Borrower) by the Borrower and CRT, (i) in any amount, provided that such Distributions, when added to Distributions for each of the last three calendar quarters, to the extent not included in the determination of Adjusted FFO, shall not exceed ninety-five (95%) percent of Adjusted FFO for the just completed four calendar quarters (with the initial test to be for the quarter ending September 30, 2017); provided that any Distributions by the Borrower or CRT shall be permitted as are necessary for CRT to maintain REIT status including any Distributions that are greater than the amounts set forth in this subclause (a)(i), (ii) concerning the issuance of operating partnership units or stock in return for equity interests in connection with any Permitted Investment, or (iii) in connection with the repurchase or redemption of preferred stock of CRT utilizing the proceeds of new issued preferred or common equity on equal or more favorable terms, or (b) at any time after and during the continuance of any Event of Default, such Distributions as are necessary for CRT to maintain REIT status (measured on a quarterly basis), all of the foregoing tested by the Borrower on each Calculation Date, such calculation and results to be as verified by the Administrative Agent.

“Permitted Liens” shall have the meaning set forth in Section 8.2.

“Permitted Investments” shall mean the following:

(a) The Pro Rata Share of Investments in Development Assets (valued at undepreciated Book Value) which, in the aggregate, do not exceed twenty percent (20%) of Total Asset Value;

(b) The Pro Rata Share of Investments in Land Assets which, in the aggregate, valued at undepreciated Book Value do not exceed seven and one-half percent (7.5%) of Total Asset Value;

(c) Investments in Unconsolidated CRT Entities including, without limitation, the purchase of all or any portion of any interests held by persons that are not Wholly-Owned Subsidiaries of the Borrower;

(d) The Pro Rata Share of Investments in Non-Retail Assets which, in the aggregate, do not exceed five percent (5%) of Total Asset Value; and

(e) Investments in Permitted Swap Contracts.

Notwithstanding anything in this Agreement to the contrary, the total Permitted Investments described in Sections (a), (b), and (d) above shall not, in the aggregate, exceed twenty-five percent (25%) of the Total Asset Value.

“Permitted Swap Contract” shall mean any Swap Contract entered into in accordance with the terms and provisions of Section 8.17.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any Loan Party or any ERISA Affiliate, including each such Plan for the five year period immediately following the latest date on which such Loan Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such Plan.

“Platform” shall have the meaning set forth in Section 7.2.13.

“Preliminary Approval” shall mean the following:

(a) Delivery by the Borrower to the Administrative Agent and the Lenders of the following with respect to any Individual Property proposed to be a Borrowing Base Property, each such item to the reasonable satisfaction of the Administrative Agent and the Lenders:

(i) A physical description;

(ii) A current rent roll, ARGUS runs and a leasing status report for the Individual Property, along with operating statements;

(iii) To the extent then available in Borrower’s files, the following: a survey, environmental reports, copies of existing title insurance policies or a title commitment, engineering reports and similar information; and

(iv) The Borrower’s certification that to its knowledge the proposed Borrowing Base Property presently satisfies (or is anticipated to satisfy upon the approval of such Borrowing Base Property) the Eligibility Criteria set forth in subsections (a), (d), (e) and (f), of the definition of Eligibility Criteria.

(b) Administrative Agent shall, within ten (10) Business Days after delivery of all items described in subsection (a), above, grant or deny the preliminary approval for the proposed Borrowing Base Property.

“Pro Rata Share” shall mean a calculation based on the percentage of the Capital Stock of or other equity interest in any Person owned, directly or indirectly, by the Borrower and/or CRT.

“Public Lender” shall have the meaning set forth in Section 7.2.13.

“Register” shall have the meaning set forth in Section 13.3.3.

“REIT” shall mean a “real estate investment trust” as such term is defined in Section 856 of the Code.

“Related Part(y)ies” shall mean, with respect to any Person, such Person’s Affiliates, and the partners, members, shareholders, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release Conditions” shall have the meaning set forth in Section 3.2.

“Release Request” shall have the meaning set forth in Section 3.3.

“Rent Loss Proceeds” shall mean the proceeds received under any rent loss or business interruption insurance policies.

“Repair Work” shall mean any work necessary to repair, restore, rebuild or replace an affected Borrowing Base Property to its condition immediately prior to an Event of Loss.

“Reportable Event” shall mean an event described in Section 4043(b) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615, or as otherwise now or hereafter defined in ERISA.

“Required Lenders” shall mean, as of any date of determination, Lenders having greater than 50% of the Total Commitments or, if the Commitment of each Lender to make Loans, the commitment of the Swing Line Lender to make Swing Line Loans,  and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 11, Lenders holding in the aggregate greater than 50% of the Obligations (including the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans); provided that the Commitment of, and the portion of the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Restoration Property” shall mean any Borrowing Base Property as to which an Event of Loss has occurred and as to which the Repair Work can be completed in six (6) months, as determined by the Administrative Agent in its reasonable discretion.

“Revolving Commitment” shall mean the amount set forth on Schedule 1.1(a) hereto as the amount of such Lender’s commitment to make Loans under the Revolving Facility, to purchase participations in L/C Obligations, and to purchase participations in Swing Line Loans, as may be amended from time to time by the Administrative Agent as provided in Section 2.1.1(d) and/or Article 13.

“Revolving Facility” shall mean that certain senior unsecured revolving loan facility provided by Lenders to the Borrower in an amount of up to Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) in

accordance with the terms and conditions herein, as such amount may be adjusted pursuant to the terms of this Agreement.

“Revolving Facility Extension Fee” shall have the meaning set forth in Section 2.2.1(e).

“Revolving Facility Extended Term” shall have the meaning set forth in Section 2.2.1.

“Revolving Facility Extended Maturity Date” shall have the meaning set forth in Section 2.2.1.

“Revolving Facility Initial Maturity Date” shall have the meaning set forth in Section 2.2.1.

“Revolving Facility Initial Term” shall have the meaning set forth in Section 2.2.1.

“Revolving Facility Maturity” shall mean the Revolving Facility Initial Maturity Date, or, if extended pursuant to the terms hereof, the Revolving Facility Extended Maturity Date, as applicable, or, in any instance, upon acceleration of the Revolving Facility Loans, if such Revolving Facility Loans have been accelerated by the Lenders upon an Event of Default.

“Revolving Facility Maturity Date” shall have the meaning set forth in Section 2.2.1.

“Sanctioned Person” means any Person that is (i) listed on OFAC’s List of Specially Designated Nationals and Blocked Persons, (ii) otherwise the subject or target of Sanctions, to the extent U.S. persons are prohibited from engaging in transactions with such a Person, and (iii) fifty percent (50%) or greater owned or controlled by a Person described in clause (i) or (ii) above.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctioning authority, in each case, solely to the extent applicable to CRT or any of its Subsidiaries.

“Secured Debt” means, with respect to CRT and its Subsidiaries, (a) all Debt of such Person that is secured in any manner by any Lien on any property owned by such Person, plus (b) such Person’s pro rata share of the Secured Debt of any such Person’s unconsolidated Affiliates; provided that any loan facilities, if secured only by pledges of equity interests in any Subsidiaries of CRT, shall not be deemed Secured Debt.

“Secured Debt Ratio” shall mean the quotient (expressed as a percentage) of (a) all Secured Debt divided by (b) Total Asset Value.

“State” shall mean the State or Commonwealth in which the subject of such reference or any part thereof is located.

“Statement” shall have the meaning set forth in Section 15.17.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any confirmations relating to the foregoing transactions and any Master Agreements related thereto, including, without limitation, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”).

“Swap Termination Value” shall mean, with respect to the Borrower or a Borrower Subsidiary, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) to be payable by the Borrower or such Subsidiary.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.5.

“Swing Line Lender” means KeyBank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.5.1.

“Swing Line Note” shall mean, the promissory note payable to the Swing Line Lender in the form of Exhibit G.

“Swing Line Sublimit” means an amount equal to $25,000,000.00.  The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Commitments.

“Tax Expenses” shall mean tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” shall mean the amount set forth on Schedule 1.1(a) hereto as the amount of such Lender’s commitment to make a Loan under the Term Facility, as may be amended from time to time by the Administrative Agent as provided in Section 2.1.1(d).

“Term Facility” shall mean that certain senior unsecured term loan facility made by Lenders to the Borrower in the amount of Fifty Million and 00/100 Dollars ($50,000,000.00) in accordance with the terms and conditions herein, as such amount may be adjusted pursuant to the terms of this Agreement.

“Term Facility Maturity” shall mean the Term Facility Maturity Date, or, in any instance, upon acceleration of the Term Facility Loans, if such Term Facility Loans have been accelerated by the Lenders upon an Event of Default.

“Term Facility Maturity Date” shall have the meaning set forth in Section 2.2.2.

“Term Facility Term” shall have the meaning set forth in Section 2.2.2.

“Total Asset Value” shall mean the aggregate of:

(a) For all Individual Properties (which are neither Individual Properties acquired within the prior ninety (90) days from the Calculation Date, Development Assets, nor Land Assets but shall include any Individual Properties currently held for sale), the Pro Rata Share of the Calculation Period’s aggregate Adjusted Net Operating Income for all such Individual Properties, annualized, capitalized at a rate of 7.00%; plus

(b) For Land Assets, and for all Individual Properties which were acquired within the prior ninety (90) days from the Calculation Date, the Pro Rata Share of the undepreciated Book Value as of the Calculation Date; plus

(c) For Development Assets, at the Borrower’s option, either the Pro Rata Share of the undepreciated Book Value as of the Calculation Date or the Pro Rata Share of the Calculations Period’s aggregate Adjusted Net Operating Income for such Development Asset, annualized, capitalized at a rate of 7.00%; plus

(d) For all unrestricted cash and cash equivalent investments, restricted cash held by a qualified intermediary, and escrows owned by the Consolidated CRT Entities and the Unconsolidated CRT Entities, the Pro Rata Share of the Book Value as of the Calculation Date of such assets; plus

(e) Deposits corresponding to outstanding Letters of Credit.

The Pro Rata Share of Development Assets completed within the prior ninety (90) days from a Calculation Date will be valued as set forth in (c) above for a maximum of one hundred eighty (180) days from completion (and continuing until end of such Calculation Period) and based on Adjusted Net Operating Income under subsection (a) above thereafter.

“Total Commitment” shall mean the sum of the Commitments of the Lenders, as in effect from time to time.  On the Closing Date the Total Commitment equals Three Hundred Million and 00/100 Dollars ($300,000,000.00), consisting of the $250,000,000 Total Revolving Commitments and $50,000,000 Total Term Commitments.

“Total Outstandings” shall mean the aggregate Outstanding Amount.

“Total Revolving Commitments” shall mean the aggregate Revolving Commitments of the Lenders from time to time.

“Total Revolving Outstandings” shall mean the aggregate outstanding Loans under the Revolving Facility (including all Swing Line Loans) and L/C Obligations.

“Total Term Commitments” shall mean the aggregate Term Commitments of the Lenders from time to time.

“Treasury Rate” shall mean, as of the date of any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Administrative Agent) the amount (i) approximately comparable to the portion of the Loan to which the Treasury Rate applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

“Type” shall mean, with respect to any Loan, its character as a Base Rate Advance or a LIBO Rate Advance.

“UCC” or the “Uniform Commercial Code” shall mean the Uniform Commercial Code in effect in the State of New York, provided, that as same relates to a Borrowing Base Property, the UCC shall mean the Uniform Commercial Code as adopted in such jurisdiction.

“Unconsolidated CRT Entity” or “Unconsolidated CRT Entities” shall mean each Person as to which the Borrower and/or CRT own, directly or indirectly, any Capital Stock, but which is not a Consolidated Subsidiary.

“United States” and “U.S.” shall each mean the United States of America.

“Unreimbursed Amount” shall have the meaning set forth in Section 2.7.3(a).

“Unsecured Debt” means any Debt (including indebtedness arising under any Permitted Swap Contract) of CRT and its Subsidiaries which is not Secured Debt.

“Variable Rate Indebtedness” shall mean any Debt that bears interest at a variable rate without the benefit of an interest rate hedge or other interest rate protection agreement.  For the avoidance of doubt, Variable Rate Indebtedness shall not include the notional amount of caps which protect against an upward movement of the LIBO Rate up to 300 basis points.

“Wholly-Owned Subsidiary” shall mean, with respect to any Person, any other Person as to which one-hundred (100%) percent of the Capital Stock thereof is owned, directly or indirectly, by such Person; provided for purposes of this definition Cedar Riverview, LP, Hamilton FC Associates, L.P., and (provided Borrower or a Borrower Subsidiary becomes the general partner thereof) CF Pottsgrove Associates, L.P., shall be deemed to be a Wholly-Owned Subsidiary of the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Formation Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns subject to restrictions on assignments as set forth in this Agreement, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(c) Accounting Terms.

(a) Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements required by Section 7.2.1, except as otherwise specifically prescribed herein.

(b) Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d) Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).  For example purposes only, in calculating the Fixed Charge Ratio, the calculation shall initially result in three numbers right of the decimal point.  If the last number is four or less, the total number shall be rounded down.  If the last number is 5 or more, the total number shall be rounded up.

(e) Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(f) Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2. LOAN PROVISIONS.

(a) General Loan Provisions.

2.a.1 Loans.

(a) Subject to all of the terms and conditions hereof, the Lenders hereby agree to make revolving Loan Advances to the Borrower under the Revolving Facility between the date hereof and the Revolving Facility Maturity Date; provided, that the (i) Total Outstandings shall at no time exceed the lesser of (A) the Total Commitment or (B) the Borrowing Base Value; (the lesser of (A) or (B) being the “Maximum Loan Amount”), and (ii) the Total Revolving Outstandings shall not exceed the Total Revolving Commitments.  Loan Advances made under the Revolving Facility only may be repaid and reborrowed in accordance with the provisions of this Agreement.

(b) Subject to all of the terms and conditions hereof, each Lender hereby agrees to make a Loan Advance to the Borrower under the Term Facility on the date hereof in an amount equal to such Lender’s Term Commitment.  The Term Facility may not be reborrowed under any circumstances, and, subject to the provisions of Section 2.1.1(d) below, shall be fully advanced upon the execution and delivery of the Loan Documents.

(c) The obligations of the Lenders hereunder are several and independent and not joint.  No Lender shall become obligated to advance more than its Commitment Percentage of a respective Loan including, without limitation, as a result of the failure of any Lender to fulfill its obligations hereunder.

(d) Provided no Default or Event of Default shall then be in existence, the Borrower shall have the right, on one or more occasions prior to the Revolving Facility Initial Maturity Date, to elect to increase the Total Commitment; provided, however, that (i) the amount of each such increase shall not be less than Ten Million Dollars ($10,000,000) or in increments of Five Million Dollars ($5,000,000.00 ) in excess thereof, and (ii) the aggregate amount of all such increases shall not cause the Total Commitment to exceed Seven Hundred Fifty Million Dollars ($750,000,000).  Any such increase in the Total Commitment shall be allocated to the Revolving Facility and/or the Term Facility in such amounts as the Borrower may request.  Such right may be exercised by the Borrower by written notice to the Administrative Agent, which election shall designate the requested increase in the Total Commitment and to which of the Revolving Facility and/or the Term Facility such request is being made.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders), and each Lender shall endeavor to respond as promptly as possible within such time period.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment (which decision shall be in its sole discretion) and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld, conditioned or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement (each a “Joinder Agreement”) in form and substance reasonably satisfactory to the Administrative Agent and its counsel.  If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of each Lender’s increased Commitments among the Term Facility and the Revolving Facility, and if such increase is not pro rata among the Revolving Facility and the Term Facility, the new or increased Commitments issued in connection with such increase, and the existing Revolving Commitments and Term Commitments of the Lenders, shall be adjusted (but any existing Commitment of a Lender will not be increased unless such Lender has elected to increase its Commitment) so as to at all times provide that each Lender shall have a pro rata Commitment in each of the Revolving Facility and the Term Facility.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase (with such increase being pro rata among existing Lenders choosing to increase their Commitments) and the Increase Effective Date.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by an Authorized Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.1.1(d), the representations and warranties contained in Section 6.8 shall be deemed to refer to the most recent statements furnished to the Administrative Agent pursuant to Section 7.2.1 and Section 7.2.2, and except as to the representations and warranties in Sections 6.4, 6.7, 6.9, and 6.14 which may be modified only to reflect events occurring after the date hereof as specifically disclosed in writing to Administrative Agent prior to or simultaneously with such written request and (B) no Default or Event of Default exists.  The Borrower shall prepay amounts of the Loan outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.3.15) to the extent necessary to keep the outstanding Loan ratable with any revised Commitment Percentages arising from any non-ratable increase in the Commitments under this Section, with the amount of any increase in the Term Facility being funded on such Increase Effective Date.  This Section shall supersede any provisions in Sections 12.2 or 13.4.1 to the contrary.

2.a.2 Procedures and Limits.  The parties hereto agree that, subject to the provisions of Section 2.1.1(d), the proceeds of the Term Facility shall be funded in full on the Closing Date, subject to the Borrower’s satisfaction in full of any conditions to such funding provided for herein.  As to the Revolving Facility, until the Revolving Credit Maturity Date, the Lenders shall, subject to the compliance with all of the other terms, conditions and provisions of this Agreement and the absence of any Default or Event of Default at the time of such disbursement, make disbursements to the Borrower of Loan Advances in installments in accordance with the following:

(a) Written Requests.  Loan Advances shall be made, at the Borrower’s written request to Administrative Agent, for the Revolving Facility, on the basis of written requests, made in accordance with the method and procedures described in Section 2.1.3 below; and Administrative Agent shall act upon such requests within three (3) Business Days following the receipt of a written request from Borrower for a LIBOR Rate Advance and within one (1) Business Day following the receipt of a written request from Borrower for a Base Rate Advance, which action may include, without limitation, funding the requested Loan Advance or specifying the basis for not funding and, when applicable, requesting additional information and supporting documentation.  The date on which any Loan Advance is funded (or Letter of Credit is issued) is herein called a “Drawdown Date.”

(b) Requisitions, Certifications.  Each request for a Loan Advance shall be in writing and in the form attached hereto as Exhibit A (a “Loan Notice”).  Each such request shall specify (i) the amount of the Loan Advance requested, (ii) the purpose of the Loan Advance requested, (iii) the Total Outstandings (including the funding of the Loan Advance being requested), (iv) the then aggregate amount which may be funded under the Revolving Facility (v) calculations evidencing the Borrower’s continued compliance with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower, (vi) the requested interest rate option, and (vii) the Interest Period (if applicable).  Each request for a Loan Advance hereunder shall be for (a) a minimum amount as required by Section 2.3.6, (b) an amount not to exceed (x) the Maximum Loan Amount less (y) the Total Outstandings (after giving effect to such Loan Advance), and (c) an amount not to exceed (x) the Total Revolving Commitments, less (y) the Total Revolving Outstandings (after giving effect to such Loan Advance).

2.a.3 Funding Procedures.  Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the Drawdown Date and of the amount of its Commitment Percentage of the applicable Loans.  In the case of a Loan Advance, each Lender shall make the amount of its Commitment Percentage of such Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified as the Drawdown Date in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Loan Advance is the initial credit extension, Section 5.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of KeyBank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Loan Advance is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Loan Advance, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(b) Term of Loan.

2.b.1 Revolving Facility.  The Revolving Facility shall be for a term (the “Revolving Facility Initial Term”) commencing on the date hereof and ending on September 8, 2021 (the “Revolving Facility Initial Maturity Date”) or such earlier date as the Revolving Facility is accelerated pursuant to the terms of this Agreement upon an Event of Default.  The Revolving Facility Initial Term may be extended for one one-year period (the “Revolving Facility Extended Term”) until September 8, 2022 (the “Revolving Facility Extended Maturity Date”) upon satisfaction of the following conditions (hereinafter, the Revolving Facility Initial Maturity Date and the Revolving Facility Extended Maturity Date may be referred to herein sometimes as the “Revolving Facility Maturity Date” as may be applicable):

(a) No Default.  No Default or Event of Default shall exist on the date of the Borrower’s written notice for an extension as provided for in clause (b) below and on the Revolving Facility Initial Maturity Date.

(b) Notice From Borrower.  The Borrower shall have given the Administrative Agent (and the Administrative Agent shall give prompt notice thereof to the Lenders) written notice of the Borrower’s request to exercise its extension right at least forty five (45) days, but no more than ninety (90) days, before the Revolving Facility Initial Maturity Date.

(c) Covenant Compliance.  No breach of any covenants imposed upon the Borrower or the Guarantors shall exist including, without limitation, the Financial Covenants.

(d) Conditions Satisfied.  All of the conditions set forth in Sections 5.1 of this Agreement, to the extent applicable, and Section 5.2 of this Agreement shall continue to be satisfied.

(e) Extension Fee.  The Borrower shall have paid to the Administrative Agent an extension fee (the “Revolving Facility Extension Fee”) for the pro rata benefit of the Lenders of fifteen basis points (0.15%) of the Total Revolving Commitments, such Extension Fee to be payable at least five (5) days prior to the Revolving Facility Initial Maturity Date, with any such fee paid being promptly refunded if the Administrative Agent determines that the conditions of the requested extension have not been satisfied and the Revolving Facility Initial Maturity Date is not so extended.

(f) Additional Documents.  The Borrower and the Guarantors shall have executed and delivered to the Administrative Agent such agreements and documents as the Administrative Agent may reasonably require incident to the extension.

Within thirty (30) days following receipt by the Administrative Agent of the Borrower’s written notice under Section 2.2.1(b) requesting the respective extension accompanied by those of the items described above which are then available, the Administrative Agent shall notify the Borrower in writing if all of the conditions precedent to the extension, other than payment of the Revolving Facility Extension Fee, have been satisfied, or if further information, certificates or work are required.  If the Administrative Agent determines that the conditions to extension have been satisfied, other than payment of the Revolving Facility Extension Fee, the Administrative Agent shall so notify the Borrower and the Lenders and upon the Administrative Agent’s receipt of the Revolving Facility Extension Fee not later than five (5) days prior to the Revolving Facility Initial Maturity Date, the term of the Revolving Facility shall be extended until the Revolving Facility Extended Maturity Date.

2.b.2 Term Facility.  The Term Facility shall be for a term (the “Term Facility Term”) commencing on the date hereof and ending on September 8, 2022 (the “Term Facility Maturity Date”) or such earlier date as the Term Facility is accelerated pursuant to the terms of this Agreement upon an Event of Default.

2.b.3 Termination/Reduction of Revolving Commitments.

(a) The Borrower shall have the right to terminate this Agreement prior to the originally scheduled Maturity Date by providing the Administrative Agent with ten (10) days’ written notice of the Borrower’s intention to terminate this Agreement (the date of such termination being the “Borrower Termination Date”). In the event that the Borrower provides such written notice to the Administrative Agent, (i) as of the date of the notice, the Lenders shall have no further obligation to make or issue, and the Borrower shall have no further right to receive or request, any Credit Extension hereunder, and (ii) the Borrower shall be obligated on the Borrower Termination Date to (x) pay in full all accrued interest, principal and other charges due with respect to the Loan, including, without limitation, any Breakage Fees due on account of such payment and (y) either (1) provide Administrative Agent with cash collateral equal to one hundred three percent (103%) of the outstanding amount of all outstanding Letters of Credit from a source other than the proceeds of the Loan or (2) return all outstanding Letters of Credit to the Administrative Agent.  If such cash collateral is posted, such funds shall be held in an interest bearing account at the Administrative Agent, shall be pledged to secure the Obligations, and shall be refunded on a dollar for dollar basis to the Borrower upon the return to the Administrative Agent, or the expiration, of each Letter of Credit.

(b) The Borrower shall have the right to reduce the Total Revolving Commitments to an amount not less than $150,000,000 prior to the then scheduled Revolving Facility Maturity Date by providing the Administrative Agent with ten (10) days’ written notice of the Borrower’s intention to reduce the Total Revolving  Commitments (the date of such reduction being the “Borrower Reduction Date”). In the event that the Borrower provides such written notice to the Administrative Agent, (i) as of the date of the notice, the Lenders shall have no further obligation to make or issue, and the Borrower shall have no further right to receive or request, any Loans or any Letters of Credit such that the Total Revolving Outstandings, would exceed such reduced Total Revolving Commitments, and (ii) the Borrower shall be obligated on the Borrower Reduction Date to pay in full the excess of outstanding principal balance of the Total Revolving Outstandings over the reduced Total Revolving Commitments, including, without limitation, any Breakage Fees due on account of such payment.  In order to effect such reduced Total Revolving Commitment, the Administrative Agent shall reduce the Lenders’ Revolving Commitments on a pro rata basis.

(c) Interest Rate and Payment Terms.  The Loan shall be payable as to interest and principal in accordance with the provisions of this Agreement.  This Agreement also provides for interest at a Default Rate, Late Charges and prepayment rights and fees.  All payments for the account of Lenders shall be applied to the respective accounts of the Lenders in accordance with each Lender’s Commitment Percentage of the Loan.  Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Administrative Agent and to be allocated on a pro rata basis to the portion of the balance held by each Lender based upon such Lender’s Commitment Percentage.

2.c.1 Borrower’s Options.  Principal amounts outstanding under the Loan shall bear interest at the following rates, at Borrower’s selection, subject to the conditions and limitations provided for in this Agreement: (i) the Base Rate Accrual Rate or (ii) LIBO Rate plus the Applicable Margin.  Borrower’s right to select pricing options shall cease upon the occurrence and during the continuation of any Event of Default.

2.c.2 Selection To Be Made.  Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Administrative Agent a Loan Notice (in accordance with the requirements of Section 2.3.3, below): (i) three (3) Business Days prior to each Loan Advance, (ii) three (3) Business Days prior to the end of each Interest Period applicable to a LIBO Rate Advance which shall be continued as a LIBO Rate Advance, or (iii) three (3) Business Days prior to any Business Day on which Borrower desires to convert an outstanding Base Rate Advance to a LIBO Rate Advance.

2.c.3 Notice.  Each Loan Advance, each conversion of Loans from one Type to the other, and each continuation of a LIBO Rate Advance shall be made upon the Authorized Officer’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) with respect to a LIBO Rate Advance, three (3) Business Days prior to, or (ii) with respect to a Base Rate Advance, the requested date of any Loan Advance, conversion or continuation.  Each telephonic notice pursuant to this Section 2.3.3 must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower.

2.c.4 If No Notice.  If (a) the Borrower fails to select an interest rate option in accordance with the foregoing prior to a Loan Advance, or at least three (3) Business Days prior to the last day of the applicable Interest Period of an outstanding LIBO Rate Advance, or (b) a LIBO Rate Advance is not available, then any new Loan Advance made shall be deemed to be a Base Rate Advance, and on the last day of the applicable Interest Period all outstanding principal amounts of the applicable LIBO Rate Advance shall be deemed converted to a Base Rate Advance.

2.c.5 Telephonic Notice.  Without any way limiting the Borrower’s obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation.  In each case the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic Loan Notice in the absence of manifest error.

2.c.6 Limits On Options.  Each LIBO Rate Advance shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof and each Base Rate Advance shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof.  At no time shall there be outstanding a total of more than ten (10) LIBO Rate Advances outstanding at any time.

2.c.7 Payment and Calculation of Interest.  All interest for each Payment Period shall be payable in arrears commencing October 1, 2017 and on the first Business Day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid.  All computations of interest for Base Rate Advances shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.3.11, bear interest for one day.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, under any Debtor Relief Law.

2.c.8 Mandatory Principal Payments.

(a) If, on any day, the Total Outstandings exceed the Maximum Loan Amount, or the Total Revolving Outstandings exceed the Total Revolving Commitments, then the Borrower shall make a principal payment to the Administrative Agent, for the ratable benefit of the Lenders, in the amount of such excess, including any amounts required to be paid under Section 2.3.15 in immediately available funds within ten (10) Business Days of demand from the Administrative Agent (a “Mandatory Principal Payment”); provided, however, that if during such ten (10) Business Day period, the Borrower delivers to the Administrative Agent Funding Evidence, such ten (10) Business Day period shall be extended for such additional time as the Administrative Agent determines, in its reasonable discretion, to be required by the Borrower to make the Mandatory Principal Payment but in no event shall such period exceed a maximum of sixty (60) days from the date that the Mandatory Principal Payment would otherwise be due hereunder.

(b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Swing Line Loan is made and (ii) the Revolving Facility Maturity Date

2.c.9 Prepayment.  Any Loan or any portion thereof made under the Revolving Facility may be prepaid in full or in part at any time upon two (2) Business Days prior written notice to the Administrative Agent without premium or penalty with respect to Base Rate Advances and, with respect to LIBO Rate Advances, subject to payment of any applicable Breakage Fee.  Any amounts prepaid under the Revolving Facility may be reborrowed subject to the terms hereof.  Notwithstanding the foregoing, no principal payments or prepayments may be made on the Term Facility unless there are no Loans outstanding under the Revolving Facility, during which time the Term Loan may be prepaid in whole or in part, in minimum increments of at least Five Million Dollars ($5,000,000.00).

2.c.10 Maturity.  At either of the Revolving Facility Maturity or the Term Facility Maturity, as applicable, all accrued interest, principal and other charges due with respect to the respective facility shall be due and payable in full and the principal balance and such other charges, including unpaid interest, shall, at the option of the Administrative Agent, continue to bear interest thereafter at the Default Rate until so paid.

2.c.11 Method of Payment; Date of Credit; Administrative Agent’s Clawback.

(a) General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any LIBO Rate Advance (or, in the case of any Base Rate Advance, prior to 12:00 noon on the date of such Loan Advance) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 (or, in the case of a Base Rate Advance, that such Lender has made such share available in accordance with and at the time required by Section 2.1) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan Advance available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Loan Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Loan Advance and the Borrower shall have no further obligation with respect thereto under this Section 2.3.11(b)(i) in respect of such Lender’s share of the Loan Advance; it being understood that such amount advanced by such Lender shall constitute a Loan for all purposes hereunder.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder, stating that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan Advance to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan Advance in any particular place or manner.

2.c.12 Billings.  The Administrative Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month.  Neither the failure of the Administrative Agent to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of all the Borrower’s payment obligations when due.

2.c.13 Default Rate.

(a) If any Event of Default has occurred and is continuing pursuant to Section 10.1.1, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(b) In the sole discretion of the Administrative Agent or upon the request of the Required Lenders, while any other Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

2.c.14 Late Charges.  The Borrower shall pay a late charge (herein, the “Late Charge”) equal to five percent (5%) of the amount of any interest which is not paid within ten (10) days of the due date thereof.  Late charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate the Administrative Agent and the Lenders for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

2.c.15 Breakage Fee.  The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of the Administrative Agent (in the absence of manifest error), compensate the Administrative Agent and the Lenders for the loss, cost or expense which it may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a LIBO Rate Advance on a date other than the last day of the applicable Interest Period of a LIBO Rate Advance, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any LIBO Rate Advance to a Base Rate Advance on a date other than the last day of the applicable Interest Period, (iii) the failure of all or a portion of a Loan Advance which was to have borne interest at the LIBO Rate pursuant to the request of the Borrower to be made under the Loan Agreement (except as a result of any act or omission of Lender), or (iv) the failure of the Borrower to borrow in accordance with any request submitted by it for a LIBO Rate Advance.  Such amounts payable by the Borrower shall be equal to any administrative costs actually incurred plus any amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Administrative Agent or any Lender to fund or maintain a LIBO Rate Advance (herein, collectively, the “Breakage Fee”).  A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth the calculation and amount of its Breakage Fee shall be conclusive absent manifest error.

2.c.16 Borrower Information.  The parties understand that the applicable interest rate for the Borrower’s Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by Borrower (the “Borrower Information”).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Agent, and if the applicable interest rate or fees calculated for any period were different than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information.  The Administrative Agent shall promptly notify Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice.  Borrower shall receive a credit or refund of any overpayment promptly after such determination.  Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the L/C Issuer’s, or any Lender’s other rights under this Agreement

(d) Loan Fees.

2.d.1 Loan Fees.  The Borrower shall pay the Administrative Agent for the account of the parties specified therein the various fees in accordance with the Fee Letter.

2.d.2 Unused Fee.  The Borrower agrees to pay an unused line fee (the “Line Fee”) to the Administrative Agent, for the pro rata benefit of the Lenders.  The amount of the Line Fee on any given day shall equal the Line Percentage multiplied by the amount on such day by which the Total Revolving Commitments exceed the Total Revolving Outstandings (less the amount of any outstanding Swing Line Loans).  The Line Fee shall be payable to the Administrative Agent quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date and the first and last payments to be prorated based upon the partial calendar quarters to which they apply.

2.d.3 Payment of Fees Generally.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders.  Except as otherwise provided herein or in the Fee Letter, fees paid under this Agreement shall not be refundable under any circumstances.

(e) Swing Line Loans.

2.e.1 The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.5, agrees to make Loans (each such Loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day between the date hereof and the Revolving Facility Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Commitment Percentage of the Outstanding Amount of Loans under the Revolving Facility and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Maximum Loan Amount, (ii) the Total Revolving Outstandings shall not exceed the Total Revolving Commitments, and (iii) the Total Revolving Outstandings held by any Lender (other than the Swing Line Lender) shall not exceed such Lender’s Revolving Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that there exists any Defaulting Lender, unless the Fronting Exposure with respect to such Defaulting Lender has been fully Cash Collateralized.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.5, prepay under this Section 2.5, and reborrow under this Section 2.5.  Each Swing Line Loan shall be a Base Rate Advance.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Swing Line Loan.

2.e.2 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $25,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Loan Notice, appropriately completed and signed by the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in clause (x) of the proviso to the first sentence of Section 2.5.1, or (B) that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

2.e.3 Refinancing of Swing Line Loans.

(a) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Advance in an amount equal to such Lender’s Commitment Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.1.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Commitments and the conditions set forth in Section 5.2.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.5.3(b), each Lender that so makes funds available shall be deemed to have made a Base Rate Advance to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(b) If for any reason any Swing Line Loan cannot be refinanced by such a Loan in accordance with Section 2.5.3(a), the request for Base Rate Advances submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.5.3(a) shall be deemed payment in respect of such participation.

(c) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5.3 by the time specified in Section 2.5.3(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Credit Extension or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.

(d) Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.5.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.5.3 is subject to the conditions set forth in Section 5.2.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

2.e.4 Repayment of Participations.

(a) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Swing Line Lender.

(b) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances set forth in this Agreement (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

2.e.5 Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Advances or risk participation pursuant to this Section 2.5 to refinance such Lender’s Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender.

2.e.6 Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.e.7 Swing Line Note.  The Swing Line Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit G hereto (the “Swing Line Note”), dated the date of this Agreement and completed with appropriate insertions.  The Swing Line Note shall be payable to the order of the Swing Line Lender in the principal face amount equal to the Swing Line Sublimit and shall be payable as set forth above.

(f) Additional Provisions Related to Interest Rate Selection.

2.f.1 Increased Costs.  If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;

(b) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Advance made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof; or

(c) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Advance (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, promptly upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.  A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth such amounts together with calculations thereof shall be conclusive absent manifest error.

2.f.2 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or liquidity or on the capital or liquidity of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time (and in any event within twenty (20) days) the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.  A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth such amounts together with calculations thereof shall be conclusive absent manifest error.

2.f.3 Illegality.  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful, or any central bank or Governmental Authority shall assert by directive, guideline or otherwise, that it is unlawful, for any Lender to make or maintain LIBO Rate Advances or to continue to fund or maintain LIBO Rate Advances, and such Lender, without cost or expense,  cannot hold or administer its Commitment from an office where maintaining and funding LIBO Rate Advances can be accomplished, then, on written notice thereof and demand by the Administrative Agent to the Borrower, (a) the obligation of the Administrative Agent to make LIBO Rate Advances and to convert or continue any Loan as LIBO Rate Advances shall terminate and (b) at the end of the applicable Interest Period, the Borrower shall convert all principal outstanding under this Agreement into Base Rate Advances.

2.f.4 Availability.  If, before or after the Borrower has selected to take or maintain a LIBO Rate Advance, but before the Interest Period with respect thereto commences, the Administrative Agent notifies the Borrower that:

(a) Dollar deposits in the amount and for the maturity requested are not available to the Lenders in the London interbank market at the rate specified in the definition of LIBO Rate set forth above, or

(b) Reasonable means do not exist for the Administrative Agent to determine the LIBO Rate for the amounts and maturity requested,

then the principal which would have been a LIBO Rate Advance shall be a Base Rate Advance.

2.f.5 Base Rate Advances.  Each Base Rate Advance shall continue as a Base Rate Advance until the Revolving Facility Maturity, unless sooner converted, in whole or in part, to a LIBO Rate Advance, subject to the limitations and conditions set forth in this Agreement.

2.f.6 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.f.7 Mitigation.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under this Section 2.6, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 2.8, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.8 or 2.6.1, 2.6.2, as the case may be, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Sections 2.6.1 or 2.6.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, the Borrower may replace such Lender in accordance with Section 13.2.4.

2.f.8 Survival.  All of the Borrower’s obligations under this Section 2.6 shall survive termination of the Total Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

2.f.9 Taxes.  Notwithstanding anything herein to the contrary, no additional amounts shall be payable by Borrower under this Section 2.6 with respect to Taxes on any amounts payable under the Loan Documents, which shall be governed by the provisions of Section 2.8 hereof.

(g) Letters of Credit.

2.g.1 The Letter of Credit Commitment.

(a) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.7, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or  Borrower Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.7.2 below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower, Borrower Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings will not exceed the Maximum Loan Amount,  (x) the Total Revolving Outstandings shall not exceed the Total Revolving Commitments, (y) other than with respect to the Swing Line Lender, the aggregate Outstanding Amount of the Loans of any Lender made under the Revolving Facility, plus such Lender’s Commitment Percentage of the Outstanding Amount of all L/C Obligations and Swing Line Loans, shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The L/C Issuer shall not issue any Letter of Credit, if:

(i)  subject to Section 2.7.2(c), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(ii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (A) all the Lenders have approved such expiry date, subject to Section 2.7.7, or (B) the Borrower agrees to deliver to the Administrative Agent no later than thirty (30) days prior to the Letter of Credit Expiration Date Cash Collateral in an amount equal to the undrawn amount of such Letter of Credit, with the Borrower hereby irrevocably requesting a Base Rate Advance to fund such Cash Collateral payment in the event the Borrower does not deliver such Cash Collateral to the Administrative Agent on the due date thereof.

(c) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Legal Requirement applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(iii) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

(iv) such Letter of Credit is to be denominated in a currency other than Dollars;

(v) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vi) any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender, pursuant to the delivery of Cash Collateral or otherwise, to eliminate the L/C Issuer’s risk with respect to such Lender, subject to the provisions of Section 13.2.4.

(d) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(e) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 13 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 13 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

2.g.2 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m.  (Eastern Time) at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(b) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Borrower Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(c) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date unless all the Lenders have approved such later expiry date, subject to Section 2.7.7; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.7.1(c) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non‑Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 are not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(d) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 are not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(e) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.g.3 Drawings and Reimbursements; Funding of Participations.

(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m.  (Eastern Time) on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Commitment Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Base Rate Advance to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of the Loan, but subject to the amount of the unutilized portion of the Total Commitment and the conditions set forth in Section 5.2.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.7.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b) Each Lender shall upon any notice pursuant to Section 2.7.3(a) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m.  (Eastern Time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.7.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Advance to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(c) With respect to any Unreimbursed Amount that is not fully refinanced by a Loan Advance because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.7.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.7.

(d) Until each Lender funds its Commitment Percentage of any Loan Advance or L/C Advance pursuant to this Section 2.7.3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(e) Each Lender’s obligation to make Loan Advances or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.7.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loan Advances pursuant to this Section 2.7.3 is subject to the conditions set forth in Section 5.2.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(f) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.7.3 by the time specified in Section 2.7.3(b), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

2.g.4 Repayment of Participations.

(a) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.7.3, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(b) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.7.3(a) is required to be returned under any of the provisions of this Agreement (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

2.g.5 Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a) Any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(b) The existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Borrower Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c) Any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d) Any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(e) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Borrower Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will, immediately after discovery thereof, notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

2.g.6 Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.7.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.g.7 Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (without duplication for Cash Collateral delivered and held as required under Section 2.7.1(b)(ii) above).  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such Cash Collateral and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at KeyBank.

2.g.8 Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

2.g.9 Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Commitment Percentage an annual Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to the Applicable Margin for LIBO Rate Advances times the maximum stated amount available to be drawn under such Letter of Credit;  provided that any Letter of Credit Fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral or entered in to other arrangements satisfactory to L/C Issuer pursuant to this Agreement shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to Section 2.9.1(d), with the balance of such fee (other than the fees attributable to L/C Obligations for which Borrower has provided Cash Collateral), if any, payable to L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.7.13.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date.  The first and last payments of such Letter of Credit fee are to be prorated based upon the partial calendar quarters to which they apply.  If there is any change in the Applicable Margin for LIBO Rate Advances during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin for LIBO Rate Advances separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

2.g.10 Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, equal to the greater of (i) one eighth of one percent (.125%) per annum, computed on the maximum stated amount of such Letter of Credit or (ii) $500.  Such fronting fee shall be due and payable at such time as the Letter of Credit is issued.  For purposes of computing the maximum stated amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.7.13.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

2.g.11 Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.g.12 Letters of Credit Issued for Borrower Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Borrower Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Borrower Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Borrower Subsidiaries.

2.g.13 Amount.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(h) Taxes.

2.h.1 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (including, without limitation, each Guaranty) shall, to the extent permitted by applicable Laws, be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require a Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Section 2.8.5 below.

(b) If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 2.8.5 below (unless the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, in which case Borrower shall withhold or make such deductions as are determined by the Borrower to be required based on the information and documentation it has received pursuant to Section 2.8.5 below), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code (unless the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, in which case Borrower shall timely pay the full amount withheld and deducted to the relevant Governmental Authority in accordance with the Code), and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

2.h.2 Payment of Other Taxes by the Borrower.  Without limiting the provisions of Section 2.8.1 above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

2.h.3 Tax Indemnifications.

(a) Without limiting the provisions of Sections 2.8.1 or 2.8.2 above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within twenty (20) days after written demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (b) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(b) Without limiting the provisions of Sections 2.8.1 or 2.8.2 above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within twenty (20) days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to Section 2.8.5.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (b).  The agreements in this clause (b) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

2.h.4 Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 2.8, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

2.h.5 Status of Lenders; Tax Documentation.

(a) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in the applicable jurisdiction.

(b) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(i) Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(ii) Each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) Executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B) Executed originals of Internal Revenue Service Form W-8ECI,

(C) Executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(D) In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(E) Executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(c) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.8.5(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

2.h.6 Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses actually incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(i) Defaulting Lenders.

2.i.1 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Laws:

(a) Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 13.4.1.

(b) Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied first to pay the Loans of, and L/C

Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.9.1(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.9.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees.

(i) No Defaulting Lender (x) shall be entitled to receive any Line Fee pursuant to Section 2.4.2 for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) pursuant to Section 2.4.2 for any period during which that Lender is a Defaulting Lender and the Borrower shall (A) except to the extent Borrower has provided Cash Collateral with respect to such Defaulting Lender’s Fronting Exposure, be required to pay to the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender, and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.7.9.

(ii) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the terms hereof.

(d) Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Total Revolving Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (d) above cannot, or can only partially, be effected due to any Non-Defaulting Lender’s Total Revolving Outstandings after giving effect to such reallocation exceeding such Non-Defaulting Lender’s Revolving Commitment (other than with respect to the Swing Line Lender), the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the provisions hereof.

2.i.2 Defaulting Lender Cure.  If Borrower, Administrative Agent, Swing Line Lender, and L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit or Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their

Commitment Percentages (without giving effect to Section 2.9.1(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

3. BORROWING BASE PROPERTIES.

(a) Loan Documents.  The Loan shall be made, evidenced, administered and governed by all of the terms, conditions and provisions of the following loan documents (the “Loan Documents”), each as the same may be hereafter modified or amended, consisting of: (i) this Loan Agreement; (ii) the Notes; (iii) the unconditional, continuing guaranty (individually and collectively the “Guaranty”) from each Guarantor, pursuant to which each Guarantor shall guaranty the prompt, punctual, and faithful payment of the Loan and the performance of all Borrower’s other Obligations to the Administrative Agent and each of the Lenders under the Loan Documents in substantially the form of Exhibit F-1 or F-2, as applicable, which shall include each Borrowing Base Property Owner and each direct owner of the equity in a Borrowing Base Property Owner (other than the Borrower) that is a Wholly-Owned Subsidiary of the Borrower; and (iv) any other documents, instruments, or agreements heretofore or hereafter executed to further evidence or secure the Loan.

(b) Removal of Individual Property as a Borrowing Base Property - Borrower.  From time to time during the term of this Agreement following (i) Borrower’s written request (“Release Request”) and (ii) satisfaction of the Release Conditions, the Administrative Agent shall, in each case to the extent applicable, release the subject Borrowing Base Property Owner (and indirect owners thereof, as applicable) from the Guaranty by executing a Release of Guaranty in the form of Exhibit B to the Guaranty, and thereafter, to the extent such Borrowing Base Property Owner does not own any other Borrowing Base Property, such Borrowing Base Property Owner (and other Guarantors, as applicable) shall no longer be a Loan Party for the purposes of this Agreement; provided, however, any such release by the Administrative Agent shall not be deemed to terminate or release such Borrowing Base Property Owner from any obligation or liability under any Loan Document which specifically by its terms survives the said release or the payment in full of the Obligations.  The “Release Conditions” are the following:

3.b.1 Borrowing Base Compliance.  After giving effect to the release of the Borrowing Base Property, the Total Outstandings will be less than or equal to the Maximum Loan Amount.

3.b.2 Financial Covenant Compliance.  Upon release of the subject Borrowing Base Property, the Financial Covenants shall remain satisfied (or be satisfied if the release cures a Default which resulted from the Financial Covenants not being satisfied).

3.b.3 No Default Upon Release.  No Default shall exist under this Agreement or the other Loan Documents at the time of any such release, including, without limitation, under Section 7.21 hereof, except for any Default which is cured or remedied by the removal of such Individual Property from being a Borrowing Base Property.

3.b.4 No Default Prior to Release.  No Event of Default shall exist under this Agreement or the other Loan Documents at the time of the Release Request or at the time of any such release, including, without limitation, under Section 7.21 hereof, except for any Event of Default which is cured or remedied by the removal of such Individual Property from being a Borrowing Base Property.

3.b.5 [Reserved].

3.b.6 Payment of Fees.  The Borrower shall pay or reimburse the Administrative Agent for all reasonable legal fees and expenses and other reasonable costs and expenses incurred by Administrative Agent in connection with the release.

Any failure of any removal and release requested by the Borrower to meet all of the Release Conditions shall be deemed a rejection of the proposed Release Request and, subject to the other terms and conditions hereof as to whether any Individual Property is a Borrowing Base Property, such Borrowing Base Property shall remain a Borrowing Base Property hereunder.

(c) Removal of Individual Property as a Borrowing Base Property - Administrative Agent.

3.c.1 Removal Criteria.  An Individual Property shall no longer be deemed to be a Borrowing Base Property upon the determination by the Administrative Agent of the occurrence of any of the following:

(a) A Major Event of Loss occurs as to a Borrowing Base Property;

(b) A Borrowing Base Property as to which an Event of Loss occurs is not, or ceases to be, a Restoration Property, or upon completion of the Repair Work, will not meet all of the Borrowing Base Property Requirements; or

(c) The Required Lenders have instructed the Administrative Agent to remove a Borrowing Base Property if a tenant or tenants which have Leases in such Borrowing Base Property are subject to bankruptcy or insolvency proceedings and are not paying rent as required under such Leases or have filed a motion to reject such Lease, or have not assumed such Lease within sixty (60) days (or such longer period granted by the applicable bankruptcy court, not to exceed one hundred eighty (180) days) after such tenant’s bankruptcy filing.

3.c.2 [Reserved].

3.c.3 Release by Administrative Agent.  With respect to any Individual Property determined by the Administrative Agent to no longer be deemed a Borrowing Base Property in accordance with this Section 3.3, if requested by the Borrower and the Release Conditions are satisfied with respect thereto, the Administrative Agent shall, in each case to the extent applicable,  release the subject Borrowing Base Property Owner (and indirect owners thereof, as applicable)  from the Guaranty by executing a Release of Guaranty in the form of Exhibit B to the Guaranty, and thereafter, to the extent such Borrowing Base Property Owner does not own any other Borrowing Base Property, such Borrowing Base Property Owner (and other Guarantors, as applicable) shall no longer be a Loan Party for the purposes of this Agreement; provided, however, any such release by the Administrative Agent shall not be deemed to terminate or release such Borrowing Base Property Owner from any obligation or liability under any Loan Document which specifically by its terms survives the said release or the payment in full of the Obligations.

(d) Additional Borrowing Base Property.  From time to time during the term of this Agreement following the Borrower’s written request (“Additional Borrowing Base Request”), the Administrative Agent shall accept one or more Individual Properties as Borrowing Base Properties upon the satisfaction of the following conditions, in a manner reasonably acceptable to the Administrative Agent:

(a) If sought by the Borrower, the Borrower shall have obtained Preliminary Approval for the addition of such Individual Property.

(b) The Borrower (or applicable Loan Party) shall have satisfied all of the Borrowing Base Property Requirements as to such Individual Property.

(c) The Borrower and the applicable Loan Parties shall have executed and delivered the documents set forth in Section 3.1, including a Counterpart to Guaranty in substantially the form of Exhibit A to the Guaranty.

(d) The Borrower shall pay or reimburse the Administrative Agent for all reasonable legal fees and expenses and other costs and expenses incurred by Administrative Agent in connection with the additional Borrowing Base Property.

(e) The Borrower, the subject Borrowing Base Property Owner, and the subject Individual Property shall have satisfied all applicable conditions precedent set forth in Article 5 prior to the inclusion of the Individual Property as a Borrowing Base Property.

The Administrative Agent shall give the Borrower prompt written notice of its determination with respect to the admission or rejection of any Individual Property as a Borrowing Base Property.  To the extent that an Individual Property does not meet the requirements set forth above, the Borrower may nevertheless request that such Individual Property be included as a Borrowing Base Property and the Required Lenders may, in their sole and absolute discretion, agree to the acceptance of such Individual Property as an additional Borrowing Base Property.

4. CONTINUING AUTHORITY OF AUTHORIZED OFFICERS.

The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Authorized Officers with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates, the submission of requests for Loan Advances or Letters of Credit and certificates with regard thereto.  Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of such Authorized Officer giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent.  The Authorized Officers as of the Closing Date are as set forth on Schedule 4.

5. CONDITIONS PRECEDENT.

(a) Closing Loan and Funding Initial Loan Advance.  It shall be a condition precedent of Lenders’ obligation to close the Loan and to fund the Term Facility or the initial proceeds of the Revolving Facility that each of the following conditions precedent be satisfied in full, unless specifically waived in writing by all of the Lenders at or prior to the date of this Agreement (the “Closing Date”):

5.a.1 Satisfactory Loan Documents.  On the Closing Date, each of the Loan Documents shall be satisfactory in form, content and manner of execution and delivery to the Administrative Agent and the Administrative Agent’s counsel, and all Loan Documents shall be in full force and effect.

5.a.2 Financial Information; No Material Change.

(a) No change shall have occurred in the financial condition, business, affairs, operations or control of Borrower and/or the Loan Parties, since the date of their respective financial statements most recently delivered to Administrative Agent or any of the Lenders, which change has had or could reasonably be expected to have a Material Adverse Effect; and Borrower and the other Loan Parties shall have furnished Administrative Agent such other financial information, and certifications as reasonably requested by the Administrative Agent.

(b) The Borrower shall have provided to the Administrative Agent such certificates and other evidence as the Administrative Agent may reasonably require to evidence that the Borrower, CRT and each of the Borrowing Base Property Owners (both before and after giving effect to the Loan) is solvent, has assets having a fair value in excess of the amount required to pay such Person’s probable liabilities and existing Debts as such become absolute and mature, and has adequate capital for the conduct of such Person’s business and the ability to pay such Person’s Debts from time to time incurred in connection therewith as such Debts mature, including the Closing Compliance Certificate (the “Closing Compliance Certificate”) set forth as Exhibit E hereto or in such other form reasonably acceptable to the Administrative Agent.

5.a.3 Representations and Warranties Accurate.  All representations and warranties made by or on behalf of the Borrower and the other Loan Parties, or any of them, to the Administrative Agent or any of the Lenders shall be true, accurate and complete in all material respects and shall not omit any material fact necessary to make the same not materially misleading.

5.a.4 Lien Searches.  On or prior to the Closing Date, the Administrative Agent shall have received the results of a UCC, tax lien and judgment search as may be reasonably requested by the Administrative Agent with respect to the Borrower and any other Loan Parties, and the results of such search shall indicate there are no judgments which the Administrative Agent shall reasonably determine in good faith could reasonably be expected to have a Material Adverse Effect or Liens not permitted under the Loan Documents or to be satisfied with the proceeds of the initial Loan Advance or otherwise permitted by the Administrative Agent.

5.a.5 Litigation.  On the Closing Date, there shall not be any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of the Borrower’s knowledge, threatened with respect to the Loan, the transactions contemplated in the Loan Documents, or the Borrower, any other Loan Party, or any other Borrower Subsidiary, which are not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, which the Administrative Agent shall reasonably determine in good faith could reasonably be expected to have a Material Adverse Effect.

5.a.6 Formation Documents and Entity Agreements.  On the Closing Date, the Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party (or the manager or general partner of such Loan Party, as applicable) certifying (a) as to resolutions of such Loan Party authorizing and approving the transactions contemplated by the Loan Documents, and the execution and delivery thereof by such Loan Party in respect of the documents to which it is a party on its own behalf, or as a general partner or manager of such Loan Party, in respect of any of the Loan Documents, (b) as to signatures and incumbency of all Authorized Officers of such Loan Party (or the manager or general partner of such Loan Party, as applicable) executing documentation on behalf of such entity or on behalf of such Loan Party, in connection with the transactions contemplated by the Loan Documents, (c) that the Formation Documents of such Loan Party delivered on the Closing Date (with respect to the Borrowing Base Properties other than the Existing Borrowing Base Properties) or in connection with the Existing Agreement (with respect to the Existing Borrowing Base Properties) have been duly executed, delivered and filed (to the extent required by applicable Laws) and are or remain, as applicable,  in full force and effect and unmodified except as stated therein as of the date of such certificate (and annexing copies thereof with respect to the Formation Documents delivered on the Closing Date) and (d) the good standing certificates of such Loan Party for (i) its state of formation and (ii) such other good standing certificates where the conduct of such Loan Party’s business and ownership of its assets requires such qualification unless the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on such Loan Party.

5.a.7 Compliance With Laws.  The Administrative Agent shall have received and approved evidence that there are no Laws which prohibit or adversely limit the capacity or authority of the Borrower or any Loan Party to enter into the Loan Documents and perform the obligations of such Person with respect thereto.

5.a.8 Compliance With Financial Covenants.  The Lenders shall have received from the Administrative Agent the Closing Compliance Certificate or other evidence reflecting the Borrower’s compliance with the Financial Covenants and the terms and conditions hereof after giving effect to this Agreement and the other Loan Documents.

5.a.9 Borrowing Base Property Due Diligence.  The Administrative Agent shall have received and completed a review of such due diligence as the Administrative Agent may reasonably require with respect to any Borrowing Base Property, consistent with customary commercial lending practices for unsecured lines of credit involving properties of a similar nature including, without limitation, satisfaction of the Borrowing Base Property Requirements.

5.a.10 Condition of Property.  There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Borrowing Base Properties.

5.a.11 Third Party Consents and Agreements.  The Administrative Agent shall have received such third party consents and agreements, if any, as the Administrative Agent may reasonably require with respect to the entering into the Loan Documents and the performance of the obligations thereunder.

5.a.12 Legal and other Opinions.  The Administrative Agent shall have received and approved legal opinion letters from counsel representing the Borrower and the other Loan Parties which meet Administrative Agent’s legal opinion requirements and covering such matters incident to the transactions contemplated herein as the Administrative Agent may request.

5.a.13 No Default.  There shall not be any Default under any of the Loan Documents.

Notwithstanding anything to the contrary contained in this Agreement, with respect to any Existing Borrowing Base Property, the Administrative Agent and the Lenders hereby agree that the only closing requirements with respect to such Existing Borrowing Base Properties shall be receipt of (a) satisfactory legal opinion letters from counsel representing the Borrower and the other Loan Parties with respect to such Existing Borrowing Base Properties, (b) the other documentation set forth on the closing agenda provided by the Administrative Agent, including, without limitation, the Guaranty from each Guarantor, and (c) such other documentation, to the extent not previously delivered and in the possession of the Administrative Agent, required under the definition of Borrowing Base Property Requirements; it being understood that upon execution of this Agreement, each Lender agrees that the Borrowing Base Property Requirements for each Existing Borrowing Base Property have been satisfied.

(b) Conditions to all Credit Extensions.  The obligation of each Lender to honor any Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBO Rate Advances) is subject to the following conditions precedent:

5.b.1 Financial Covenant Compliance.  The Borrower shall be in compliance, on a pro forma basis after giving effect to such Credit Extension, with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower.

5.b.2 No Default.  No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof

5.b.3 Loan Notice.  The Administrative Agent and, if applicable, the Swing Line Lender or the L/C Issuer shall have received a Loan Notice in accordance with the requirements hereof.

Each request for a Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBO Rate Advances) submitted by the Borrower shall be deemed to be a certification that the conditions specified in Sections 5.2.1, 5.2.2 and 5.2.3 have been satisfied on and as of the date of the applicable Credit Extension.

6. REPRESENTATIONS AND WARRANTIES.

To induce the Lenders to enter into this Agreement and to make each Loan Advance, to issue each Letter of Credit and to otherwise complete all of the transactions contemplated hereby, the Borrower represents and warrants to the Administrative Agent and each Lender that:

(a) Formation.  Each Loan Party has been duly formed and is validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of the State of its formation.  Each Loan Party has the requisite corporate, partnership or limited liability company power and authority, as applicable, to own its assets and conduct its businesses as currently conducted and owned, and to enter into and perform its obligations under each Loan Document to which it is a party.  Each Loan Party is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.  No Loan Party is an EEA Financial Institution.

(b) Proceedings; Enforceability.  Each Loan Party has taken all requisite corporate, partnership or limited liability company action, as applicable, to authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party.  Each Loan Document which is required to be executed and delivered on or prior to the date on which this representation and warranty is being made has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) Conflicts.  Neither the execution, delivery and performance of the Loan Documents by the Loan Parties nor compliance by any Loan Party with the terms and provisions thereof, (a) will contravene any provision of any Law or any order, writ, injunction or decree of any court or Governmental Authority having jurisdiction over the Borrower, the Property or any Loan Party, (b) will conflict with or result in any breach of any of the terms, covenants, conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any Loan Party is a party or by which it or any of its properties or assets is bound or to which it may be subject, or (c) will violate any provision of any Formation Document of any Loan Party.

(d) Ownership and Taxpayer Identification Numbers.  All of the partners, owners, stockholders, and members, respectively and as may be applicable, of each Loan Party (other than the Borrower and CRT) are listed in Schedule 6.4 (as such may be updated from time to time).  Set forth on Schedule 6.4 (as such may be updated from time to time) is the exact correct and legal name, tax identification number(s) and state of incorporation or organization of the Borrower, CRT and each other Loan Party and whether such Loan Party owns a Borrowing Base Property.  Each Borrowing Base Property Owner is a Wholly-Owned Subsidiary of the Borrower.

(e) Litigation.  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of each Loan Party’s knowledge, threatened with respect to the Loan, the transactions contemplated in the Loan Documents, any Loan Party, or any Borrower Subsidiary, which are not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, could (a) materially adversely affect a Borrowing Base Property or (b) have or reasonably be expected to have a Material Adverse Effect.

(f) Information.  All factual information furnished by or on behalf of the Borrower or any Loan Party to the Administrative Agent and/or any of the Lenders (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Loan Party to the Administrative Agent and/or any of the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided. There is no material fact presently known to the Borrower which has not been disclosed to the Administrative Agent, and thereupon disclosed by the Administrative Agent to the Lenders, which could reasonably be expected to have a Material Adverse Effect.

(g) Taxes.  All Loan Parties have made all required tax filings and are not delinquent in the payment of any federal, state and local taxes, assessments, impositions or other governmental charges applicable to them and/or their respective assets, except to the extent same are being contested in a manner which complies with the requirements of Section 8.2.4.

(h) Financial Information.  The Consolidated financial statements of CRT and the consolidating financial statements of the Borrower and each Borrower Subsidiary delivered to the Administrative Agent (and which statements the Administrative Agent has delivered to the Lenders) present fairly the (a) financial condition of CRT and its Subsidiaries and the Borrower and the Borrower Subsidiaries, as applicable, as of the dates of such statements and (b) results of operations for the periods covered thereby.  Since the dates of the relevant financial statements, no change has occurred which could reasonably be expected to have a Material Adverse Effect.  All financial statements of CRT, the Borrower, the Borrower Subsidiaries, or any other Loan Party hereafter furnished to the Administrative Agent or any of the Lenders shall be true, accurate and complete in all material respects and shall fairly present the financial condition of CRT, the Borrower, the Borrower Subsidiaries and/or respective Loan Party, as applicable, as of the date thereof.

(i) Control Provisions.  The Borrower controls, directly or indirectly, and without the requirement for consent of any other Person (other than CRT), the management of each Borrowing Base Property Owner, subject to the rights of those minority or other equity interest holders as the Administrative Agent may approve.

(j) Formation Documents.  Subject to the last unnumbered paragraph of Section 5.1 hereof, the Borrower has delivered or caused to be delivered to the Administrative Agent true and complete copies of all Formation Documents of the Loan Parties, and all amendments thereto.

(k) Bankruptcy Filings.  No Loan Party is contemplating either a filing of a petition under any Debtor Relief Laws or the liquidation of all or a major portion of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Loan Party.

(l) Investment Company.  No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(m) [Reserved].

(n) Borrowing Base Properties.

6.n.1 Licenses and Permits.  The Borrowing Base Property Owners possess such Licenses and Permits issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to own and operate each Borrowing Base Property, except where the failure to possess any such License or Permit could not reasonably be expected to have a Material Adverse Effect.  The Borrowing Base Property Owners are in material compliance with the terms and conditions of all such Licenses and Permits, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All of the Licenses and Permits are valid and in full force and effect, except where the invalidity of such Licenses and Permits or the failure of such Licenses and Permits to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of the Borrowing Base Property Owners has received any written notice of proceedings relating to the revocation or modification of any such Licenses and Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

6.n.2 Ownership.  (a)  The Borrowing Base Property Owners have either (i) fee simple title to the Borrowing Base Properties or (ii) a leasehold estate interest in the Borrowing Base Properties, as set forth in Schedule 6.14.2 (as such may be updated from time to time), which such schedule (as it may be updated from time to time) also sets forth the current Adjusted Capitalized Value of each such Borrowing Base Property; (b) the interest of the Borrowing Base Property Owners in the Borrowing Base Properties are not subject to any Liens other than Permitted Liens, (c) neither the Borrower, CRT, nor any of the Borrowing Base Property Owners has received written notice of the assertion of any material valid claim by anyone adverse to any Loan Party’s ownership, or leasehold rights in and to any Borrowing Base Property (except as may be disclosed in any update from time to time in accordance with Section 6.25) that could reasonably be expected to have a Material Adverse Effect and (d) no Person has an option or right of first refusal to purchase all or part of any Borrowing Base Property or any interest therein which has not been waived (except as disclosed in Schedule 6.14.2 or in any update from time to time in accordance with Section 6.25).

6.n.3 Environmental Matters.  Except to the extent (i) the failure of the following to be true could not reasonably be expected to have a Material Adverse Effect or (ii) disclosed in writing to the Lenders prior to the Individual Property becoming a Borrowing Base Property either pursuant to an Environmental Report or in the S-11 registration statement filed by the Borrower on October 23, 2003 (it being understood that any such disclosure is limited to the facts known at the time such Individual Property became a Borrowing Base Property and does not include any new information or any change in facts regarding such disclosure that occurs at a later date), (a) each Borrowing Base Property is free of any Hazardous Materials in violation of any Environmental Laws applicable to such property; (b) none of the Borrowing Base Property Owners nor any Loan Party has received any written notice of a claim under or pursuant to any Environmental Legal Requirements applicable to a Borrowing Base Property or under common law pertaining to Hazardous Materials on or originating from any Borrowing Base Property (except as may be disclosed in any update from time to time in accordance with Section 6.25) and (c) none of the Borrowing Base Property Owners or any Loan Party has received any written notice from any Governmental Authority claiming any material violation of any Environmental Legal Requirements that is uncured or unremediated (except as may be disclosed in any update from time to time in accordance with Section 6.25) .

6.n.4 Leases.  Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (a) with respect to the Borrowing Base Properties, each Major Lease is in full force and effect (except as may be disclosed in any update from time to time in accordance with Section 6.25), (b) to the Borrower’s knowledge, none of the Borrowing Base Property Owners is in default after notice and the expiration of all applicable cure periods in the performance of any material obligation under any Major Lease and the Borrower has no knowledge of any circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by any party under any of the Major Leases (except as may be disclosed in any update from time to time in accordance with Section 6.25), (c) to the Borrower’s knowledge, no tenant is in default after notice and the expiration of all applicable cure periods in the performance of any material obligation under any Major Lease (except as may be disclosed in any update from time to time in accordance with Section 6.25), (d) to the Borrower’s knowledge, there are no actions, voluntary or involuntary, pending against any tenant under a Major Lease under any Debtor Relief Laws (except as may be disclosed in any update from time to time in accordance with Section 6.25), and (e) none of the Major Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered by any of the Borrowing Base Property Owners or any other Person, except with respect to the Lien in favor of the Administrative Agent on behalf of the Lenders securing the repayment of Obligations.

6.n.5 Ground Lease.  Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (a) each Ground Lease with respect to a Borrowing Base Property is valid, binding and in full force and effect as against the applicable Borrowing Base Property Owners and, to the Borrower’s knowledge, the other party thereto, (b) none of Borrowing Base Property Owner’s interest in the Ground Leases is subject to any pledge, lien, assignment, license or other agreement granting to any third party any interest therein, (c) no payments under any Ground Lease with respect to a Borrowing Base Property are delinquent, and to the knowledge of the Borrower, there does not exist under any of the Ground Leases any default after notice and expiration of all applicable cure periods in the performance of any material obligation under a Ground Lease, and (d) the identity of each ground lessor under a Ground Lease with respect to a Borrowing Base Property and whether each such ground lessor is an Affiliate of any Loan Party are set forth in Schedule 6.14.5 (as such may be updated from time to time).

6.n.6 Casualty/Condemnation.  To each Loan Party’s Knowledge, as of the Closing Date no Borrowing Base Property is the subject of any pending material condemnation proceeding or has suffered any material loss or casualty which has not been restored.

6.n.7 Property Condition.  To each Loan Party’s Knowledge, as of the Closing Date each Borrowing Base Property is in good condition and repair, with no material deferred maintenance currently pending with respect to any Borrowing Base Property.

(o) Margin Regulations; Use of Proceeds.  The Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.  The proceeds of the Loan shall be used solely and exclusively as provided in Section 8.13.  No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry any margin stock or to extend credit to others for the purpose thereof or to repay or refund indebtedness previously incurred for such purpose, or (b) for any purpose which would violate or in inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations T, U and X thereof.

(p) Insurance.  The Borrowing Base Properties are insured by insurers of recognized financial responsibility against such losses and risks in compliance with the requirements of Section 7.5.1 below.

(q) Deferred Compensation and ERISA.  Neither the Borrower nor any other Loan Party or any ERISA Affiliate, has any employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA nor maintains any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that primarily provide for health and welfare benefits to retired employees or other former employees (other than as required by Section 601 of ERISA).

(r) Anti-Corruption; OFAC; Designated Jurisdictions.

6.r.1 Anti-Corruption. In the last five years, the Loan Parties have conducted their respective businesses in compliance in all material respects with applicable Anti-Corruption Laws.

6.r.2 OFAC; Designated Jurisdictions.  None of the Loan Parties, any of their respective Subsidiaries, or, to the knowledge of CRT, any Related Party thereof, is (i) a Sanctioned Person, (ii) located, organized or resident in a Designated Jurisdiction or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions.  No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or indirectly, or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Sanctioned Person, or in any other manner that will result in a violation by any Loan Party or Subsidiary thereof, or the imposition on any Lender, the Arrangers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, of Sanctions.  Neither the making of the Loans hereunder nor the use of proceeds thereof will violate the Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.  The Borrower and its Subsidiaries are in compliance in all material respects with the Act.

(s) No Default.  There is no Default on the part of the Borrower or any of the other Loan Parties under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which could constitute a Default under any Loan Document.

(t) Governmental Authorizations; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person that has not been obtained or delivered is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

(u) Qualification as a REIT.  CRT qualified as a REIT under the provisions of the Code, as applicable, for its fiscal year ended December 31, 2010, and has remained qualified from December 31, 2010 through the date hereof.  All appropriate federal income tax returns for the fiscal years through December 31, 2015 have been filed by CRT with the IRS and no previously filed return has been examined and reported on by the IRS.  CRT has not incurred any liability for excise taxes pursuant to Section 4981 of the Code.  CRT is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and CRT’s proposed method of operation consistent with CRT’s business and the business activities contemplated by this Agreement will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(v) Compliance with Laws.  Each Loan Party is in compliance in all material respects with the requirements of all Laws applicable to it or to its properties, except in such instances in which (a) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(w) Property Matters.

6.w.1 Major Leases.  Set forth on Schedule 6.23.1 is a list of all Major Lease locations and the tenants party to Leases at such Major Lease locations (as updated from time to time, provided however, that notwithstanding Section 6.25 hereof Schedule 6.23.1 shall not be required to be updated more frequently than once per quarter). In the event that Borrower requests a Loan Advance more frequently than once per quarter, the accuracy of the representations made in this Section 6.23.1 shall not be a condition to funding such Loan Advance.

6.w.2 Borrowing Base Properties.  Set forth on Schedule 6.14.2 is a list of each Borrowing Base Property with detail indicating the owner of each Borrowing Base Property and the location of each Borrowing Base Property.

(x) Solvency.  After giving effect to the transactions contemplated hereby, (a) each of the Loan Parties is solvent and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (b) the fair saleable value of each Loan Party’s assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement.  After giving effect to the transactions contemplated hereby, none of the Loan Parties (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has incurred, or believes that it will incur debts beyond its ability to pay such debts as they become due; provided that nothing contained in subclause (i) shall require any equity holder to make any capital contribution to comply with such subclause (i).  In executing the Loan Documents and consummating the transactions contemplated hereby, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted.

(y) Regarding Representations and Warranties.  Each request by any Borrower for a Loan Advance and/or the issuance of a Letter of Credit: (i) shall constitute an affirmation by Borrower that the foregoing representations and warranties remain true and correct as of the date of such request (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and to the extent such representation or warranty is subject to a materiality qualifier, it shall be true and correct in all respects, and except that for purposes of this Section 6.25, the representations and warranties contained in Section 6.8 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.2.1 and Section 7.2.2;  and except as to the representations and warranties in Sections 6.4, 6.7, 6.9, and 6.14 which may be modified only to reflect events occurring after the date hereof as specifically disclosed in writing to Administrative Agent prior to or simultaneously with such written request) and, unless Administrative Agent is notified to the contrary prior to the disbursement of the requested Loan Advance or the issuance of the requested Letter of Credit, will be so on the date of such Loan Advance or issuance of such Letter of Credit, and (ii) shall constitute the representation and warranty of Borrower to Administrative Agent and each of the Lenders that the information set forth in each such request is true and correct in all material respects and omits no material fact necessary to make the same not misleading, provided that to the extent any representation or warranty made by the Borrower in this Agreement or any other Loan Document shall be incorrect or misleading in any material respect with respect to one or more Borrowing Base Properties such that the affirmations, representations and warranties required by this Section 6.25 cannot be made, the Borrower may remove a Borrowing Base Property pursuant to the terms of Section 3.2 (with a resulting decrease in the Borrowing Base Value) so that the affirmations, representations and warranties required by this Section 6.25 may be made.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by each Loan Party shall be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by the Administrative Agent and/or any of the Lenders or on its behalf.

7. AFFIRMATIVE COVENANTS.

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall cause, with respect to Sections 7.3 through 7.12, inclusive and Sections 7.26 and 7.27, each Loan Party to:

(a) Notices.  Within five (5) business days after obtaining actual knowledge thereof, notify the Administrative Agent in writing (and the Administrative Agent shall thereafter promptly notify the Lenders) of the following: (a) occurrence of any act, event or condition which constitutes a Default or Event of Default under any of the Loan Documents; and (b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.  Any notification delivered pursuant to clause (a) of this Section 7.1 shall include a written statement of any remedial or curative actions, if applicable, which the Borrower proposes to undertake and/or to cause any of other Loan Parties to cure or remedy such Default or Event of Default.

(b) Financial Statements; Reports; Officer’s Certificates.  Furnish or cause to be furnished to the Administrative Agent  (and the Administrative Agent shall thereafter promptly furnish copies of same to the Lenders) from time to time, the following financial statements, reports, certificates, and other information, all in form and manner of presentation reasonably acceptable to the Administrative Agent:

7.b.1 Annual Statements.  As soon as available and in any event no later than the earlier of (a) to the extent applicable, ten (10) days following the date CRT is required by the SEC to deliver its Form 10-K for each Fiscal Year and (b) ninety (90) days after the close of each Fiscal Year, (i) the Consolidated statements of financial condition of CRT, as at the end of such Fiscal Year and the related Consolidated statement of income and retained earnings and statement of cash flows for such Fiscal Year, in each case, commencing with the Fiscal Year ending December 31, 2017, setting forth comparative figures for the preceding fiscal year and certified by the Chief Financial Officer or Chief Accounting Officer of Borrower and by Ernst & Young LLP or other independent registered public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, in an unqualified opinion which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, (ii) consolidating income statements for the Borrower and each Borrower Subsidiary; such financial statements to include and to be supplemented by such detail and supporting data and schedules as the Administrative Agent may from time to time reasonably determine and (iii) upon the request of the Administrative Agent, a one (1) year Cash Flow Projection.

7.b.2 Periodic Statements.  As soon as available and in any event no later than the earlier of (a) to the extent applicable, ten (10)  days following the date CRT is required by the SEC to deliver its Form 10-Q for each fiscal quarter, and (b) forty-five (45) days after the close of each fiscal quarter (except for the quarter ending on December 31), (i) the Consolidated statement of financial condition of CRT, as at the end of such quarterly period, (ii) the related Consolidated statement of income and retained earnings (for the current quarter and on a year to date basis), and (iii) the Consolidated statement of cash flows (on a year to date basis), in each case commencing with the fiscal quarter ending September 30, 2017, setting forth comparative figures for the related periods in the prior Fiscal Year, internally prepared in accordance with

GAAP, consistently applied, subject to normal year-end audit adjustments, all in form and manner of presentation reasonably acceptable to the Administrative Agent, such financial statements to be certified by the Chief Financial Officer or Chief Accounting Officer of Borrower and to include and to be supplemented by such detail and supporting data and schedules as the Administrative Agent may from time to time reasonably determine, together with consolidating income statements for the Borrower and each Borrower Subsidiary.

7.b.3 Borrowing Base Property Reports.  Quarterly and annually, upon delivery of each of the financial statements required pursuant to Sections 7.2.1 and 7.2.2, above, the following financial statements for each of the Borrowing Base Property Owners internally prepared by the Borrower and certified by the Borrower to be true, accurate and complete in all material respects: (a) to the extent not included in the deliveries under Sections 7.2.1 or 7.2.2, an operating statement showing all calculation necessary to determine Adjusted Net Operating Income on a property by property basis, including, without limitation, the results of operation for the current quarter and on a year-to-date basis for the period just ended and, annually, an operating statement for the year just ended; and (b) in the form customarily used by the Borrower, a detailed, current rent roll of the subject Borrowing Base Property, containing such details as the Administrative Agent may reasonably request.

7.b.4 SEC Reports.  Within ten (10) days after being received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

7.b.5 Compliance Certificates.  Quarterly and annually, upon delivery of each of the financial statements required pursuant to Sections 7.2.1 and 7.2.2 above, (a) a Compliance Certificate in form of Exhibit C, annexed hereto, together with an Officer’s Certificate from the Chief Financial Officer or Chief Accounting Officer of Borrower providing and otherwise certifying (i) the compliance or non-compliance by the Borrower with the Financial Covenants, including such supporting detail as is reasonably deemed necessary by the Administrative Agent to verify the calculations incorporated therein, (ii) a report containing, to the extent not included in the deliveries under Sections 7.2.1, 7.2.2, or 7.2.3 for all Individual Properties, a summary listing of all Net Operating Income, revenues, rent roll, mortgage Debt, if any, the Borrower’s ownership interest therein, and, in addition, for each Individual Property acquired during the quarter just ended, the cost basis and the amount and terms of any assumed Debt, (iii) a certification that the financial statements fairly present in all material respects the Consolidated financial condition of CRT and that no Default or Event of Default has occurred and is continuing, or if it is, a statement as to the nature thereof; (iv) a listing of all filings by the Borrower or CRT with the SEC, including, without limitation, full copies of CRT’s 10-Q and 10-K filings; (v) if requested by the Administrative Agent and to the extent not previously provided, a list of any Major Leases entered into during the most recent fiscal quarter and any existing Leases that became Major Leases during the most recent fiscal quarter; and (vi) any material change in accounting policies required by GAAP or financial reporting practices by any Loan Party or their Subsidiaries.

7.b.6 Data Requested.  Within a reasonable period of time and from time to time, such other financial data or information as the Administrative Agent may reasonably request with respect to the Borrowing Base Properties, the Borrower, and/or the other Loan Parties including, but not limited to, rent rolls, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, deposit accounts, mortgage information, physical condition of the Borrowing Base Properties and pending lease proposals.

7.b.7 Tax Returns.  Upon the Administrative Agent’s request, copies of all federal and state tax returns of the Borrower and the other Loan Parties.

7.b.8 [Reserved.]

7.b.9 [Reserved.]

7.b.10 Entity Notices.  Concurrently with the issuance thereof, copies of all material written notices (excluding routine correspondence) given to the partners, owners, stockholders, and/or members, respectively, of the Borrower.

7.b.11 Property Acquisition or Sale.  Within five (5) Business Days of receipt thereof, copies of all notices in any way relating to a proposed sale or acquisition of any Individual Property which the Borrower or any Borrower Subsidiary intends to consummate.

7.b.12 Property Finance.  Within five (5) Business Days of receipt thereof, copies of all notices in any way relating to (a) a proposed finance or refinance of any Individual Property which the Borrower or any Borrower Subsidiary intends to consummate, (b) the occurrence of any monetary or material non-monetary default or monetary or material non-monetary event of default under any Debt which is recourse to the Borrower, or any other default or event of default under any Debt which is recourse to the Borrower, the occurrence of which could reasonably be expected to have a Material Adverse Effect, or (c) the occurrence of any monetary or material non-monetary default or monetary or material non-monetary event of default under any Debt in excess of $40,000,000 which is secured by an Individual Property, or any other default or event of default under any Debt in excess of $40,000,000 which is secured by an Individual Property, the occurrence of which could reasonably be expected to have a Material Adverse Effect.

7.b.13 Notice of Litigation.  Within ten (10) Business Days after an Authorized Officer obtains knowledge thereof, written notice of any pending or, to the best of such Person’s knowledge, threatened action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) relating in any way to the Loan, the transactions contemplated in the Loan Documents (including, without limitation, with regard to all Distributions), or the transactions contemplated in any documentation executed in connection therewith, or the Borrower, any other Loan Party, any other Borrower Subsidiary or any Borrowing Base Property, which is not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on a Borrowing Base Property.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that so long as the Borrower or CRT is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Swing Line Lender, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 15.20); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat and shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”  Notwithstanding the foregoing, (i) the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC” and (ii) no Public Lender shall be permitted to withhold, condition or delay its approval or consent to any matter hereunder based solely on such Public Lender’s failure or refusal to receive and/or review non-Public Borrower Materials.

(c) Existence.  (a) Preserve, renew and keep in full force and effect (i) the partnership, limited liability company or corporate existence, as applicable, of each Loan Party and (ii) the material rights, licenses, permits and franchises of each Loan Party, (b) comply with all Laws and other Laws applicable to it and its assets, business and operations, the non-compliance with which could reasonably be expected to have a Material Adverse Effect, (c) to the extent applicable, at all times maintain, preserve and protect all material franchises and trade names and all the remainder of its property used or useful in the conduct of its business, and (d) keep and cause each Loan Party to keep, its assets in good working order and repair, ordinary wear and tear and damage by casualty or taking by condemnation excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

(d) Payment of Taxes.  Duly pay and discharge, before the same shall become overdue, all taxes, assessments, impositions, and other governmental charges payable by it or with respect to the Borrowing Base Properties, to the extent that same are not paid by the tenants under the respective Leases; provided, however, the failure of any Loan Party to pay such taxes, assessments, impositions, or other governmental charges shall not constitute a Default or Event of Default as long as same are being contested in a manner which complies with the requirements of Section 8.2.3.

(e) Insurance.

7.e.1 Insurance.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary or with respect to Individual Properties where the tenant is responsible for providing insurance, the Loan Party shall cause such tenant to maintain insurance in accordance with such tenant’s lease with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Laws, and from time to time deliver to the Administrative Agent promptly following its request a detailed list, together with copies of all policies of the insurance then in effect (provided Borrower has received same from the issuer thereof), stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

7.e.2 Notice of Damage.  In the event of any damage or destruction to any Borrowing Base Property by reason of fire or other hazard or casualty, the Borrower shall give immediate written notice thereof to the Administrative Agent.  If there is any condemnation for public use of any Borrowing Base Property the Borrower shall give immediate written notice thereof to the Administrative Agent (and the Administrative Agent shall thereafter promptly notify the Lenders).  Further, the Borrower shall upon the request of the Administrative Agent provide to the Administrative Agent a report as to the status of any insurance adjustment, condemnation claim, or restoration resulting from any casualty or taking.

(f) Inspection.  Permit the Administrative Agent and the Lenders and its/their agents, representatives and employees to inspect the Borrowing Base Properties, and any and all other assets of the Borrower or any of the Loan Parties, at reasonable hours upon reasonable notice, subject to the rights of tenants therein.  The Borrower shall be responsible for the reasonable costs incurred by the Administrative Agent of such inspections if an Event of Default is in existence but all other costs of such inspections shall be borne by the Lenders.

(g) Loan Documents.  Observe, perform and satisfy all the terms, provisions, covenants and conditions to be performed by it under, and to pay when due all costs, fees and expenses, and other Obligations to the extent required under, the Loan Documents.

(h) Further Assurances.  Execute and deliver to the Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts, necessary or desirable in the reasonable judgment of the Administrative Agent, for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents.

(i) Books and Records.  Maintain and keep in accordance with GAAP (or such other accounting basis reasonably acceptable to the Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and such other Loan Parties and the Borrower Subsidiaries and all items of income and expense in connection with their respective business and operations and in connection with any services, equipment or furnishings provided in connection with the operation of the business of the Borrower, the other Loan Parties, and the Borrower Subsidiaries, whether such income or expense is realized thereby or by any other Person.  The Administrative Agent shall have the right, not more than once each quarter (unless an Event of Default shall have occurred and be continuing in which case as often as the Administrative Agent shall reasonably determine), during normal business hours and upon reasonable notice, to examine such books, records and accounts at the office of the Person maintaining such books, records, correspondence, and accounts and to make such copies or extracts thereof as the Administrative Agent shall desire at the Administrative Agent’s cost and expense.  The Borrower shall give the Administrative Agent fifteen (15) Business Days’ notice of any change in the location of its financial records from the address specified at the beginning of this Agreement.  The Administrative Agent may discuss the financial and other affairs of the Borrower, the other Loan Parties, and Borrower Subsidiaries with any of its partners, owners, and any accountants hired by the Borrower, it being agreed that the Administrative Agent and each of the Lenders shall use reasonable efforts not to divulge information obtained from such examination to others except in connection with Laws and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein).  Any assignee or transferee of the Loan, co-lender, or any holder of a participation interest in the Loan shall deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

(j) Business and Operations.  (a) Continue to engage in the type of businesses, acquisition, sale, financing, development and operation of retail properties and usual and customary uses incidental to such retail activities presently conducted by them as of the Closing Date, respectively, and (b) be qualified to do business and in good standing under the Laws of each jurisdiction, and otherwise to comply with all Laws, as and to the extent the same are required for the ownership, maintenance, management and operation of the assets of such Person except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(k) Estoppel.  Within ten (10) Business Days after a request therefor from the Administrative Agent, which request shall not be made by the Administrative Agent more than once each Fiscal Year, furnish to the Administrative Agent a statement, duly acknowledged and certified, setting forth (a) the amount then owing by the Borrower in respect of the Obligations, (b) the date through which interest on the Loan has been paid, (c) any offsets, counterclaims, credits or defenses to the payment by any Loan Party to the Obligations of which the Borrower has knowledge and (d) whether any written notice of Default from the Administrative Agent to the Borrower or any of the other Loan Parties is then outstanding and acknowledging that this Agreement and the other Loan Documents are in full force and effect and unmodified, or if modified, giving the particulars of such modification.

(l) ERISA.  As soon as possible and, in any event, within ten (10) days after any Loan Party, Borrower Subsidiary, or any ERISA Affiliate knows of the occurrence of any of the following which could reasonably be expected to have a Material Adverse Effect, deliver to the Administrative Agent a certificate of an executive officer of the Borrower setting forth details as to such occurrence and the action, if any, that the applicable the Borrower or other Loan Party or Borrower Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such the Borrower, Loan Party, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (a) that a Reportable Event has occurred; (b) that any Plan has been deemed to be in “at risk status” (as defined in Section 430(i)(4) of the Code without regard to 430(i)(4)(B) relating to the transition rule); (c) that the minimum required contribution (as defined in Section 430(a) of the Code) to a Plan has not been timely made; (d) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (e) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; (f) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (g) that such the Borrower, Loan Party, Borrower Subsidiary, or ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or (h) or that such the Borrower, the Loan Party or Borrower Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).  Upon the request of the Administrative Agent, the Borrower shall (and shall cause the other Loan Parties, ERISA Affiliates and Borrower Subsidiaries to) deliver to the Administrative Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Department of Labor.  In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of any material notices received by the Borrower, a Loan Party, a Borrower Subsidiary, or any ERISA Affiliate with respect to any Plan shall be delivered to the Administrative Agent no later than ten (10) days after the date such report has been filed with the Internal Revenue Service, the Department of Labor, or the PBGC or such notice has been received by the Borrower, Loan Party or Borrower Subsidiary or ERISA Affiliate, as applicable.

(m) [Reserved].

(n) Costs and Expenses.  Pay all costs and expenses as required by Section 15.9.1.

(o) Indemnification.  At all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless the Administrative Agent and each of the Lenders and all those claiming by, through or under the Administrative Agent and each of the Lenders as required by Section 15.9.2.

(p) Intentionally Omitted.

(q) Leverage Ratio.  Maintain a Leverage Ratio as determined as of each Calculation Date of not more than sixty percent (60%).  The Leverage Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.

(r) Fixed Charge Ratio.  Maintain a Fixed Charge Ratio as determined as of each Calculation Date of not less than 1.50:1.  The Fixed Charge Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be verified by the Administrative Agent.

(s) Net Worth.  Maintain a Net Worth as determined as of each Calculation Date equal to or greater than the aggregate of (a) $490,129,550.00, plus (b) seventy-five percent (75%) of the cumulative net cash proceeds received from and the value of assets acquired (net of (i) underwriters’ discounts, commissions and other reasonable out-of-pocket expenses of issuance actually paid to any Person (other than a Loan Party or an Affiliate of any Loan Party) and (ii) Debt incurred or assumed in connection therewith) through the issuance of Capital Stock by CRT after June 30, 2017.  The Net Worth covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.

(t) Secured Debt Ratio.  Maintain a Secured Debt Ratio as determined as of each Calculation Date of not more than forty percent (40%).  The Secured Debt Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.

(u) Borrowing Base Property Covenants.

7.u.1 Occupancy Ratio.  Not permit the aggregate Occupancy Ratio for the Borrowing Base Properties (determined on an aggregate rentable square foot basis) to be less than eighty percent (80%).

7.u.2 Retail Center.  Maintain each Borrowing Base Property at all times as a retail center located in the United States owned by a Borrowing Base Property Owner.

7.u.3 Business Strategy.  Maintain ownership of each Borrowing Base Property at all times consistent with the Borrower’s business strategy, and each Borrowing Base Property shall at all times be of an asset quality consistent with the quality of Borrowing Base Properties owned by the Borrowing Base Property Owners as of the date hereof.

7.u.4 Minimum Borrowing Base Properties.  Maintain a minimum of fifteen (15) Borrowing Base Properties at all times.

(v) Variable Rate Debt.  Maintain an aggregate Pro Rata Share of the Debt (including the Loan) of the Consolidated CRT Entities and the Unconsolidated CRT Entities which is Variable Rate Indebtedness of not more than thirty-five (35%) percent of the Total Asset Value.

(w) Replacement Documentation.  Upon receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of the Note or any other loan document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other loan document, the Borrower will issue, in lieu thereof, a replacement Note or other loan document in the same principal amount thereof and otherwise of like tenor.

(x) Maintenance of REIT Status.  CRT shall engage in such business activities, and shall refrain from engaging in such activities, so as to continue to meet the requirements for qualification and taxation as a REIT under the Code.  CRT shall at all times remain listed and traded on the New York Stock Exchange.

(y) The Lenders’ Consultants.

7.y.1 Right to Employ.  The Borrower agrees that the Administrative Agent shall have the right to employ on its behalf and on behalf of the Lenders, its own personnel, or one or more engineers, architects, environmental advisors, scientists, accountants, and attorneys to act as an advisor to the Administrative Agent and the Lenders in connection with the Loan (each of which shall be a “Lenders’ Consultant”).

7.y.2 Functions.  The functions of a Lenders’ Consultant shall include, without limitation: (i) inspection and physical review of any Borrowing Base Property; (ii) review and analysis of environmental matters; (iii) review and analysis of financial and legal matters; and (iv) providing usual inspection and review services for any Repair Work.

7.y.3 Payment.  The reasonable costs and fees of the Lenders’ Consultants shall be paid by the Loan Parties upon billing therefor and, if not so paid within thirty (30) days, may be paid directly by the Lenders through a Loan Advance, provided, however that the costs and fees of any Lenders’ Consultants that are engineers, architects, environmental consultants or scientists shall be borne by the Lenders unless an Event of Default shall exist.

7.y.4 Access.  The Loan Parties shall provide the Lenders’ Consultants with reasonable access to all Borrowing Base Properties.

7.y.5 No Liability.  Neither the Administrative Agent nor any Lender shall have liability to the Borrower, any Loan Party, or third party on account of: (i) services performed by the Lenders’ Consultant; or (ii) any failure or neglect by the Lenders’ Consultant to properly perform services. The Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by the Lenders’ Consultant for the Administrative Agent or the Lenders. No Lenders’ Consultant shall have liability to the Borrower, any Loan Party, or third party on account of: (x) services performed by such Lenders’ Consultant; or (y) any failure or neglect by such Lenders’ Consultant to properly perform services, except for its gross negligence or willful misconduct.

(z) Payment of Obligations.  Pay and discharge as the same shall become due and payable, all lawful claims which, if unpaid, would by Law become a Lien upon its property (other than Permitted Liens).

(aa) Compliance with Laws.  Conduct its business (a) in compliance in all material respects with applicable Anti-Corruption Laws and applicable anti-money laundering laws; and (b) in compliance in all material respects with the requirements of all other Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

8. NEGATIVE COVENANTS.

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any other Loan Party to directly or indirectly:

(a) No Changes to the Borrower and other Loan Parties.  Without the prior written consent of the Administrative Agent, such consent not be unreasonably withheld, conditioned or delayed after not less than thirty (30) days’ prior written notice (with reasonable particularity of the facts and circumstances attendant thereto): (a) change its jurisdiction of organization (with any change to a jurisdiction outside the United States requiring approval of all of the Lenders in their sole discretion), (b) change its organizational structure or type (with any change which would result in a Change of Control requiring approval of the Required Lenders in their sole discretion), (c) change its legal name, or (d) change the organizational number (if any) assigned by its jurisdiction of formation or its federal employment identification number (if any).

(b) Restrictions on Liens.  Create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible, including, without limitation, the Borrowing Base Properties), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, or grant rights with respect to, or otherwise encumber or create a security interest in, such property or assets or any portion thereof or any other revenues therefrom or the proceeds payable upon the sale, transfer or other disposition of such property or asset or any portion thereof, or permit or suffer any such action to be taken, except the following (singly and collectively, “Permitted Liens”):

8.b.1 Permitted Debt.  Liens to secure Permitted Debt, provided that (x) the Borrower will be in compliance with the Financial Covenants considering the consequences of the granting of any such Lien and (y) no such Lien shall be secured by any Borrowing Base Property, the ownership interest in any Borrowing Base Property Owner, or any other assets of any Borrowing Base Property Owner;

8.b.2 Tax Liens.  Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings, if (a) to the extent such contest concerns a Borrowing Base Property, reasonable reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been established in a manner reasonably satisfactory to the Administrative Agent or deposited in cash (or cash equivalents) with the Administrative Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable Law, (b) no imminent risk of sale, forfeiture or loss of any interest in any Borrowing Base Property or any part thereof arises during the pendency of such contest and (c) such contest could not reasonably be expected to have a Material Adverse Effect;

8.b.3 Judgment Liens.  Liens in respect of property or assets imposed by Law, which do not secure Debt, such as judgment Liens (provided such judgment Liens do not cause the occurrence of an Event of Default under Section 10.1), carriers’, warehousemen’s, material men’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, (a) which, except for such judgment Liens, do not in the aggregate materially detract from the value of any property or assets or  have, and could not reasonably be expected to have, a Material Adverse Effect, and (b) which, except for such judgment Liens, are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

8.b.4 Personal Property Liens.  Liens relating to personal property financing leases entered into in the ordinary course of business with respect to equipment, fixtures, furniture, furnishings and similar assets; and

8.b.5 L/C Issuer/Swing Line Lenders Liens.  Liens, if any, in favor of the L/C Issuer and/or the Swing Line Lender to cash collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder.

8.b.6 Easements, etc.  Liens in connection with easements, rights-of-way, zoning restrictions and other similar encumbrances affecting real property which, in the aggregate, do not impose material financial obligations on the Borrower or any Loan Party, and which do not, in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such property or the Loan Party that owns such property.

8.b.7 Title Matters.  Liens and other matters of record noted on any title insurance policy for a Borrowing Base Property delivered to the Administrative Agent, with the Administrative Agent having received the title insurance policies delivered for the Borrowing Base Properties as of the Closing Date.

(c) Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity.  (a) Dissolve, terminate or liquidate or, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed, consolidate with or merge with or into any other Person, (b) issue, sell, lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), including, without limitation, any securities, membership or partnership interests, or other interests of any kind in any other Loan Party or Borrower Subsidiary, directly or indirectly (whether by the issuance of rights of, options or warrants for, or securities convertible into, any such security, membership or partnership interests or other interests of any kind), (c) permit another Person to merge with or into it, (d) acquire all or substantially all the capital stock, membership or partnership interests or assets of any other Person, or (e) take any action which could have the effect, directly or indirectly, of diluting the economic interest of any Loan Party in any other Loan Party or Borrower Subsidiary; except the following:

8.c.1 Transfers.  Transfers pursuant to the Loan Documents and other agreements in favor of the Administrative Agent for the ratable benefit of the Lenders;

8.c.2 Non-Loan Parties.  Any such dissolution, liquidation, or termination which does not involve a Loan Party;

8.c.3 Loan Parties.  With the prior written consent of the Administrative Agent and the Required Lenders, such consent not to be unreasonably withheld or delayed, any consolidation, merger, or issuance so long as the Borrower is the surviving entity, provided that (a) the Borrower will be in compliance with the Financial Covenants considering the  consequences of such event, (b) no such event shall cause a Change of Control, and (c) each Borrowing Base Property Owner will continue to be a Wholly-Owned Subsidiary of the Borrower;

8.c.4 Borrowing Base Properties.  Sales of any Borrowing Base Property, provided the Release Conditions are satisfied with respect thereto;

8.c.5 Leases.  Leases of all or any portion of any Borrowing Base Property;

8.c.6 Property Transfers.  Sales, transfers, assignments or other dispositions of other assets of the Borrower, any Loan Party or any Borrower Subsidiary which do constitute Borrowing Base Properties; provided that the Borrower will be in compliance with the Financial Covenants considering the consequences of any such sale;

8.c.7 Ordinary Course.  Sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced;

8.c.8 With Consent.  Transactions, whether outright or as security, for which the Administrative Agent’s, the Required Lenders’ or the Lenders’, as applicable, prior written consent has been obtained to the extent such approval is required under this Agreement;

8.c.9 Permitted Investments.  In connection with a Permitted Investment;

8.c.10 Equity Issuances.  The issuance or sale of equity interests in the Borrower or CRT;

8.c.11 Merger of Loan Parties.  Mergers of and between Loan Parties, provided (a) the Borrower and CRT shall at all times remain surviving entities, and (b) the Administrative Agent receives ten (10) Business Days prior written notice of the proposed merger;

8.c.12 Cedar-Riverview.  The sale, transfer, assignment, redemption or other disposition of all or a portion of any preferred limited partnership interest in Cedar-Riverview LP; or

8.c.13 Cedar-Revere.  The creation of further condominium units in the Individual Property owned by Cedar-Revere, LLC, and the performance of construction in connection therewith, subject to the Administrative Agent’s reasonable approval of the condominium documents creating such additional units and such normal and customary due diligence as the Administrative Agent may reasonably require.

(d) Restrictions on Debt.  (a) Create, incur or assume any Debt, or make any voluntary prepayments of any Debt in respect of which it is an obligor, (b) enter into, acquiesce, suffer or permit any amendment, restatement or other modification of the documentation evidencing and/or securing any Debt under which it is an obligor or (c) increase the amount of any Debt existing as of the Closing Date; except with respect to the following (singly and collectively, “Permitted Debt”):

8.d.1 Debt under this Agreement.  The Obligations;

8.d.2 Unsecured Debt.  The Debt incurred under the Existing Multi-Tranche Term Loan Facility, the Existing 2016 Term Loan Facility and any Swap Contracts with any Lender or any Affiliate of a Lender are deemed to be Permitted Debt;

8.d.3 Individual Property Debt.  Individual Property secured Debt of the Borrower, CRT or any Borrower Subsidiary (other than any Loan Party) which is recourse to the Borrower or CRT consistent with customary project finance market terms and conditions (excluding the Obligations) in an amount not to exceed fifteen percent (15%) of the Total Asset Value in the aggregate outstanding at any one time, provided that the Borrower will be in compliance with the Financial Covenants and the Total Outstandings will not exceed the Maximum Loan Amount considering the consequences of the incurrence of such Debt;

8.d.4 Nonrecourse Debt.  Individual Property secured Debt of the Borrower, CRT or any Borrower Subsidiary (other than any Loan Party) which is nonrecourse to the Borrower (other than recourse in connection with customary nonrecourse or “bad boy” carve out provisions) or CRT, provided that the Borrower will be in compliance with the Financial Covenants considering the consequences of the incurrence of such Debt;

8.d.5 Ordinary Course.  Debt incurred in the ordinary course of business for the purchase of goods or services which are payable, without interest, within ninety (90) days of billing;

8.d.6 Capital Leases.  Debt under capital leases of the type described in Section 8.2.5;

8.d.7 Cross-Collateralized Debt.  Individual Property Debt incurred (other than by any Loan Party) under multi-property, cross-collateralized financings having an outstanding aggregate principal balance not to exceed $45,000,000;

8.d.8 Other Unsecured Debt.  Other Unsecured Debt so long as (i) Borrower is in compliance with the Financial Covenants after giving effect to the incurrence of such Unsecured Debt,  and (ii) the financial covenants in other Unsecured Debt are not any more restrictive than the Financial Covenants; and

8.d.9 Other Debt.  Debt, whether secured or unsecured, of a type not contemplated by any of the foregoing, for which Required Lenders’ prior written consent has been obtained.

(e) Other Business.  Enter into any line of business or make any material change in the nature of its business, purposes or operations, or undertake or participate in activities other than the continuance of its present business except as otherwise specifically permitted by this Agreement or the other Loan Documents.

(f) Change of Control.  Permit or otherwise suffer to occur any Change of Control.

(g) Forgiveness of Debt.  Voluntarily cancel or otherwise forgive or release any Debt owed to it by any Person, except for adequate consideration and except for settlement of lease obligations of tenants in the Borrower’s reasonable business judgment.

(h) Affiliate Transactions.  Enter into, or be a party to, any transaction with any Person which is an Affiliate of any Loan Party, except transactions (a) involving the offering or sale of a Person’s equity interests on an arm’s length basis, or (b) entered into in the ordinary course of business and on terms which are no less favorable to such Loan Party or Borrower Subsidiary than would be obtained in a comparable arm’s-length transaction with an unrelated third party, provided that this Section 8.8 shall not apply to transactions entirely between and among Loan Parties or entirely between and among Borrower Subsidiaries that are not Loan Parties.

(i) ERISA.  Establish or be obligated to contribute to any Plan.

(j) Bankruptcy Filings.  With respect to any of the Loan Parties, file a petition under any Debtor Relief Laws for the liquidation of all or a major portion of its assets or property.

(k) Investment Company.  Become an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(l) [Reserved].

(m) Use of Proceeds.  Permit the proceeds of the Loan, or any other accommodation at any time made hereunder, to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, any applicable anti-money laundering law or Anti-Corruption Law, or for any purpose other than to (a) repay certain existing indebtedness of the Borrower, (b) provide working capital to the Borrower, CRT, and the Borrower Subsidiaries, (c) provide funds for acquisitions, development, capital expenditures, and refinancings of real estate properties by the Borrower, CRT, and the Borrower Subsidiaries, (d) pay certain closing and transactional costs as approved by the Administrative Agent and (e) for other lawful REIT purposes.

(n) Distributions.  Authorize, declare, or pay any Distributions on behalf of the Borrower, except for Permitted Distributions.

(o) Restrictions on Investments.  Make or permit to exist or to remain outstanding any Investment except which are in:

(a) marketable direct or guaranteed general obligations of the United States of America which mature within one year from the date of purchase;

(b) (b) bank deposits, certificates of deposit and banker’s acceptances, or other obligations in or of the Lenders or banks located within and chartered by the United States of America or a state and having assets of over $500,000,000;

(c) the Borrower’s Subsidiaries (both Subsidiaries as of the date hereof and any other Person that becomes a Borrower Subsidiary), subject in all instances to the terms of this Agreement; and

(d) Permitted Investments.

(p) Negative Pledges, Etc.  Enter into any agreement subsequent to the Closing Date (other than a Loan Document, the Existing 2016 Term Loan Facility and the loan documents thereunder,  Existing Multi-Tranche Term Loan Facility and the loan documents thereunder, and any loan document entered into in connection with other Unsecured Debt permitted hereunder) which (a) prohibits the creation or assumption of any Lien upon any of the Borrowing Base Properties or the ownership interest therein, including, without limitation, any hereafter acquired property, (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document, or (c) could reasonably be expected to have a Material Adverse Effect.

(q) Swap Contracts.  Enter into any Swap Contract, unless (i) such Swap Contract was entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation, (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party other than normal setoff or netting rights, and (iii) such Swap Contract (x) was entered into by such Person that is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act and determined after giving effect to any applicable keepwell, support or other agreement for the benefit of such Person in accordance with the Commodity Exchange Act and applicable CFTC Regulations) and (y) is otherwise in compliance with all applicable Laws, including, without limitation, the Commodity Exchange Act and all applicable CFTC Regulations.

9. SPECIAL PROVISIONS.

(a) Legal Requirements.  The Borrower, any Borrower Subsidiary or any Loan Party may contest in good faith any claim, demand, levy or assessment under any Laws by any Person or entity if: (i) the contest is based upon a material question of Law or fact raised by the Borrower in good faith; (ii) such Person properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Law should the contest not be successful; (iv) if the contest concerns a Borrowing Base Property or a Borrowing Base Property Owner, reasonable reserves in an amount necessary to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary shall have been established in a manner reasonably satisfactory to the Administrative Agent or deposited in cash (or cash equivalents) with the Administrative Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable Law; (v) no Event of Default exists; (vi) if the contest relates to an Environmental Legal Requirement, the conditions set forth in the Environmental Indemnity Agreement relating to such contests shall be satisfied; (vii) no imminent risk of sale, forfeiture or loss of any interest in any Borrowing Base Property or any part thereof arises during the pendency of such contest; and (viii) such contest could not reasonably be expected to have a Material Adverse Effect.

(b) Limited Recourse Provisions.

9.b.1 Borrower Fully Liable.  Borrower shall be fully liable for the Loan and the Obligations of the Borrower to the Administrative Agent and each of the Lenders.

9.b.2 Certain Non-Recourse.  This Agreement and all Loan Documents have been executed by the undersigned in its capacity as an officer of CRT, as general partner of the Borrower on behalf of the Borrower or the Loan Parties, or in its capacity as an authorized signatory of the Borrower or the Loan Parties, and not individually, and none of the trustees, officers, directors, members, limited partners, or shareholders of the Borrower or CRT or any Loan Party shall be bound or have any personal liability hereunder or thereunder except under any Guaranty or other Loan Document signed by such Person, if any, other than a signature in a representative capacity.  Under no circumstances shall any party be entitled to seek recourse or commence any action against any of the trustees, officers, directors, members, limited partners, or shareholders of the Borrower or CRT or any such Person’s personal assets for the performance or payment of any obligation hereunder.  In all other Loan Documents, all parties shall not seek recourse or commence any action against any of the trustees, officers, directors, members, limited partners, or shareholders of Borrower or CRT or any of such Person’s personal assets for the performance or payment of any obligation hereunder or thereunder, except under any Guaranty or other Loan Document signed by such Person, other than a signature in a representative capacity.

9.b.3 Additional Matters.  Nothing contained in the foregoing non-recourse provisions or elsewhere shall: (a) limit the right of the Administrative Agent or any of the Lenders to obtain injunctive relief or to pursue equitable remedies under any of the Loan Documents, excluding only any injunctive relief ordering payment of obligations by any Person or entity for which personal liability does not otherwise exist; or (b) limit the liability of any attorney, law firm, accountant or other professional who or which renders or provides any written opinion or certificate to the Administrative Agent or any of the Lenders in connection with the Loan even though such Person or entity may be a limited partner of the Borrower.

(c) Payment of Obligations.  Upon the return to the Administrative Agent, or the expiration, of all of the Letters of Credit and the payment in full of the Obligations, in immediately available funds, including, without limitation, all unreimbursed costs and expenses of the Administrative Agent and of each Lender for which the Borrower is responsible, and the termination of this Agreement, the Administrative Agent shall execute and deliver such documents and termination statements as the Borrower or any other Loan Party reasonably requests to evidence such termination.  However, such termination by the Administrative Agent shall not be deemed to terminate or release any Person from any obligation or liability under the Loan Documents which specifically by its terms survives the payment in full of the Obligations.

10. EVENTS OF DEFAULT.

The following provisions deal with Defaults, Events of Default, notice, grace and cure periods, and certain rights of the Administrative Agent and the Lenders following an Event of Default.

(a) Default and Events of Default.  The term “Default” as used herein or in any of the other Loan Documents shall mean any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. The occurrence of any of the following events, continuing uncured beyond any applicable grace, notice or cure period, respectively, shall constitute an event of default (“Event of Default”).  Upon the occurrence of any Event of Default described in Section 10.1.8, any and all Obligations shall become due and payable without any further act on the part of the Administrative Agent. Upon the occurrence of any other Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, declare that any and all Obligations shall become immediately due and payable.

10.a.1 Failure to Pay the Loan.  The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, any Loan, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement shall have expired without such default having been cured.

10.a.2 Failure to Make Other Payments.  The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Obligation other than any payment Obligation on account of the principal of, or interest on, or fees in respect of, the Loan, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement shall have expired without such default having been cured.

10.a.3 Loan Documents.  Any other default in the performance of any term or provision of the Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under any Loan Document, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement shall have expired without such default having been cured.

10.a.4 Default under Other Agreements.  (i) The Borrower, CRT or any other Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt or Guarantee (including amounts owing to all creditors under any combined or syndicated credit arrangement but excluding the Debt hereunder) such that as a result thereof the aggregate outstanding principal amount of such Debt or Guarantees with respect to which such a failure exists at any time shall exceed $40,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is (1) to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or passage of time, or both, if required, in excess of $40,000,000 in the aggregate of the outstanding principal amount of such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) at any time, or (2) an offer to repurchase, prepay, defease or redeem in excess of $40,000,000 of the outstanding principal amount of such Debt to be made at any time, prior to its stated maturity, or (3) Guarantees securing in excess of $40,000,000 of the outstanding principal amount of such Debt to become payable at any time or (4) cash collateral in excess of $40,000,000 in respect thereof to be demanded at any time; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower, CRT or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower, CRT or any other Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower, CRT or such Subsidiary as a result thereof is greater than $40,000,000 in the aggregate at any time.

10.a.5 Representations and Warranties.  If any representation or warranty made by the Borrower or by any of the other Loan Parties in the Loan Documents was untrue or misleading in any material respect as of the date made or deemed made, including, without limitation, all representations and warranties made in Article 6 herein.

10.a.6 Affirmative Covenants.  The breach of any covenant contained in Article 7 herein, including, without limitation, the Financial Covenants.

10.a.7 Negative Covenants.  The breach of any covenant contained in Article 8 herein.

10.a.8 Financial Status and Insolvency.  Any Loan Party shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable Law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of a Loan Party, or of the whole or any substantial part of the property or assets of a Loan Party, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for ninety (90) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable Law and such petition shall remain undismissed for ninety (90) days; (viii) have, under the provisions of any other Law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of a Loan Party or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for ninety (90) days; or (ix) have an attachment or execution levied against any substantial portion of the property of a Loan Party or against any portion of a Borrowing Base Property which is not discharged or dissolved by a bond within sixty (60) days.

10.a.9 Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

10.a.10 Judgments.  One or more judgments or decrees shall be entered against Borrower or any Loan Party involving a liability (not paid or fully covered (subject to deductibles) by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments exceeds (a) $5,000,000 for the Borrower or CRT and (b) $750,000 for any other Loan Party.

10.a.11 ERISA.  (a) If (i) any Plan shall be deemed to be in “at risk status” (as defined in Section 430(i)(4) of the Code without regard to Section 430(i)(4)(B) relating to the transition rule), (ii) any Plan shall have had or is likely to have a trustee appointed to administer such Plan, (iii) any Plan is, shall have been or is likely to be terminated or to be the subject of a distress termination proceeding under ERISA, (iv) a minimum required contribution (as defined in Section 430(a) of the Code) for a Plan has not been timely made, (v) a Loan Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or (vi) a Loan Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that primarily provide health and welfare benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) and any of the foregoing could have a Material Adverse Effect; (b) if there shall result from any event or events described in clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(v) of this Section 10.1.11, the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability which could have, or reasonably be expected to have, a Material Adverse Effect; or (c) if any such lien, security interest or liability is imposed or granted and, individually, and/or in the aggregate, in the reasonable opinion of the Administrative Agent could have, or reasonably be expected to have, a Material Adverse Effect.

10.a.12 Change of Control.  If a Change of Control shall occur.

10.a.13 Indictment; Forfeiture.  The indictment of, or institution of any legal process or proceeding against, the Borrower or any other Loan Party under any applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of Borrower and/or any other such Loan Party and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower and/or any other such Loan Party of its business in the ordinary course.

10.a.14 Generally.  A default by the Borrower in the performance of any term, provision or condition of this Agreement to be performed by the Borrower, or a breach, or other failure to satisfy, any other term provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, including, without limitation, as set forth in Section 10.2 below.

(b) Grace Periods and Notice.  As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

10.b.1 No Notice or Grace Period.  There shall be no grace period and no notice provision with respect to the payment of principal at maturity and/or in connection with a Mandatory Principal Prepayment (except as provided in Section 2.3.8) and no grace period and no notice provision with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors, or subject to Sections 10.2.4 and 10.2.5, with respect to a breach of warranty or representation under Article 6, or (subject to Section 10.2.5) with respect to the breach of any of the affirmative covenants set forth in Article 7 (unless a grace or cure period is specifically provided for therein) or (subject to Section 10.2.5) with respect to the breach of any of the negative covenants set forth in Article 8.

10.b.2 Nonpayment of Interest.  As to the nonpayment of interest there shall be a three (3) Business Day grace period without any requirement of notice from the Administrative Agent.

10.b.3 Other Monetary Defaults.  All other monetary defaults shall have a three (3) Business Day grace period following notice from the Administrative Agent.

10.b.4 Nonmonetary Defaults Capable of Cure.  As to non-monetary Defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following such Default; provided that if such Default would reasonably require more than thirty (30)

days to cure or remedy, such longer period as requested by the Borrower but in no event longer than ninety (90) days following such Default and no extension shall be granted if such Default has caused a Material Adverse Effect.

10.b.5 Borrowing Base Property Defaults.  As to any non-monetary Defaults which are capable of being cured or remedied by the removal of any Individual Property or Individual Properties from being Borrowing Base Properties, there shall be a thirty (30) day grace period following such Default for the Borrower to cure or remedy such Default by removing such Individual Properties from being Borrowing Base Properties, if required, or by removing such Borrowing Base Properties from the Borrowing Base Value.

11. REMEDIES.

(a) Remedies.  Upon the occurrence and during the continuance of an Event of Default, whether or not the Obligations evidenced by this Agreement shall be due and payable or the Administrative Agent shall have instituted any action for the enforcement of the Loan Documents, the Administrative Agent may in its sole and absolute discretion, and shall upon the direction of the Required Lenders, in addition to any other remedies which the Administrative Agent may have hereunder or under the other Loan Documents, or otherwise, and not in limitation thereof:

11.a.1 Accelerate Debt.  Declare the Obligations immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or an involuntary petition in bankruptcy filed against Borrower (after expiration of the grace period, if any, set forth in Section 10.1.8), such acceleration shall be automatic).

11.a.2 Collateralize Letters of Credit.  Require the Borrower to deposit into accounts maintained with, and pledged to the Administrative Agent, cash proceeds in an amount equal to one hundred three percent (103%) of the L/C Exposure, which deposits shall secure the L/C Exposure.

11.a.3 Pursue Remedies.  Pursue any and all remedies provided for hereunder, under any one or more of the other Loan Documents, and/or otherwise.

(b) Distribution of Liquidation Proceeds.  Subject to the terms and conditions of this Agreement, the Administrative Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

First:  To the Administrative Agent, towards any fees and any expenses for which the Administrative Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Administrative Agent.

Second:  To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all fees and expenses which such Lenders have previously paid to the Administrative Agent and not theretofore paid to such Lenders.

Third:  Pari passu, (a) to all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan, and (b) to payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and Administrative Agent or any Lender, or any Affiliate of a Lender.

Fourth:  To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan including, without limitation, (a) any costs and expenses incurred directly by such

Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents, and (b) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer and Swing Line Loans held by the Swing Line Lender in proportion to the respective amounts described in this clause Fourth held by them.

Fifth:  To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.

Subject to Section 2.7.7, amounts used to provide Cash Collateral for the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(c) Power of Attorney.  For the purpose of exercising the rights granted by this Article 11, as well as any and all other rights and remedies of Administrative Agent under the Loan Documents, the Borrower hereby irrevocably constitutes and appoints the Administrative Agent (or any agent designated by Administrative Agent) its true and lawful attorney-in-fact, with full power of substitution, upon and following any Event of Default which is continuing, to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of the Borrower.  In connection with the foregoing power of attorney, the Borrower hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement.  The foregoing power of attorney shall not be affected by any disability or incapacity suffered by the Borrower and shall survive the same.  All powers conferred upon the Administrative Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

12. SECURITY INTEREST AND SET-OFF.

(a) Security Interest.  The Borrower hereby grants (and shall cause each other Loan Party  to grant) to the Administrative Agent and each of the Lenders, a continuing lien, security interest and right of setoff (with setoff being subject to Section 12.2) as security for all of the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any of the Lenders or any of their respective successors and assigns, or in transit to any of them.

(b) Set-Off/Sharing of Payments.  If any Event of Default occurs, any such deposits, balances or other sums credited by or due from Administrative Agent or any of the Lenders, or from any of their respective Affiliates, to the Borrower may to the fullest extent not prohibited by applicable Law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by the Administrative Agent against any or all of Loan Party’s Obligations irrespective of whether demand shall have been made and although such obligations may be unmatured, in the manner set forth herein.  Within five (5) Business Days of making any such set off, appropriation or application, the Administrative Agent agrees to notify the Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application.  ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.  Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to indebtedness of the Borrower to such Lender, other than the Obligations evidenced by this Agreement due to such Lender, such amount shall be applied ratably to such other indebtedness and to the Obligations evidenced by this Agreement due to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by this Agreement due to such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations due to such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to Obligations under this Agreement due to all of the Lenders, such Lender will make such disposition and arrangements (excluding any amounts received by the L/C Issuer or the Swing Line Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder) with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Obligations its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

(c) Right to Freeze.  The Administrative Agent and each of the Lenders shall also have the right, at its option, upon the occurrence of any event which would entitle the Administrative Agent and each of the Lenders to set off or debit as set forth in Section 12.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

(d) Additional Rights.  The rights of the Administrative Agent, the Lenders and each of their respective Affiliates under this Article 12 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which the Administrative Agent or any of the Lenders may have.

13. THE ADMINISTRATIVE AGENT AND THE LENDERS.

(a) Rights, Duties and Immunities of the Administrative Agent.

13.a.1 Appointment of Administrative Agent.  Each of the Lenders, the Swing Line Lender and the L/C Issuer hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 13.1 (other than Sections 13.1.10, and as may be limited by Sections 13.2.4 and 13.3.2) are solely for the benefit of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

13.a.2 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, neither the Arranger nor any other titled agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the L/C Issuer hereunder.

13.a.3 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

13.a.4 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing (but subject to Section 13.1.4(b)), the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 13.4.1 or (ii) in the absence of its own (or its officers’, directors’, employees’, agents’, attorneys in fact or Affiliates’) gross negligence or willful misconduct.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

13.a.5 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan Advance or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.a.6 Notice of Default.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

13.a.7 Lenders’ Credit Decisions.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

13.a.8 Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under this Loan Agreement or the other Loan Documents, (ii) any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Loan Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Loan Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Administrative Agent.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

13.a.9 Administrative Agent in its Individual Capacity.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, CRT or any Borrower Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders..

13.a.10 Successor Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and, if such appointment is prior to the occurrence and continuation of an Event of Default, with the prior approval of, the Borrower, such approval not to be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, at the direction and with the consent of the Borrower, on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan

Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 15.9 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by KeyBank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

13.a.11 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.4, 2.7.9, 2.7.10 and 15.9) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 15.9.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

13.a.12 Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or an owner of a Borrowing Base Property or an indirect owner of a Borrowing Base Property Owner as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will promptly confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.1.12.

(b) Respecting Loans and Payments.

13.b.1 Adjustments.  If, after the Administrative Agent has paid each Lender’s proportionate share of any payment received or applied by the Administrative Agent in respect of the Loan and other Obligations, that payment is rescinded or must otherwise be returned or paid over by the Administrative Agent, whether pursuant to any Debtor Relief Law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at the Administrative Agent’s request, promptly return its proportionate share of such payment or application to the Administrative Agent, together with such  Lender’s proportionate share of any interest or other amount required to be paid by the Administrative Agent with respect to such payment or application.

13.b.2 Setoff.  If any Lender (including the Administrative Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the obligations of the Borrower under this Loan Agreement, such Lender shall remit to the Administrative Agent all such sums received pursuant to the exercise of such right of setoff, and the Administrative Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Loan Agreement.

13.b.3 Distribution by the Administrative Agent.  If in the opinion of the Administrative Agent distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders.  In addition, the Administrative Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such Persons as shall be determined by such court.

13.b.4 Removal or Replacement of a Lender.  If any Lender requests compensation under Sections 2.6.1 or 2.6.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, or if any Lender is a Defaulting Lender, then in addition to, and not in limitation of, the rights and remedies that may be available to the Borrower at law or in equity, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.3), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) The Administrative Agent shall be paid the assignment fee specified in Section 13.3.2(d);

(b) Such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.3.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) In the case of any such assignment resulting from a claim for compensation under Sections 2.6.1 or 2.6.2 or payments required to be made pursuant to Section 2.8, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) Such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

13.b.5 Holders.  The Administrative Agent may deem and treat the Lender designated in the Register as the proportionate owner of such interest in the Obligations for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any designated interest in the Obligations shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such interest in the Obligations.

(c) Assignments by Lenders.

13.c.1 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 13.3.2, (ii) by way of participation in accordance with the provisions of Section 13.3.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.3.6 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.3.6 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

13.c.2 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 13.3.2, participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a) Minimum Amounts.

(i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii) in any case not described in Section 13.3.2(a)(i), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(b) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and shall consist of a pro rata share of each of the Revolving Facility and the Term Facility.

(c) Required Consents.  No consent shall be required for any assignment except to the extent required by Section 13.3.2(a)(ii) and, in addition:

(i) the consent of the Borrower shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender (other than a Defaulting Lender), an Affiliate of a Lender (other than a Defaulting Lender) or an Approved Fund;

(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(iii) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(d) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(e) No Assignment to Borrower.  No such assignment shall be made to CRT, the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(f) No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(g) No Assignment to Defaulting Lenders.  No such assignment shall be made to a Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.2.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.8, 2.6.1, 2.6.2, 2.3.15, and 15.9 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender; provided that such new Note shall be dated the effective date of such Assignment and Acceptance and shall be otherwise in the form of Exhibit B.  To the extent a Lender has assigned all of its Commitment and Loans, it covenants to return any outstanding Note to the Borrower or to provide a lost note indemnity in lieu thereof.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

13.c.3 Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.c.4 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or CRT or the Borrower or any of the Borrower’s or CRT’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 13.4.1 that affects such Participant.  Subject to Section 13.3.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.6.1, 2.6.2 and 2.3.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3.2.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 12.2 as though it were a Lender, provided such Participant agrees to be subject to Section 12.2 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation under any Loan Document is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

13.c.5 Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.8, 2.3.15, 2.6.1 or 2.6.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, provided in no instance shall the Borrower’s Obligations be increased as a result thereof.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.8 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 2.8.5 as though it were a Lender.

13.c.6 Certain Pledges.  Any Lender may at any time pledge all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge to secure obligations to a Federal Reserve Bank; provided that no such pledge or foreclosure with respect to any such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

13.c.7 Resignation as L/C Issuer and Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time KeyBank assigns all of its Commitment and Loans pursuant to Section 13.3.2 above, KeyBank may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and Swing Line Lender.  In the event of any such resignation as L/C Issuer and Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer and Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of KeyBank as L/C Issuer and Swing Line Lender.  If KeyBank resigns as L/C Issuer and Swing Line Lender, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Advances or fund risk participations in Unreimbursed Amounts pursuant to Section 2.7.3).  Upon the appointment of a successor L/C Issuer and Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank to effectively assume the obligations of KeyBank with respect to such Letters of Credit.

(d) Administrative Matters.

13.d.1 Amendment, Waiver, Consent, Etc.  Except as otherwise provided herein or as to any term or provision hereof which specifically provides for the consent or approval of the Administrative Agent, the Required Lenders and/or the Lenders, as applicable, no term or provision of this Loan Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Loan Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders; provided that, no such waiver and no such amendment, waiver, supplement, modification or release shall:

(a) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document or, unless the Borrower is in compliance with clause (B) of Section 2.7.1(b)(ii), extend the stated expiration date of any Letter of Credit beyond the Letter of Credit Expiration Date without the written consent of each Lender directly affected thereby,

(b) amend, modify or waive any provision of this Section 13.4 without the written consent of each Lender,

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso at the end of this Section 13.4.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate,

(d) change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender,

(e) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11) without the written consent of such Lender,

(f) release or waive any guaranty of the Obligations or indemnifications provided in the Loan Documents except to the extent the release of the Guarantor is permitted by this Agreement (in which case such release may be made by the Administrative Agent acting alone) without the written consent of each Lender;

(g) require or accept any Collateral for the benefit of the Lenders other than on a pro rata basis (except as specifically provided herein with respect to Cash Collateral delivered for the benefit of the L/C Issuer and/or the Swing Line Lender), without the written consent of each Lender;

(h) require or accept one or more guarantees for the benefit of the Lenders other than on a pro rata basis, without the written consent of each Lender; or

(i) change Section 11.2 or Section 12.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement relating to any Swing Line Loans held by it; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

13.d.2 Deemed Consent or Approval.  With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Loan Agreement, or if the Administrative Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct.  The Administrative Agent may (but shall not be required to unless so requested by the Borrower) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE.  FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE ADMINISTRATIVE AGENT AND RECITED ABOVE”,

and if (and only if) the foregoing legend is included by the Administrative Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Administrative Agent within ten (10) calendar days of such Lender’s receipt of such notice.

14. RESERVED.

15. GENERAL PROVISIONS.

(a) Notices.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Swing Line Lender or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 15.1; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to a Lender or the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc.  Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(b) Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(c) [Reserved].

(d) [Reserved].

(e) Parties Bound.  The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Administrative Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

This Agreement is a contract by and among the Borrower, the Administrative Agent and each of the Lenders for their mutual benefit, and no third Person shall have any right, claim or interest against either Administrative Agent, any of the Lenders or the Borrower by virtue of any provision hereof.

(f) Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

15.f.1  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15.f.2  SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED WITHIN THE FIRST DEPARTMENT OF THE NEW YORK STATE UNIFIED COURT SYSTEM AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENTS SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

15.f.3  WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS IN ANY COURT REFERRED TO IN SECTION 15.6.2.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

15.f.4  SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.1.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

15.f.5  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(g) Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

(h) Cumulative Rights.  All of the rights of the Administrative Agent and the Lenders hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Administrative Agent may determine in its sole good faith judgment.

(i) Expenses; Indemnity; Damage Waiver.

15.i.1 Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent and the Co-Documentation Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent and the Co-Documentation Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

15.i.2 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.8), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Loan Party in violation of any Environmental Legal Requirements, or any environmental liability of CRT, the Borrower or any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

15.i.3 Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required hereunder Sections 15.9.1 or 15.9.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this Section 15.9.3 are subject to the provisions of Section 12.2.

15.i.4 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and the Administrative Agent and each Lender shall not assert, and hereby waives any claim against a Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, with the exception of any such damages claimed against the Administrative Agent or any Lender by a third party as to which the Administrative Agent and each Lender has a right of indemnification from the Borrower under Section 15.9.2.  No Indemnitee referred to in Section 15.9.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from a claim described in clause (x) or (y) of Section 15.9.2.

15.i.5 Payments.  All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

15.i.6 Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the Swing Line Lender and the L/C Issuer, the replacement of any Lender, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(j) Regarding Consents.  Except to the extent expressly provided herein, any and all consents to be made hereunder by the Administrative Agent, Required Lenders, or Lenders shall be in the discretion of the Party to whom consent rights are given hereunder.

(k) Obligations Absolute.  Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower and the obligations of the Loan Parties under the Loan Documents shall be joint and several, absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower or any Loan Party may have at any time against the Administrative Agent or any of the Lenders whether in connection with the Loan or any unrelated transaction.

(l) Table of Contents, Title and Headings.  Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of its or their provisions.

(m) Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.1, this Agreement shall become effective when the Administrative Agent and the Borrower shall have received counterparts hereof that, when taken together, bear the signatures of each party hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(n) Satisfaction of Commitment Letter.  The Loan being made pursuant to the terms hereof and of the other Loan Documents is being made in satisfaction of Administrative Agent’s and each of the Lenders’ obligations under the Commitment Letter.  The terms, provisions and conditions of this Agreement and the other Loan Documents supersede the provisions of the Commitment Letter.

(o) Time Of the Essence.  Time is of the essence of each provision of this Agreement and each other Loan Document.

(p) No Oral Change.  This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent).  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

(q) Monthly Statements.  While the Administrative Agent may issue invoices or other statements on a monthly or periodic basis (a “Statement”), it is expressly acknowledged and agreed that: (i) the failure of the Administrative Agent to issue any Statement on one or more occasions shall not affect the Borrower’s obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lenders and so the Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement;

(iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lenders’ rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

(r) No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction completed hereby, the Borrower and each other Loan Party acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger,  on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); and (ii) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.  The Administrative Agent, each Lender and their respective affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.

(s) USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(t) Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives to the extent such parties require such information in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.1.1 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  In addition, each of the Administrative Agent and the Lenders may disclose the existence of this Agreement and the information about this Agreement to service providers to the Administrative  Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

(u) Amendment and Restatement.  The Borrower, the Administrative Agent and the lenders party to the Existing Agreement that are Lenders under this Agreement each hereby agrees that, at such time as this Agreement shall have become effective, the Existing Agreement automatically shall be deemed replaced and superseded by this Agreement and the Borrower and the lenders party to the Existing Agreement shall no longer have any obligations thereunder (other than those obligations in the Existing Agreement that expressly survive the termination of the Existing Agreement) and instead all obligations of the Borrower and the lenders under the Existing Agreement are now evidenced by this Agreement.  It is the intention of the parties to this Agreement that this Agreement not operate as a novation of the obligations under the Existing Agreement and shall not operate as a novation or waiver of any right, power or remedy of the Administrative Agent or any Lender.

(v) Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[The balance of this page is intentionally left blank]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered as of the date first written above.

BORROWER:	CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

	By:	Cedar Realty Trust, Inc., its general partner

	By:	/s/PHILIP R. MAYS
	Name:	Philip R. Mays
	Title:	EVP, Chief Financial Officer & Treasurer

ADMINISTRATIVE
AGENT:	KEYBANK NATIONAL ASSOCIATION
	By:	/s/ DARIN MAINQUIST
Darin Mainquist
Assistant Vice President

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ DARIN MAINQUIST
Darin Mainquist
Assistant Vice President

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ ASAD RAFIQ
	Name:	Asad Rafiq
	Title:	Vice President

LENDER:	REGIONS BANK

	By:	/s/ KYLE D UPTON
	Name:	Kyle D Upton
	Title:	Vice President

LENDER:	TD BANK, N.A.

	By:	/s/ CLARKE CRONIN
	Name:	Clarke Cronin
	Title:	Vice President

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ FREDERICK H. DENECKE
	Name:	Frederick H. Denecke
Title:

LENDER:	MANUFACTURERS AND TRADERS TRUST COMPANY

	By:	/s/ PETER J. OSTROWSKI
	Name:	Peter J. Ostrowski
	Title:	Vice President

LENDER:	RAYMOND JAMES BANK, N.A.

	By:	/s/ TED LONG
	Name:	Ted Long
	Title:	Vice President

SCHEDULE 1.1(a)

COMMITMENTS

AND COMMITMENT PERCENTAGES

Lender	Revolver	Term Loan	Facility	Percentage of Facility
KeyBank National Association	$42,000,000	$8,000,000	$50,000,000	16.666666667%
Bank of America	$42,000,000	$8,000,000	$50,000,000	16.666666667%
M&T Bank	$32,000,000	$8,000,000	$40,000,000	13.333333333%
Regions	$42,000,000	$8,000,000	$50,000,000	16.666666667%
Capital One	$38,000,000	$7,000,000	$45,000,000	15.000000000%
TD Banknorth	$41,000,000	$9,000,000	$50,000,000	16.666666667%
Raymond James	$13,000,000	$2,000,000	$15,000,000	5.000000000%
Total	$250,000,000	$50,000,000	$300,000,000	100.000000000%

SCHEDULE 1.1(a) - 1

SCHEDULE 1.1(b)

EXISTING LETTERS OF CREDIT

None.

SCHEDULE 1.1(b) - 1

SCHEDULE 4

AUTHORIZED OFFICERS

1. Bruce J. Schanzer, President and Chief Executive Officer of Cedar Realty Trust, Inc. and the Borrowing Base Property Owners

2. Robin M. Zeigler, Executive Vice President and Chief Operating Officer of Cedar Realty Trust, Inc. and the Borrowing Base Property Owners

3. Philip R. Mays, Executive Vice President, Chief Financial Officer and Treasurer of Cedar Realty Trust, Inc. and the Borrowing Base Property Owners

SCHEDULE 4 - 1

SCHEDULE 6.4

OWNERSHIP INTERESTS AND TAXPAYER IDENTIFICATION NUMBERS

OF LOAN PARTIES

Legal Name of Loan Party	State of Organization	Partners/Members	Tax Identification Number	Borrowing Base Property Owner	Prop Ref. No
Cedar Realty Trust Partnership, L.P.	Delaware	N/A	11-3440066	No
Cedar Realty Trust, Inc.	Maryland	N/A	42-1241468	No
Cedar-South Philadelphia I, LLC	Delaware	Cedar-South Philadelphia II, LLC (100%)	90-0082050	Yes	1
Cedar-South Philadelphia II, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (99.9%); CIF-Loyal Plaza Associates, Corp. (0.01%)	90-0082060	No	1
CIF- Loyal Plaza Associates, Corp.	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	42-1597273	No	1
Cedar-Riverview LP	Pennsylvania	Cedar-Riverview LLC (1% of common interests; general partner); CSC-Riverview LLC (99% of common interests; limited partner); Firehouse Realty Corp. (preferred limited partner); Reed Development Associates, Inc. (preferred limited partner); South River View Plaza, Inc. (preferred limited partner); River View Development Corp. (preferred limited partner); Riverview Commons, Inc. (preferred limited partner)	20-0422200	Yes	2
Cedar-Riverview LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-0151534	No	2
CSC-Riverview LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-0151125	No	2
Cedar Lender LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-0447171	No	2
Cedar Dubois, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-0768567	Yes	3
Cedar Brickyard, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-2011661	Yes	4
Cedar Brickyard II, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	27-0844498	Yes	4
Cedar-Valley Plaza, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	42-1596164	Yes	5
Cedar-Glen Allen UK, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-3797757	Yes	6
Cedar-Fredericksburg UK, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-3797657	Yes	7
Cedar-Revere LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-3528504	Yes	8
Cedar-Palmyra, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-3897470	Yes	9

SCHEDULE 6.4 - 1

Legal Name of Loan Party	State of Organization	Partners/Members	Tax Identification Number	Borrowing Base Property Owner	Prop Ref. No
Cedar-Fairview Commons, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8241755	Yes	10
Cedar-Norwood, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-5610606	Yes	11
Cedar-Metro Square II, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-3478262	Yes	12
Greentree Road L.L.C. 1	Delaware	Greentree Road L.L.C. 2 (100%)	11-3620398	Yes	13
Greentree Road L.L.C. 2	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3620395	No	13
Cedar-Bristol, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8328145	Yes	14
Hamilton FC Associates, L.P.	Pennsylvania	Cedar-Hamilton, LLC (60%) and Hamilton FC General, LLC (0.01%) and Various Other Individuals (39.99%)	20-8783810	Yes	15
Cedar-Hamilton, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-2475771	No	15
Cedar-PC Plaza, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-1293357	Yes	16
Cedar-Trexler Plaza 2, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-5065081	Yes	17
Cedar-Trexler Plaza 3, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-5220380	Yes	17
Cedar-Campbelltown, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-1675368	Yes	18
Cedar-Carll’s Corner, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-1286374	Yes	19
Washington Center L.L.C. 1	Delaware	Washington Center L.L.C. 2 (100%)	11-3620386	Yes	20
Washington Center L.L.C. 2	Delaware	Cedar Center Holdings L.L.C. 3 (100%)	11-3620385	No	20
Cedar Center Holdings L.L.C. 3	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3632594	No	20
Academy Plaza L.L.C. 1	Delaware	Academy Plaza L.L.C. 2(100%)	11-3620380	Yes	21
Academy Plaza L.L.C. 2	Delaware	Cedar Center Holdings L.L.C. 3(100%)	11-3620382	No	21
Cedar Center Holdings L.L.C. 3	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3632594	No	21
Port Richmond L.L.C. 1	Delaware	Port Richmond L.L.C. 2 (100%)	11-3620392	Yes	22
Port Richmond L.L.C. 2	Delaware	Cedar Center Holdings L.L.C. 3(100%)	11-3620390	No	22
Cedar Center Holdings L.L.C. 3	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3632594	No	22
Virginia Kempsville LLC	Virginia	Cedar Realty Trust Partnership, L.P. and Cedar-Second Member LLC	25-1823129	Yes	23
Cedar-Second Member LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	23

SCHEDULE 6.4 - 2

Legal Name of Loan Party	State of Organization	Partners/Members	Tax Identification Number	Borrowing Base Property Owner	Prop Ref. No
Virginia General Booth LLC	Virginia	Cedar Realty Trust Partnership, L.P. and Cedar-Second Member LLC	25-1823132	Yes	24
Cedar-Second Member LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	24
Fort Washington Fitness, L.P.	Delaware	Cedar-Fort Washington LLC (General Partner) and Cedar-Second Member LLC (Limited Partner)	13-4227049	Yes	25
Cedar-Fort Washington LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	54-2074245	No	25
Cedar-Second Member LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	25
Newport Plaza Associates, L.P.	Delaware	CIF-Newport Plaza Associates, LLC (General Partner) (1%) and Fairport Associates, L.P. (Limited Partner) (99%)	56-2312995	Yes	26
CIF-Newport Plaza Associates, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	59-3770320	No	26
Fairport Associates, L.P.	Delaware	CIF-Fairport Associates, LLC (General Partner) and Cedar-Second Member LLC (Limited Partner)	59-3763393	No	26
CIF-Fairport Associates, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	59-3763400	No	26
Cedar-Second Member LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	26
Virginia Suffolk LLC	Virginia	Cedar Realty Trust Partnership, L.P. and Cedar-Second Member LLC	20-1823128	Yes	27
Cedar-Second Member LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	27
Halifax Plaza Associates, L.P.	Delaware	CIF-Halifax Plaza Associates, LLC (General Partner) (1%) and Fairport Associates, L.P. (Limited Partner) (99%)	56-2312992	Yes	28
CIF-Halifax Plaza Associates, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	59-3770319	No	28
Fairport Associates, L.P.	Delaware	CIF-Fairport Associates, LLC (General Partner) and Cedar-Second Member LLC (Limited Partner)	59-3763393	No	28
CIF Fairport Associates, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	59-3763400	No	28
Cedar-Second Member LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	28
Coliseum FF, LLC	Virginia	Cedar Realty Trust Partnership, L.P. and Cedar-Second Member LLC	25-1819781	Yes	29
Cedar-Second Member LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	29
Cedar-Kings, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-0532800	Yes	30

SCHEDULE 6.4 - 3

Legal Name of Loan Party	State of Organization	Partners/Members	Tax Identification Number	Borrowing Base Property Owner	Prop Ref. No
Cedar Quartermaster II, LLC	Delaware	Cedar Quartermaster Holding, LLC (100%)	46-4174145	Yes	31
Cedar Quartermaster Holding, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (99.9%); CIF-Loyal Plaza Associates, Corp. (0.1%)	46-4248660	No	31
CIF-Loyal Plaza Associates, Corp.	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	42-1597273	No	31
Cedar Quartermaster III, LLC	Delaware	Cedar Quartermaster Holding, LLC (100%)	46-4186944	Yes	32
Cedar Quartermaster Holding, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (99.9%) CIF-Loyal Plaza Associates, Corp. (0.1%)	46-4248660	No	32
CIF-Loyal Plaza Associates, Corp.	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	42-1597273	No	32
Cedar-Trexler, LLC	Delaware	Cedar-Trexler SPE, LLC (100%)	20-3916293	Yes	33
Cedar-Trexler SPE, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-3916335	No	33
Cedar-Yorktowne, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-0532880	Yes	34
Cedar-Fieldstone Marketplace, LP	Delaware	Cedar-Fieldstone SPE, LLC (100%)	20-3941157	Yes	35
Cedar-Fieldstone SPE, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-3941589	No	35
Cedar-Mechanicsburg LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-2956328	Yes	36
Cedar-Elmhurst, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-5957270	Yes	37
Cedar-Timpany, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	26-1286225	Yes	38
Cedar-Bethel, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	46-4039486	Yes	39
Cedar PCP-New London, LLC	Delaware	Cedar-New London SPE, LLC (100%)	26-3769424	Yes	40
Cedar-New London SPE, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	40
Cedar-Oak Ridge, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-5841437	Yes	41
Lawndale I, LP	Delaware	Lawndale II, LP (11%); Cedar Lawndale, LLC (89%)	11-3440066	Yes	42
Lawndale II, LP	Delaware	Lawndale III, LP (11%); Cedar Lawndale, LLC (89%)	11-3440066	No	42
Lawndale III, LLC	Delaware	Cedar Lawndale, LLC (100%)	11-3440066	No	42
Cedar Lawndale, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (99.9%); CIF-Loyal Plaza Associates, Corp. (0.1%)	47-3105507	No	42
CIF-Loyal Plaza Associates, Corp.	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	42-1597273	No	42
Pine Grove Plaza Associates, LLC	Delaware	CIF-Pine Grove Plaza Associates, LLC (100%)	11-3440066	Yes	43
CIF-Pine Grove Plaza Associates, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	43

SCHEDULE 6.4 - 4

Legal Name of Loan Party	State of Organization	Partners/Members	Tax Identification Number	Borrowing Base Property Owner	Prop Ref. No
Cedar Quartermaster, LLC	Delaware	Cedar Quartermaster Holding, LLC (100%)	46-4248660	Yes	44
Cedar Quartermaster Holding, LLC	Delaware	CIF-Loyal Plaza Associates, Corp. (0.1%); Cedar Realty Trust Partnership, L.P. (99.9%)	46-4248660	No	44
CIF-Loyal Plaza Associates, Corp.	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	42-1597273	No	44
Cedar-Groton, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	45
Cedar-Jordan Lane, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	46
Cedar Southington Plaza, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	47
Cedar-Kutztown, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	48
Oakland Mills Business Trust	Maryland	Cedar Oakland Mills, LLC (100%)	11-3440066	Yes	49
Cedar Oakland Mills, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	49
Gold Star Plaza Associates	Pennsylvania	Gold Star Realty, Inc. (1% General Partner); Cedar -Second Member, LLC (99% Limited Partner)	23-2935086	Yes	50
Gold Star Realty, Inc.	Pennsylvania	Cedar Realty Trust Partnership, L.P. (100%)	23-2934424	No	50
Cedar Second Member, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	20-8845411	No	50
Bloomfield Center Urban Renewal, LLC	New Jersey	Cedar-Glenwood Holding, LLC (100%)	11-3440066	Yes	51
Cedar-Glenwood Holding, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	51
Cedar Hamburg, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	52
Cedar-West Bridgewater, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	52
Cedar Meadows Marketplace GP, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	53
Cedar Meadows Marketplace LP, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	53
Cedar-Meadows Marketplace, LP	Delaware	Cedar Meadows Marketplace GP, LLC (1% General Partner); Cedar Meadows Marketplace LP, LLC (99% Limited Partner)	11-3440066	Yes	53
Cedar Camp Hill GP, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	54
Cedar-Camp Hill, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	54
Cedar-Carmans, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	55
Swede Square Holdings LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	No	56

SCHEDULE 6.4 - 5

Legal Name of Loan Party	State of Organization	Partners/Members	Tax Identification Number	Borrowing Base Property Owner	Prop Ref. No
Swede Square Associates LLC	Delaware	Swede Square Holdings LLC (100%)	11-3440066	Yes	56
Cedar Golden Triangle, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-344066	Yes	57
Cedar Christina Crossing, LLC	Delaware	Cedar Realty Trust Partnership, L.P. (100%)	11-3440066	Yes	57

SCHEDULE 6.4 - 6

SCHEDULE 6.14.2

BORROWING BASE PROPERTIES

Legal Name of Loan Property/Property Owner	Borrowing Base Property/Purchase Options	Fee Simple or Leasehold Estate	Prop. Ref. No.
Cedar-South Philadelphia I, LLC	South Philadelphia Shopping Plaza Philadelphia, Pennsylvania	Fee Simple	1
Cedar-Riverview LP	Riverview Shopping Center Philadelphia, Pennsylvania	Fee Simple (Parking is Leasehold)	2
Cedar Dubois, LLC	Dubois Commons Shopping Center Sandy, Pennsylvania	Fee Simple	3
Cedar Brickyard, LLC Cedar Brickyard II, LLC	Brickyard Shopping Center Berlin, Connecticut	Fee Simple	4
Cedar-Valley Plaza, LLC	Valley Plaza Shopping Center, Hagerstown, Maryland	Fee Simple	5
Cedar-Glen Allen UK, LLC	Ukrop’s Shopping Center, Glen Allen, Virginia Ukrop’s Super Markets, Inc. has a purchase option.	Fee Simple	6
Cedar-Fredericksburg UK, LLC	Ukrop’s Shopping Center, Fredericksburg, Virginia Ukrop’s Super Markets, Inc. has a purchase option.	Fee Simple	7
Cedar-Revere LLC	Unit 2 of The Shops at Suffolk Downs Condominium, Revere, Massachusetts The Stop & Shop Supermarket Company LLC has a purchase option.	Fee Simple	8
Cedar-Palmyra, LLC	Palmyra Shopping Center Palmyra, Pennsylvania	Fee Simple	9
Cedar-Fairview Commons, LLC	Fairview Commons Fairview Township, Pennsylvania	Fee Simple	10
Cedar-Norwood, LLC	Hannaford Plaza Norwood, Massachusetts	Fee Simple	11
Cedar-Metro Square II, LLC	Metro Square at Owings Mills, Owings Mills, Maryland	Fee Simple	12
Greentree Road L.L.C. 1	Washington Center Shops, Washington, New Jersey	Fee Simple	13
Cedar-Bristol, LLC	Oakland Commons, Bristol, Connecticut	Fee Simple	14
Hamilton FC Associates, L.P.	Crossroads II Shopping Center, Dunmore, PA	Fee Simple	15
Cedar-PC Plaza, LLC	Price Chopper Plaza, Webster, MA	Fee Simple	16
Cedar-Trexler Plaza 2, LLC and Cedar-Trexler Plaza 3, LLC	Trexler Plaza Shopping Center, Lower and Upper Macungie Townships, PA	Fee Simple	17
Cedar-Campbelltown, LLC	Northside Commons Shopping Center, South Londonderry Township, PA	Fee Simple	18
Cedar-Carll’s Corner, LLC	Carll’s Corner, 15 Cornwell Drive, Bridgeton, NJ	Fee Simple	19
Washington Center L.L.C. 1	Washington Center, 415 Egg Harbor Road, Sewell, NJ	Fee Simple	20
Academy Plaza L.L.C. 1	Academy Plaza, 3200-3296 Red Lion Road, Philadelphia, PA	Fee Simple	21

SCHEDULE 6.14.2 - 1

Legal Name of Loan Property/Property Owner	Borrowing Base Property/Purchase Options	Fee Simple or Leasehold Estate	Prop. Ref. No.
Port Richmond L.L.C. 1	Port Richmond, 2401-2499 Aramingo Ave., Philadelphia, PA	Fee Simple	22
Virginia Kempsville LLC	Kempsville Crossing, 1830 Kempsville Rd., Virginia Beach, VA	Fee Simple	23
Virginia General Booth LLC	General Booth Shopping Center, 1615 General Booth Blvd., Virginia Beach, VA	Fee Simple	24
Fort Washington Fitness, L.P.	LA Fitness Facility, 1175 Virginia Rd., Fort Washington, PA	Fee Simple	25
Newport Plaza Associates, L.P.	Newport Plaza, 2-18 Newport Plaza, Newport, PA	Fee Simple	26
Virginia Suffolk LLC	Suffolk Plaza, 1401 N. Main St., Suffolk, VA	Fee Simple	27
Halifax Plaza Associates, L.P.	Halifax Plaza, 3761-3777 Peters Mountain Rd., Halifax, PA	Fee Simple	28
Cedar-Kings, LLC	Kings Plaza 1024 Kings Highway New Bedford, MA 02745	Fee Simple	29
Coliseum FF, LLC	Coliseum Marketplace, 2170 Coliseum Dr. Hampton, VA 23466	Fee Simple	30
Cedar Quartermaster II, LLC	Quartermaster Shopping Center Oregon Ave. and 23rd St. Philadelphia, PA 19145	Fee Simple	31
Cedar Quartermaster III, LLC	Quartermaster Shopping Center Oregon Ave. and 23rd St. Philadelphia, PA 19145	Fee Simple	32
Cedar-Trexler, LLC	Trexler Mall 6900 Hamilton Blvd. Trexlertown, PA 18087	Fee Simple	33
Cedar-Yorktowne, LLC	Yorktowne Plaza 122 Cranbrook Road Cockeysville, MD 21030	Fee Simple	34
Cedar-Mechanicsburg LLC	Mechanicsburg Center 5301 Simpson Ferry Road Mechanicsburg, PA 17055	Fee Simple	35
Cedar-Fieldstone Marketplace, LP	Fieldstone Marketplace 500 Kings Highway New Bedford, MA 02745	Fee Simple	36
Cedar-Elmhurst, LLC	Elmhurst Square 5600 Portsmouth Blvd. Portsmouth, VA 23701	Fee Simple	37
Cedar-Timpany, LLC	Timpany Plaza 360 Timpany Blvd. Gardner, MA 01440	Fee Simple	38
Cedar-Bethel, LLC	Big Y Shopping Center Old Hawleyville Rd. & Stony Hill Rd. Bethel, CT 06801	Fee Simple	39
Cedar PCP-New London, LLC	New London Mall, 317, 351 & 369 North Frontage Road, New London, Connecticut	Fee Simple	40
Cedar-Oak Ridge, LLC	Oak Ridge Shopping Center, 1524 Holland Road, Suffolk, Virginia	Fee Simple	41
Lawndale I, LP	Lawndale Plaza, 6301-6395 Oxford Avenue, Philadelphia, Pennsylvania	Fee Simple	42

SCHEDULE 6.14.2 - 2

Legal Name of Loan Property/Property Owner	Borrowing Base Property/Purchase Options	Fee Simple or Leasehold Estate	Prop. Ref. No.
Pine Grove Plaza Associates, LLC	Pine Grove Plaza, 18 Broadway Street, Brown Mills, New Jersey	Fee Simple	43
Cedar Quartermaster, LLC	Quartermaster Shopping Center, Oregon Ave. and 23rd St. Philadelphia, PA 19145	Fee Simple	44
Cedar-Groton, LLC	Groton Shopping Center, 646-720 Long Hill Road, Groton, Connecticut	Fee Simple	45
Cedar-Jordan Lane, LLC	Jordan Lane Shopping Center, 1380-1420 Berlin Turnpike, Wethersfield, Connecticut	Fee Simple	46
Cedar Southington Plaza, LLC	Walmart Shopping Center, 235 Queen Street, Southington, Connecticut	Fee Simple	47
Cedar-Kutztown, LLC	Kutztown Shopping Center, Kutztown Road and Sheradin Road, Maxatawny Township, Pennsylvania	Fee Simple	48
Oakland Mills Business Trust	Oakland Mills Village Center, 5865 Robert Oliver Place, Columbia, Maryland	Fee Simple	49
Gold Star Plaza Associates	Gold Star Plaza, 1 Gold Star Highway (Route 924), Shenandoah, Pennsylvania	Fee Simple	50
Bloomfield Center Urban Renewal, LLC	Glenwood Village Retail Condo, 300 Glenwood Avenue, Bloomfield, New Jersey	Fee Simple	51
Cedar Hamburg, LLC	Hamburg Plaza, 500 Hawk Ridge Road, Hamburg, Pennsylvania	Fee Simple	52
Cedar-West Bridgewater, LLC	West Bridgewater Plaza, 2077 North Main Street, West Bridgewater, Massachusetts	Fee Simple	53
Cedar-Meadows Marketplace, LP	Meadows Marketplace, 233 Hershey Road, Hershey, Pennsylvania	Fee Simple	54
Cedar-Camp Hill, LLC	Camp Hill Shopping Center, 32 – 3399 Trindle Road, Camp Hill, Pennsylvania	Fee Simple	55
Cedar-Carmans, LLC	Carmans Plaza Shopping Center, 900-944 Carmans Road, Massapequa, New York	Fee Simple	56
Swede Square Associates LLC	Swede Square Shopping Center, Germantown Pike and Swede Road, East Norriton, Pennsylvania	Fee Simple	57
Cedar Golden Triangle, LLC	Golden Triangle Shopping Center Route 272 and Route 501 Manheim, Pennsylvania	Fee Simple	58
Cedar Christina Crossing, LLC	Christina Crossing Shopping Center, 401-436 S. Market St. and 411-501 S. Walnut St., Wilmington, Delaware	Fee Simple	59

SCHEDULE 6.14.2 - 3

SCHEDULE 6.14.3

ENVIRONMENTAL REPORTS

Legal Name of Loan Party/Property Owner	Environmental Report	Prop. Ref. No.
Cedar-South Philadelphia I, LLC	Phase I Environmental Site Assessment, South Philadelphia Shopping Plaza, 24th Street, and Passyunk Avenue, South Philadelphia, Pennsylvania 19145, prepared by EMG, dated January 11, 2012	1
Cedar-Riverview LP	Phase I Environmental Site Assessment, Riverview Plaza, 1100-1400 South Christopher Columbus Boulevard and 1401 South Water Street, Philadelphia, Pennsylvania 19147, prepared by IVI Assessment Services, Inc., dated December 19, 2011	2
Cedar Dubois, LLC	Phase I Environmental Site Assessment, Commons at DuBois Site, 118-324 Commons Drive, Sandy Township, Clearfield County, Pennsylvania, prepared by BL Companies Pennsylvania, Inc., dated December 21, 2011	3
Cedar Brickyard, LLC Cedar Brickyard II, LLC	Phase I Environmental Site Assessment, Brickyard Plaza Shopping Center, 129 & 225-295 Berlin Turnpike, Town of Berlin, Hartford County, Connecticut, prepared by BL Companies Pennsylvania, Inc., dated December 21, 2011	4
Cedar-Valley Plaza, LLC	Phase I Environmental Site Assessment, Valley Plaza Shopping Center, 1701 to 1729 Massey Boulevard, Hagerstown, Washington County, Maryland 31525, prepared by Eckland Consultants Inc., dated January 12, 2012	5
Cedar-Glen Allen UK, LLC	Phase I Environmental Site Assessment Report, Martin’s Food & Drugstore, 10150 Brook Road, Glen Allen, Virginia, prepared by ECS Mid-Atlantic, LLC, dated December 19, 2011	6
Cedar-Fredericksburg UK, LLC	Phase I Environmental Site Assessment Report, Former Ukrop’s Grocery Store, 4503 Plank Road, Fredericksburg, Virginia 22407, prepared by ECS Mid-Atlantic, LLC, dated December 23, 2011	7
Cedar-Revere LLC	Draft Phase I Environmental Site Assessment, The Shops and Suffolk Downs, Furlong Drive, Revere, Massachusetts, prepared by Sanborn, Head & Associates, Inc., dated December 16, 2011 Phase I Environmental Site Assessment, The Shops and Suffolk Downs, Furlong Drive, Revere, Massachusetts, prepared by Sanborn, Head & Associates, Inc., dated February 2010	8
Cedar-Palmyra, LLC	Phase I Environmental Site Assessment, Palmyra Shopping Center Site, 901 East Main Street, Borough of Palmyra, Lebanon County, Pennsylvania, prepared by BL Companies Pennsylvania, Inc., dated December 21, 2011	9
Cedar-Fairview Commons, LLC	Phase I Environmental Site Assessment, Fairview Commons Shopping Center, 110 Old York Road, Fairview Township, York County, Pennsylvania, prepared by Mountain Research, LLC, dated December 2011	10

SCHEDULE 6.14.3 - 1

Cedar-Norwood, LLC	Phase I Environmental Site Assessment, Hannaford Plaza Site, 418-444 Walpole Street, Town of Norwood, Norfolk County, Massachusetts, prepared by BL Companies Pennsylvania, Inc., dated December 21, 2011 Phase II Environmental Site Assessment, Hannaford Plaza 418-444 Walpole Street, Norwood, Massachusetts, prepared by Professional Service Industries, Inc., dated September 25, 2006	11
Cedar-Metro Square II, LLC	Phase I Environmental Site Assessment Report, Metro Square at Owings Mills, 11130 Reisterstown Road, Owings Mills, Baltimore County, Maryland, prepared by Civil & Environmental Consultants, Inc., dated December 19, 2011	12
Greentree Road L.L.C. 1	Phase I Environmental Site Assessment, 304 Greentree Road, Block 193, Lot 5, Washington Township, Gloucester County, New Jersey, prepared by Brinkerhoff Environmental Services, Inc., December 20, 2011	13
Cedar-Bristol, LLC	Phase I Environmental Site Assessment, Shaws Supermarket, 325 Oakland Street, Bristol, Connecticut 06010, prepared by EBI Consulting, dated December 20, 2011	14
Hamilton FC Associates, L.P.	Phase I Environmental Site Assessment, Shoppes at Crossroads Site, 3560 and 3578 Route 611, Townships of Stroud and Hamilton, Monroe County, Pennsylvania, prepared by BL Companies Pennsylvania, Inc., dated December 22, 2011	15
Cedar-PC Plaza, LLC	Phase I Environmental Site Assessment Report, Price Chopper Plaza, 112, 118 & 120 E Main Street, Webster, Worcester County, Massachusetts, prepared by Civil & Environmental Consultants, Inc., dated December 18, 2011 Phase I Environmental Site Assessment Report, Price Chopper Plaza, East Main Street, Webster, Worcester County, Massachusetts, prepared by Civil & Environmental Consultants, Inc., dated September 2009	16
Cedar-Trexler Plaza 2, LLC and Cedar-Trexler Plaza 3, LLC

Phase I Environmental Site Assessment, Trexlertown Plaza Shopping Center, 7150 Hamilton Boulevard, Trexlertown, Pennsylvania, 18087, prepared by IVI Assessment Services, Inc., dated December 19, 2011

Report of Phase I Environmental Site Assessment, Proposed Tractor Supply Company, 7450 Hamilton Boulevard, Trexlertown, Pennsylvania 18087, prepared by Professional Service Industries, Inc., dated April 22, 2011

Report of Phase I Environmental Site Assessment, Automobile Dealership, 7450 Hamilton Boulevard, Trexlertown, Pennsylvania 18087, prepared by Professional Service Industries, Inc., dated December 3, 2010

Phase I Environmental Site Assessment Report, Mobile Home Park, 7450 Hamilton Boulevard, Trexlertown, Pennsylvania 18087, prepared by Professional Service Industries, Inc., dated January 18, 2008

Report of Phase I Environmental Site Assessment, Automobile Dealership, 7450 Hamilton Boulevard, Trexlertown, Pennsylvania 18087, prepared by Professional Service Industries, Inc., dated February 26, 2007

		17

SCHEDULE 6.14.3 - 2

Cedar-Campbelltown, LLC	Phase I Environmental Site Assessment, Northside Commons Shopping Center Site, 103-112 Northside Drive, South Londonberry Township, Lebanon County, Pennsylvania, prepared by BL Companies Pennsylvania, Inc., dated December 21, 2011	18
Cedar-Carll’s Corner, LLC	Phase I Environmental Site Assessment, Carll’s Corner Shopping Center Site, 9-47 Cornwell Drive and 1070 North Pearl Street, Upper Deerfield Township, Cumberland County, New Jersey, prepared by BL Companies Pennsylvania, Inc., dated May 30, 2012.	19
Washington Center L.L.C. 1

Phase I Environmental Site Assessment Report, Washington Center, 415 Egg Harbor Road, Sewell, New Jersey 08080, prepared by Professional Service Industries, Inc., dated September 12, 2012

Phase I Environmental Site Assessment Report, Washington Center, 415 Egg Harbor Road, Sewell, New Jersey 08080, prepared by LandAmerica Assessment Corporation, dated October 17, 2007

Phase I Environmental Site Assessment (Update), Washington Centre Shoppes, 415 Egg Harbor Road, Block 193, Lots 5.01 and 6, Sewell Gloucester County, New Jersey, prepared by Brinkerhoff Environmental Services, Inc., dated July 11, 2001

		20
Academy Plaza L.L.C. 1	Phase I Environmental Site Assessment, Academy Plaza, 3200-3280 Red Lion Road, Philadelphia, Philadelphia County, Pennsylvania, prepared by Brinkerhoff Environmental Services, Inc., dated July 12, 2001	21
Port Richmond L.L.C. 1

Phase I Environmental Site Assessment Report, 2401-2499 Aramingo Avenue, Philadelphia Pennsylvania 19125, prepared by Professional Service Industries, Inc., dated February 25, 2013

Report of Phase I Environmental Site Assessment, Port Richmond Village Shopping Center, 2401 Aramingo Avenue, Philadelphia Pennsylvania 19125, prepared by Professional Service Industries, Inc., dated June 3, 2008

Phase I Environmental Site Assessment (Phase I/II ESA Addendum), Port Richmond Village Shopping Center, 2403-2499 Aramingo Avenue, Philadelphia, Philadelphia County, Pennsylvania, prepared by Brinkerhoff Environmental Services, Inc., dated July 11, 2001

Phase II Environmental Site Assessment, Port Richmond Village Shopping Center, 2403-2499 Aramingo Avenue, Philadelphia, Pennsylvania, prepared by Dames & Moore, dated January 17, 1996

		22

SCHEDULE 6.14.3 - 3

Virginia Kempsville LLC	Phase I Environmental Assessment, Kempsville Shopping Center, 1830 & 1832 Kempsville Road, Virginia Beach, Virginia 23464, prepared by Property Solutions Inc., dated December 16, 1998 Phase I Environmental Assessment, Kempsville Shopping Center, 1830 & 1832 Kempsville Road, Virginia Beach, Virginia 23464, prepared by Civil & Environmental Consultants Inc., dated June 8, 2005 Phase I Environmental Site Assessment, Kempsville Shopping Center, 1830 & 1832 Kempsville Road, Virginia Beach, Virginia 23464, prepared by Apex Companies, LLC, dated March 1, 2013	23
Virginia General Booth LLC	Phase I Environmental Assessment, General Booth Shopping Center, 1615 General Booth Boulevard, Virginia Beach, Virginia 23454, prepared by Property Solutions Inc., dated December 17, 1998 Phase I Environmental Assessment, General Booth Shopping Center, 1615 General Booth Boulevard, Virginia Beach, Virginia 23454, prepared by Civil & Environmental Consultants Inc., dated June 8, 2005	24
Fort Washington Fitness, L.P.	Phase I Environmental Site Assessment, LA Fitness, 1175 Virginia Drive, Ft. Washington, Pennsylvania, prepared by EBI Consulting, dated November 11, 2007	25
Newport Plaza Associates, L.P.	Phase I Environmental Site Assessment, Newport Plaza, Route 34, 2-18 Newport Plaza, Newport, Perry County, Pennsylvania 10774, prepared by Eckland Consultant, Inc., dated August 22, 2002 Phase I Environmental Site Assessment, Newport Plaza, Route 34, 2-18 Newport Plaza, Newport, Perry County, Pennsylvania 10774, prepared by BL Companies, dated April 28, 2008 Phase I Environmental Site Assessment, Newport Plaza, Route 34, 2-18 Newport Plaza, Newport, Perry County, Pennsylvania 10774, prepared by Navarro & Wright, dated December 21, 2009	26
Virginia Suffolk LLC	Phase I Environmental Assessment, Farm Fresh Store and Pharmacy, Suffolk, Virginia, prepared by Civil & Environmental Consultants, Inc., dated June 8, 2005	27
Halifax Plaza Associates, L.P.	Phase I Environmental Site Assessment, 3616 Peters Mountain Road, Halifax, Dauphin County, Pennsylvania, prepared by Civil & Environmental Consultants, Inc., dated December 16, 2005 Phase I Environmental Assessment, 3616 Peters Mountain Road, Halifax, Dauphin County, Pennsylvania, prepared by Civil & Environmental Consultants, Inc., dated March 6, 2009	28
Cedar-Kings, LLC	Kings Plaza-Environmental-2004-05-28-Phase I Kings Plaza-Environmental-2007-06-05-Phase I	29

SCHEDULE 6.14.3 - 4

Cedar Quartermaster II, LLC Cedar Quartermaster III, LLC

Quartermaster-Environmental-2002-09-17-EDR Radius Map

Quartermaster-Environmental-2002-10-02-Soil Gas Analysis

Quartermaster-Environmental-2003-04-17-Soil Screening and Health Safety Monitoring Protocol

Quartermaster-Environmental-2003-04-24-Conditions Summary

Quartermaster-Environmental-2003-04-24-HASP

Quartermaster-Environmental-2003-04-24-Soil Mgmt Plan

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (1)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (2)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (3)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (4)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (5)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (6)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (7)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (8)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (9)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (10)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (11)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (12)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (13)

Quartermaster-Environmental-2003-04-24-Summary of Environmental Investigations (14)

Quartermaster-Environmental-2013-10-31-Phase I

Quartermaster-Environmental-2014-03-14-Phase I

		30 31
Cedar-Trexler, LLC	Trexler Mall Phase I 3.12.00 Trexler Mall Phase I 7.26.05 Trexler Plaza Phase I Keybank.2011	32
Cedar-Yorktowne, LLC	Yorktowne Plaza Phase I 6.6.07 Yorktowne Plaza Phase II 6.13.07 Yorktowne Plaza Soil Vapor Sampling 6.21.07	33
Cedar-Mechanicsburg LLC	Mechanicsburg-Environmental-2002-10-29-Phase I Mechanicsburg-Environmental-2002-12-19-Phase II Mechanicsburg-Environmental-2005-6-8-Phase I	34
Cedar-Fieldstone Marketplace, LP	Fieldstone Marketplace-Environmental-2005-10-18-Phase I Fieldstone Marketplace-Environmental-2007-05-03-CEC Memo	35
Cedar-Elmhurst, LLC	Elmhurst Square-Environmental-2004-12-03-Phase I Elmhurst Square-Environmental-2006-09-01-Phase I Elmhurst Square-Environmental-2006-10-04-Phase I Elmhurst Square-Environmental-2006-11-01-Phase II	36
Cedar-Timpany, LLC	Timpany Plaza Phase I 3.16.07.pdf Timpany-01-10-07 Phase IV RIP Pgs 401-450.pdf	37

SCHEDULE 6.14.3 - 5

Cedar-Bethel, LLC	Big Y-Environmental-2001-02-26-Phase I Big Y-Environmental-2002-07-08-Phase I Big Y-Environmental-2002-09-27-Phase I Big Y-Environmental-2002-10-04-Phase II Big Y-Environmental-2007-09-21-Phase I Big Y-Environmental-2008-01-31-Phase I Big Y-Environmental-2013-09-30-Phase I-ESA	38
Cedar PCP-New London, LLC	Phase I Environmental Site Assessment, 317, 351 & 369 North Frontage Road, New London, Connecticut, Project No. 08L1612, September 5, 2008	39
Cedar-Oak Ridge, LLC	Phase I Environmental Site Assessment, Oak Ridge Shopping Center, Project No. 412-6F013, September 11, 2006	40
Lawndale I, LP	Phase I Environmental Site Assessment, Lawndale Plaza, BL Project No. 14L4234, September 16, 2014 Phase II Limited Site Investigation, Lawndale Plaza, BL Project No. 14L4234, September 16, 2014	41
Pine Grove Plaza Associates, LLC	Phase I Environmental Site Assessment, Pine Grove Plaza, Project Number 7434-01-E, March 16, 2000 Updated Phase I Environmental Site Assessment, Pine Grove Plaza, Project Number 2377-01-E, March 12, 2003 Phase I Environmental Site Assessment, Pine Grove Plaza, AEC Project Number 05-130, August 5, 2005	42
Cedar Quartermaster, LLC	Phase I Environmental Site Assessment, Quartermaster Plaza Shopping Center, Project No. CDRT 1301, March 14, 2014	43
Cedar-Groton, LLC	Phase I Environmental Site Assessment, Groton Shopping Center, LM Project No. 773.006.03, June 6, 2007 Limited Phase II Site Investigation, Groton Shopping Center, BL Companies Project Number 07L1217, June 13, 2007 Phase I Environmental Site Assessment, Groton Shopping Center, prepared by BL Companies, dated November 21, 2016 Supplemental Phase II Site Investigation, Groton Shopping Center, prepared by BL Companies, dated November 1, 2016	44
Cedar-Jordan Lane, LLC	Phase I Environmental Site Assessment Update, 1380-1420 Berlin Turnpike, Wethersfield, Connecticut, May 30, 2001 Phase I Environmental Site Assessment, Jordan Lane Shopping Center, CEC Project 051-591.0004, October 18, 2005	45
Cedar Southington Plaza, LLC	Phase I Environmental Site Assessment, Wal-Mart Shopping Center, PSI Project No. 800-3E005, May 2, 2003 Phase I Environmental Site Assessment, Southington Plaza, EBI Project #11053616, October 6, 2005	46
Cedar-Kutztown, LLC	Phase I Environmental Site Assessment, Proposed Kutztown Shopping Center Site, BL Project No. 09C3154-B, March 6, 2009	47
Oakland Mills Business Trust

Phase I Environmental Site Assessment, Oakland Mills Village Center, IVI Project No. E1116408, December 18, 2001

Phase II Environmental Site Assessment, Oakland Mills Village Center, IVI Project No. E2012730, January 23, 2002

Phase II Environmental Site Assessment, Oakland Mills Village Center, URS Project No. 15294628, September 19, 2003

Phase I Environmental Site Assessment, Oakland Mills Village, March 1, 2004

Phase II Environmental Site Assessment, Oakland Mills Village Center, URS Project No. 15294628 March 1, 2004

Phase I Environmental Site Assessment, Oakland Mills Village Center, CEC Project 051-271.0001, July 11, 2005

Phase I Environmental Site Assessment, Oakland Mills Shopping Center, AEC Project Number 05-200, November 14, 2005

		48

SCHEDULE 6.14.3 - 6

Gold Star Plaza Associates	Phase I Environmental Site Assessment, Gold Star Plaza Shopping Center, Project Number #06.0270, June 2, 2006	49
Bloomfield Center Urban Renewal, LLC	Environmental Summary, Glenwood Village Retail Condo, 300 Glenwood Avenue, Bloomfield, New Jersey, prepared by Manko Gold Katcher Fox, dated June 23, 2016	50
Cedar Hamburg, LLC	Phase I Environmental Assessment, Hamburg Plaza, 500 Hawk Ridge Road, Hamburg, Pennsylvania, prepared by Civil & Environmental Consultants, Inc., dated May 5, 2004 Phase I Environmental Assessment, Hamburg Plaza, 500 Hawk Ridge Road, Hamburg, Pennsylvania, prepared by LandAmerica Assessment Corporation, dated August 16, 2006	51
Cedar-West Bridgewater, LLC	Phase I Environmental Site Assessment, West Bridgewater Plaza, 2077 North Main Street, West Bridgewater, Massachusetts, prepared by LM Consultants, Inc., dated June 6, 2007	52
Cedar-Meadows Marketplace, LP	Phase I Environmental Site Assessment, Meadows Marketplace, 233 Hershey Road, Hershey, Pennsylvania, prepared by Professional Service Industries, Inc., dated December 5, 2007	53
Cedar-Camp Hill, LLC	Phase I Environmental Site Assessment, Camp Hill Shopping Center, 32 – 3399 Trindle Road, Camp Hill, Pennsylvania, prepared by ATC Associates Inc., dated October 21, 2000 Phase I Environmental Site Assessment, Camp Hill Shopping Center, 32 – 3399 Trindle Road, Camp Hill, Pennsylvania, prepared by Eckland Consultant, Inc., dated September 11, 2002 Phase I Environmental Site Assessment, Camp Hill Shopping Center, 32 – 3399 Trindle Road, Camp Hill, Pennsylvania, prepared by EBI Consulting, dated December 21, 2006	54
Cedar-Carmans, LLC	Phase I Environmental Site Assessment, Carmans Plaza Shopping Center, 900-944 Carmans Road, Massapequa, New York, prepared by LM Consultants, Inc., dated June 4, 2007	55
Swede Square Associates LLC	Phase I Environmental Site Assessment, Swede Square Shopping Center, Germantown Pike and Swede Road, East Norriton, Pennsylvania, prepared by URS, dated August 28, 2009	56
Cedar Christina Crossing, LLC	Phase I Environmental Site Assessment, Christina Crossing Shopping Center, 401-436 S. Market St. and 411-501 S. Walnut St., Wilmington, Delaware, prepared by BrightFields, Inc., dated February 17, 2017	57

SCHEDULE 6.14.3 - 7

SCHEDULE 6.14.5

GROUND LEASES

RIVERVIEW:

That certain Lease, dated as of June 24, 1992, between Interstate Land Management Corporation and Riverview Commons, Inc.

That certain First Amendment to Lease, dated as of February 10, 1993, between Interstate Land Management Corporation and Riverview Commons, Inc.

That certain Lease, dated as of October 16, 1991, between Interstate Land Management Corporation and Riverview Commons, Inc.

That certain Assignment and Assumption of Lease Agreement and Estoppel Certificate, between Interstate Land Management Corporation and Riverview Commons, Inc. (with regard to the Lease dated June 24, 1992).

That certain Assignment and Assumption of Lease Agreement and Estoppel Certificate, between Interstate Land Management Corporation and Riverview Commons, Inc. (with regard to the Lease dated October 16, 1991).

That certain Assignment and Assumption of Lease Agreement and Estoppel Certificate, dated as of October 10, 2003, between Riverview Commons, Inc. and Cedar-Riverview, LP (with regard to the Lease dated June 24, 1992).

That certain Assignment and Assumption of Lease Agreement and Estoppel Certificate, dated as of October 10, 2003, between Riverview Commons, Inc. and Cedar-Riverview, LP (with regard to the Lease dated October 16, 1991).

SOUTHINGTON

That certain Lease, dated May 17, 1972, between Raymond P. Olson, Herbert R. Olson and Norman E. Olson, and Robert S. Carlson, as later amended on, among others, May 17, 1982, September 18,1978, August 1982, September 1987, April 9, 1992, August, 1992, July 25, 1997, and August 14, 2002, August 2005, December 19,2008, and June 25, 2012 .

That certain Assignment and Assumption of Ground Lease, dated as of July 26, 1984, between Meadows Management Retirement Plan (as Tenant under the Lease) and Southington ’84 Associates.

That certain Assignment and Assumption of Ground Lease, dated as of August 29, 2003, between Southington ’84 Associates and Cedar Southington Plaza, LLC.

SCHEDULE 6.14.5 - 1

SCHEDULE 6.23.1

MAJOR LEASE LOCATIONS

Legal Name of Loan Party/Property Owner	Borrowing Base Property	Major Leases	Square Feet	Prop. Ref. No.
Cedar-South Philadelphia I, LLC	South Philadelphia Shopping Plaza Philadelphia, Pennsylvania	LA Fitness Ross Dress for Less Shop Rite Dollar Tree	31,000 31,349 54,388 6,930	1
Cedar-Riverview LP	Riverview Plaza Philadelphia, Pennsylvania	Avalon Carpet, Tile, Etc. Pep Boys United Artist Theatre Group Staples	25,000 22,000 77,700 18,000	2
Cedar Dubois, LLC	The Commons Dubois, Pennsylvania	The Bon-Ton Dept Stores Dollar Tree TJ Maxx Pat Catan’s	54,500 8,550[1] 24,404 52,654	3
Cedar Brickyard, LLC/ Cedar Brickyard II, LLC	Brickyard Plaza Berlin, Connecticut	Home Depot Kohl’s Michael’s PetSmart	103,003 58,966 21,429 20,405	4
Cedar-Valley Plaza, LLC	Valley Plaza, Hagerstown, Maryland	K-Mart Ollie's Bargain Outlet Tractor Supply	95,810 41,888 32,095	5
Cedar-Glen Allen UK, LLC	Glenn Allen Shopping Center, Glen Allen, Virginia	Publix’s	63,328	6
Cedar-Revere LLC	Unit 2 of The Shops at Suffolk Downs Condominium, Revere, Massachusetts	Stop & Shop Dollar Tree	74,977 9,500	7
Cedar-Palmyra, LLC	Palmyra Shopping Center Palmyra, Pennsylvania	Weis Markets Goodwill PLCB	46,912 18,104 4,552	8
Cedar-Fairview Commons, LLC	Fairview Commons New Cumberland, Pennsylvania	Dollar Tree The Grocery Outlet	10,789 16,650	9
Cedar-Norwood, LLC	Norwood Shopping Center, Norwood, Massachusetts	Dollar Tree Big Y Foods Planet Fitness	16,798 42,598 18,830	10
Cedar-Bristol, LLC	Oakland Commons, Bristol, Connecticut	Bristol Ten Pin Wal-Mart	35,189 54,911	11
Hamilton FC Associates, L.P.	Crossroads II Shopping Center, Bartonsville, PA	Giant Food Stores Dollar Tree	78,818 10,029	12

[1]	Note – currently in possession of additional 6,250 sf which is anticipated being returned in Q4 2017 as part of relocation to 8,550 sf.

SCHEDULE 6.23.1 - 1

Legal Name of Loan Party/Property Owner	Borrowing Base Property	Major Leases	Square Feet	Prop. Ref. No.
Cedar-PC Plaza, LLC	Webster Commons, Webster, MA	Big Lots Planet Fitness	37,024 18,681	13
Cedar-Trexler Plaza 2, LLC and Cedar-Trexler Plaza 3, LLC	Trexlertown Plaza Shopping Center, Trexlertown, PA	Giant Food Stores Hobby Lobby Big Lots Tractor Supply Burlington Coat Factory	78,335 57,512 33,824 19,097 40,000	14
Cedar-Campbelltown, LLC	Northside Commons Shopping Center, Campbelltown, PA	Redner’s Market Dollar Tree	53,019 8,640	15
Cedar-Carll’s Corner, LLC	Carll’s Corner, 15 Cornwell Drive, Bridgeton, NJ	Peebles Rite Aid	18,858 13,050	16
Washington Center L.L.C. 1	Washington Center Shoppes, 415 Egg Harbor Road, Sewell, NJ	Acme Markets Planet Fitness	66,046 20,742	17
Academy Plaza L.L.C. 1	Academy Plaza, 3200-3296 Red Lion Road, Philadelphia, PA	Acme Markets Rite Aid PLCB	50,918 11,860 4,403	18
Port Richmond L.L.C. 1	Port Richmond Village, 2401-2499 Aramingo Ave., Philadelphia, PA	IGA Supermarket Pep Boys Dollar Tree	40,000 20,615 9,630	19
Virginia Kempsville LLC	Kempsville Crossing, 1830 Kempsville Rd., Virginia Beach, VA	Farm Fresh Walmart Goodwill	16,938 41,975 1,245	20
Virginia General Booth LLC	General Booth Plaza, 1615 General Booth Blvd., Virginia Beach, VA	Farm Fresh	53,758	21
Fort Washington Fitness, L.P.	Fort Washington Center, 1175 Virginia Rd., Fort Washington, PA	LA Fitness	41,000	22
Newport Plaza Associates, L.P.	Newport Plaza, 2-18 Newport Plaza, Newport, PA	Giant Food Stores Rite Aid	43,400 10,004	23
Virginia Suffolk LLC	Suffolk Plaza, 1401 N. Main St., Suffolk, VA	Farm Fresh	67,216	24
Halifax Plaza Associates, L.P.	Halifax Plaza, 3761-3777 Peters Mountain Rd., Halifax, PA	Giant Food Stores Rite Aid PLCB	32,000 7,930 2,880	25
Cedar-Kings, LLC	Kings Plaza, 1024 Kings Highway New Bedford, MA 02745	Fallas Work Out World Ocean State Job Lot Savers	28,504 42,997 20,300 19,339	26

SCHEDULE 6.23.1 - 2

Legal Name of Loan Party/Property Owner	Borrowing Base Property	Major Leases	Square Feet	Prop. Ref. No.
Coliseum FF, LLC	Coliseum Marketplace, 2170 Coliseum Dr. Hampton, VA 23466	Farm Fresh Michaels	57,662 23,981	27
Cedar Quartermaster, LLC	Quartermaster Plaza, Oregon Ave. and 23rd St. Philadelphia, PA 19145	Planet Fitness Staples PetSmart Walgreens	23,146 20,388 19,089 14,560	28
Cedar Quartermaster II, LLC	Quartermaster Plaza, Oregon Ave. and 23rd St. Philadelphia, PA 19145	Home Depot	150,000	29
Cedar Quartermaster III, LLC	Quartermaster Plaza, Oregon Ave. and 23rd St. Philadelphia, PA 19145	BJ’s Wholesale Club	117,718	30
Cedar-Trexler, LLC	Trexler Mall, 6900 Hamilton Blvd. Trexlertown, PA 18087	Marshalls The Bon Ton Oxy Fit Gym Kohl’s Lehigh Valley Health Dollar Tree Home Goods PLCB	28,488 62,000 28,870 88,248 33,227 14,765 28,181 2,906	31
Cedar-Yorktowne, LLC	Yorktowne Plaza, 122 Cranbrook Road Cockeysville, MD 21030	Food Lion Rite Aid Dollar Tree	37,692 10,700 9,153	32
Cedar-Mechanicsburg LLC	Mechanicsburg Center, 5301 Simpson Ferry Road Mechanicsburg, PA 17055	Giant Food Stores	51,500	33
Cedar-Fieldstone Marketplace, LP	Fieldstone Marketplace, 500 Kings Highway New Bedford, MA 02745	Shaws Dollar Tree New Bedford Wine & Spirits	68,000 8,710 15,180	34
Cedar-Elmhurst, LLC	Elmhurst Square, 5600 Portsmouth Blvd. Portsmouth, VA 23701	Food Lion	38,272	35
Cedar-Timpany, LLC	Timpany Plaza, 360 Timpany Blvd. Gardner, MA 01440	Tops Friendly Markets Big Lots Gardner Theater Dollar Tree Advance Auto	59,947 28,027 27,576 12,000 7,080	36
Cedar-Bethel, LLC	Big Y Shopping Center, Old Hawleyville Rd. & Stony Hill Rd. Bethel, CT 06801	Big Y Dollar Tree	63,817 8,023	37
Cedar-Carmans, LLC	Carmans Plaza, Massapequa, NY	Dollar Tree Key Food 24 Hour Fitness Home Goods	11,979 32,000 53,404 25,806	38

SCHEDULE 6.23.1 - 3

Legal Name of Loan Party/Property Owner	Borrowing Base Property	Major Leases	Square Feet	Prop. Ref. No.
Cedar-Groton, LLC	Groton Shopping Center, Groton, CT	TJ Maxx Aldi Goodwill Dollar Tree	30,000 17,664 21,306 9,750	39
Cedar-Jordan Lane, LLC	Jordan Lane, Wethersfield, CT	Shop and Stop Fallas Cardio Fitness Dollar Tree	60,632 39,280 20,283 12,553	40
Cedar-West Bridgewater, LLC	West Bridgewater Plaza, West Bridgewater, MA	Shaw’s Pump N’ Jump Dollar Tree Planet Fitness	57,315 25,000 10,500 15,000	41
Cedar-Camp Hill, LLC	Camp Hill Shopping, Center, Camp Hill, PA	Giant Food Stores Staples La Fitness Boscov’s	92,939 20,000 45,000 159,040	42
Cedar Christina Crossing, LLC	Christina Crossing Wilmington, DE	Shop Rite	68,621	43
Bloomfield Center UR, LLC	The Shops at Bloomfield Station, Bloomfield, NJ	Jack’s Super Foodtown	28,505	44
Gold Star Plaza Associates	Gold Star Plaza Shenandoah, PA	Redner’s Dollar Tree Advance Auto PLCB	48,920 8,000 7,000 3,000	45
Cedar Golden Triangle, LLC	Golden Triangle Lancaster, PA	La Fitness Marshalls Staples Advance Auto Dollar Tree Aldi Walgreens	44,796 30,000 24,060 12,160 11,135 15,242 14,820	46
Cedar Hamburg, LLC	Hamburg Square Hamburg, PA	Redner’s	56,780	47
Lawndale I, LP	Lawndale Plaza Philadelphia, PA	Shop Rite Advance Auto	63,342 7,500	48
Cedar-Kutztown, LLC	Maxatawny Marketplace Kutztown, PA	Giant Food Stores	53,914	49
Cedar-Meadows Marketplace, LP	Meadows Marketplace Hummelstown, PA	Giant Food Stores	67,907	50
Cedar PCP-New London, LLC	New London Mall New London, CT	Shop Rite Marshalls PetSmart HomeGoods	64,017 30,627 23,500 25,432	51
Oakland Mills Business Trust	Oakland Mills Columbia, MD	Weis Markets	43,470	52
Cedar-Oak Ridge, LLC	Oak Ridge Shopping Center, Suffolk, VA	Food Lion	33,000	53
Pine Grove Plaza Associates, LLC	Pine Grove Plaza Browns Mills, NJ	Peebles Dollar Tree	24,963 9,000	54
Cedar Southington Plaza, LLC	Southington Center Southington, CT	Walmart Namco	95,482 20,000	55
Swede Square Associates LLC	Swede Square East Norriton Twp., PA	La Fitness PLCB	37,200 10,507	56

SCHEDULE 6.23.1 - 4

SCHEDULE 15.1

NOTICES

BORROWER:

Cedar Realty Trust Partnership, L.P.

44 South Bayles Avenue

Port Washington, New York 11050

Attention:  Philip R. Mays

Telephone:  (516) 944-4572

Telecopier:  (516) 767-6497

Electronic Mail:  pmays@cdrrt. com

Website Address: www.cedarrealtytrust.com

U.S. Taxpayer Identification Number: 11-3440066

with copies to:

Cedar Realty Trust Partnership, L.P.

44 South Bayles Avenue

Port Washington, New York 11050

Adina G. Storch, Esq.

Telephone:  (516) 944-4583

Telecopier:  (516) 883-5975

Electronic Mail:  astorch@cdrrt.com

and

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038-4982

Attention:  Karen Scanna, Esq.

Telephone:  (212) 806-5400

Telecopier:  (212) 806-6006

Electronic Mail:  kscanna@stroock.com

SCHEDULE 15.1 - 1

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

KeyBank National Association

225 Franklin Street, 18th Floor

MA-01-22-0018

Boston, Massachusetts  02110

Attention:  Gregory W. Lane

Telephone:  617-385-6212

Telecopier:  617-385-6293

Electronic Mail:  gregory_w_lane@keybank.com

Account No.:  1292000883

Ref:  Cedar Realty Trust Partnership L.P.

ABA# 026009593

Other Notices as Administrative Agent:

KeyBank National Association

225 Franklin Street, 18th Floor

MA-01-22-0018

Boston, Massachusetts  02110

Attention:  Gregory W. Lane

Telephone:  617-385-6212

Telecopier:  617-385-6293

Electronic Mail:  gregory_w_lane@keybank.com

L/C ISSUER:

KeyBank National Association

225 Franklin Street, 18th Floor

MA-01-22-0018

Boston, Massachusetts  02110

Attention:  Gregory W. Lane

Telephone:  617-385-6212

Telecopier:  617-385-6293

Electronic Mail:  gregory_w_lane@keybank.com

SCHEDULE 15.1 - 2

EXHIBIT A

FORM OF

LOAN NOTICE

Date:  ___________, _____

To: KeyBank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Loan Agreement, dated as of [_______ __], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), the terms defined therein being used herein as therein defined, among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐  A Loan Advance for the Revolving Facility

☐  A Swing Line Advance

☐  A conversion or continuation of Loans

1.	On (a Business Day).
2.	In the amount of $
3.	Comprised of [Type of Loan requested]
4.	For a LIBO Rate Advance: an Interest Period of: one week or months

The undersigned hereby represents and warrants the following:2

1.	The Loan Advance is for the purpose of: .
2.	The Total Outstandings reflecting the funding of the Loan Advance being requested hereby are: .
3.	Maximum Loan Amount pursuant to Section 2.1.1(a) of the Agreement (lesser of Total Commitment and the Borrowing Base Value) is: $ .
4.	The aggregate remaining amount which may be funded under the Agreement is: .
5.

Attached as Exhibit A hereto are calculations evidencing the Borrower’s continued compliance with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower.

[2]	Only include for a Loan Advance.

Exhibit A - 1

6.

The representations and warranties of the Borrower and each other Loan Party contained in Article 6 of the Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are  true and correct in all material respects on and as of the date of the Credit Extension requested hereby, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this notice, the representations and warranties contained in Section 6.8 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.2.1 and 7.2.2 of the Agreement and except as to the representations and warranties in Sections 6.4, 6.7, 6.9, and 6.14 of the Agreement which may be modified only to reflect events occurring after the date hereof as specifically disclosed in writing to Administrative Agent prior to or simultaneously with such written request.

7.	No Default or Event of Default exists, or would result from the Loan Advance requested hereby or from the application of the proceeds thereof.

Note:  Each request for a Loan Advance hereunder shall be for (a) a minimum amount as required by Section 2.3.6 of the Loan Agreement, and (b) an amount not to exceed (x) the Maximum Loan Amount less (y) the Total Outstandings (after giving effect to such Loan Advance).

Delivery of executed counterparts of this Loan Notice by telecopy or other electronic means shall be effective as an original.

Exhibit A - 2

CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

Exhibit A - 3

EXHIBIT A

[to be completed by Borrower]

Exhibit A - 4

EXHIBIT B

FORM OF

NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Loan from time to time made by the Lender to the Borrower or so much thereof as shall be outstanding from time to time under that certain Fourth Amended and Restated Loan Agreement, dated as of [_______ __,2017] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lender, the other financial institutions named therein and from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender (in such capacity, the “Administrative Agent”).

The Borrower promises to pay interest on the unpaid principal amount of each Loan Advance from the date of such Loan Advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due under the terms of the Agreement, such unpaid amount shall bear interest, to be paid in accordance with the terms of the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.  Loan Advances may be repaid and re-borrowed in accordance with the terms and provisions of the Agreement.

This Note is a Note as referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be, immediately due and payable, all as provided in the Agreement.  Loan Advances made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date and amount of its Loan Advances and payments with respect thereto; provided, however, that if any of said schedules shall be inconsistent with the terms of the Agreement, the terms of the Agreement shall control.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note, except as otherwise provided in the Agreement.

The terms of Sections 13.4, 15.2, 15.6 and 15.16 of the Agreement are incorporated herein by reference, mutatis mutandis.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Delivery of executed counterparts of this Note by telecopy or other electronic means shall be effective as an original.

Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

Exhibit B - 1

CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C

FORM OF

COMPLIANCE CERTIFICATE

Financial Statement Date:  ________, ____

To: KeyBank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Loan Agreement, dated as of [_______ __, 2017] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected/authorized  ______________________ of Cedar Realty Trust, Inc., general partner of the Borrower.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower during the accounting period covered by the accompanying financial statements.

3. The financial statements accompanying this certificate fairly present in all material respects the Consolidated financial condition of CRT.   The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the accompanying financial statements or as of the date of this Certificate, except as set forth below.

4. The financial covenant analyses and information accompanying this certificate are true and accurate on and as of the date of this Certificate, except as set forth below.

Described below are the exceptions, if any, to paragraphs 3 and 4, listing the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

5. Accompanying this certificate are the following: (a) a report containing, to the extent not included in the deliveries under Sections 7.2.1, 7.2.2, or 7.2.3 of the Agreement for all Individual Properties, a summary listing of all Net Operating Income, revenues, rent roll, mortgage Debt, if any, and, in addition, for each Individual Property acquired during the quarter just ended, the cost basis and the amount and terms of any assumed Debt, (b) a listing of all filings by the Borrower or CRT with the SEC, including, without limitation, full copies of CRT’s 10-Q and 10-K filings, (c) if requested by the Administrative Agent and to the extent not previously provided, a list of any Major Leases entered into during the most recent fiscal quarter and any existing Leases that became Major Leases during the most recent fiscal quarter and (d) any material change in accounting policies required by GAAP or financial reporting practices by any Loan Party or their Subsidiaries.

Delivery of executed counterparts of this Compliance Certificate by telecopy or other electronic means shall be effective as an original.

Exhibit C - 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of , .

CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

Exhibit C - 2

SCHEDULE 1
to the Compliance Certificate

For the Quarter/Year ended ___________________, ____

[Quarterly/Annual] Financial Statements

Exhibit C - 3

SCHEDULE 2
to the Compliance Certificate

For the Quarter/Year ended ___________________, ____

[FINANCIAL COVENANT CALCULATIONS TO BE ATTACHED BY BORROWER]

Exhibit C - 4

SCHEDULE 3
to the Compliance Certificate

[TO BE ATTACHED BY BORROWER]

Exhibit C - 5

EXHIBIT D

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: ______________________________

                  ______________________________

2.	Assignee[s]: ______________________________

                  ______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Cedar Realty Trust Partnership, L.P.

33

  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

44

  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

55	Select as appropriate.
66	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit D - 1

4.	Administrative Agent: KeyBank National Association, as the administrative agent under the Loan Agreement
5.

Loan Agreement: Fourth Amended and Restated Loan Agreement, dated as of [_______ __], 2017, among Cedar Realty Trust, L.P., the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender

6.	Assigned Interest:

Assignor[s][7]	Assignee[s][8]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[10]		CUSIP Number
		Commitment	$	$		%
		Commitment	$	$		%
		Commitment	$	$		%

[7. Trade Date: __________________]11

Effective Date:  __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[7]	List each Assignor, as appropriate.
[8]	List each Assignee, as appropriate.
[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D - 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][12] Accepted:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[Consented to:][13]

By:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
[13]	To be added only if the consent of the Borrower and/or other parties (L/C Issuer) is required by the terms of the Loan Agreement.

Exhibit D - 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under the Loan Agreement (subject to such consents, if any, as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Loan Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D - 4

EXHIBIT E

FORM OF

CLOSING COMPLIANCE CERTIFICATE

Closing Date:  [______ __], 2017

To: KeyBank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Loan Agreement, dated as of [________ __], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.  All capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to such term under the Agreement.

The undersigned Authorized Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:

1. No Default or Event of Default has occurred or would occur after giving effect to the Agreement, the Loan Documents and all Credit Extensions occurring on the Closing Date.

2. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date set forth therein.

3. The Borrower, CRT and each of the Borrowing Base Property Owners (both before and after giving effect to the Credit Extensions occurring on the Closing Date) (a) is solvent, (b) has assets having a fair value in excess of the amount required to pay such Person’s probable liabilities and existing Debts as such become absolute and mature, and (c) has adequate capital for the conduct of such Person’s business and the ability to pay such Person’s Debts from time to time incurred in connection therewith as such Debts mature.

4. No change has occurred in the financial condition, business, affairs, operations or control of Borrower and/or the Loan Parties, since the date of their respective financial statements most recently delivered to Administrative Agent or any of the Lenders, which change has had or could reasonably be expected to have a Material Adverse Effect.

5. All representations and warranties made by or on behalf of any of the Borrower and the other Loan Parties, or any of them, to the Administrative Agent or any of the Lenders are true, accurate and complete in all material respects and do not omit any material fact necessary to make the same not misleading.

6. There are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of the Borrower’s knowledge, threatened with respect to the Loan, the transactions contemplated in the Loan Documents, or the Borrower, any other Loan Party, or any other Borrower Subsidiary, which are not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company or, to the extent not so covered, could (a) materially adversely affect a Borrowing Base Property or (b) have or reasonably be expected to have a Material Adverse Effect.

7. No Laws prohibit or adversely limit the capacity or authority of the Borrower or any Loan Party to enter into the Loan Documents and perform the obligations of such Person with respect thereto.

Exhibit E - 1

8. There has not been any material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising the Borrowing Base Properties.

9. No third party consents and/or agreements are required with respect to entering into the Loan Documents or performing the obligations thereunder.

Delivery of executed counterparts of this Compliance Certificate by telecopy or other electronic means shall be effective as an original.

Exhibit E - 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date and year set forth above.

CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

Exhibit E - 3

SCHEDULE 1
to the Closing Certificate

[TO BE COMPLETED BY BORROWER]

Exhibit E - 4

Exhibit F-1

FORM OF

guaranty

This Guaranty (hereinafter, the “Guaranty”) is given pursuant to the terms and conditions of that certain Fourth Amended and Restated Loan Agreement, dated as of September 8, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent (in such capacity as Administrative Agent, the “Agent”).  Capitalized terms used herein and not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

FOR VALUE RECEIVED, and to induce Agent and the Lenders to extend credit to the Borrower as provided for in the Loan Agreement and the other Loan Documents (which Loan Documents shall be deemed to include, for the purposes of this Guaranty, any Swap Contract), CEDAR REALTY TRUST, INC., a Maryland corporation (hereinafter, “Guarantor”), hereby unconditionally agrees as follows:

1. Guaranty.  Each Guarantor, as a primary party and not merely as a surety, unconditionally and irrevocably guarantees the prompt and full payment (and not merely the collectability), performance, and observance of all of the obligations, terms and conditions to be paid, performed or observed by Borrower under the Note, Loan Agreement and each other Loan Document and any Swap Contract, to or on behalf of the Agent, the Lenders, any Affiliate of a Lender who has provided a Swap Contract, or any one of them, each as the same may be hereafter amended, modified, extended, renewed or recast, including, without limitation, all of the Obligations and the payment of all principal, interest, fees, all obligations  and other charges when due under the Note, the Loan Agreement and each other Loan Document and any Swap Contract (hereinafter, the “Guaranteed Obligations”).  Notwithstanding anything to the contrary herein, the obligations of the Guarantor hereunder shall not include any Excluded Hedging Obligations.  For purposes hereof “Excluded Hedging Obligations” means any Obligation with respect to a Swap Contract if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Obligation (or any guarantee thereof) is or becomes impermissible under the Commodity Exchange Act (as hereafter defined) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time this Guaranty becomes effective with respect to such Hedging Obligation.  “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended or supplemented from time to time, and any successor statute or any other rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

Upon the occurrence of and during the continuance of any Event of Default under the Loan Agreement, or any of the other Loan Documents, or if Agent has accelerated the Loan pursuant to a right to do so under the Loan Agreement, Agent may at its option proceed directly and at once, without notice (except as otherwise provided under the Loan Agreement), against Guarantor hereunder, without proceeding against Borrower, any other Guarantor, or any other person for the Obligations or the Guaranteed Obligations.

If Borrower, or Guarantor if so required, shall fail or refuse to perform or continue performance of all of the Obligations on the part of Borrower to be kept and performed, then, if an Event of Default exists on account thereof under the Loan Documents or this Guaranty, in addition to any other rights and remedies which Agent or any Lender may have hereunder or elsewhere, and not in limitation thereof, Agent or any Lender, at such party’s option, may exercise any or all of its rights and remedies under the Loan Agreement and each other Loan Document.

This Guaranty shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Guaranteed Obligations and the Obligations in the event Agent or any Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances.

Exhibit F-1 - 1

2. Waivers.  Guarantor hereby waives and relinquishes to the fullest extent now or hereafter not prohibited by applicable law:

(a)all suretyship defenses and defenses in the nature thereof;

(b)

any right or claim of right to cause a marshaling of the assets of Borrower, or, if there shall be more than one Guarantor, to require Agent to proceed against any other Guarantor or any of Guarantors in any particular order;

(c)

until satisfaction in full of the Obligations of the Borrower to the Agent and the Lenders, and the satisfaction in full of the Guaranteed Obligations, all rights and remedies, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any agreement, express or implied, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties; provided, however, unless Agent otherwise expressly agrees in writing, such waiver by Guarantor shall not be effective to the extent that by virtue thereof Guarantor’s liability under this Guaranty is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent transfers or conveyances or otherwise;

(d)

notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default, or other proof or notice of demand whereby to charge Guarantor therefor;

(e)	the pleading of any statute of limitations as a defense to Guarantor’s obligations hereunder;
(f)	the right to a trial by jury in any matter related to this Guaranty; and
(g)	the benefit of all other provisions of law which may be validly waived.

GUARANTOR, AGENT AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER IS GIVEN AS A MATERIAL INDUCEMENT TO AGENT AND THE LENDERS TO ACCEPT THIS GUARANTY AND TO MAKE THE LOAN.

3. Cumulative Rights.  Agent’s and any Lender’s rights under this Guaranty shall be in addition to and not in limitation of all of the rights and remedies of Agent and any Lender under the Loan Documents.  All rights and remedies of Agent and any Lender shall be cumulative and may be exercised in such manner and combination as Agent or any Lender may determine.

4. No Impairment.  The liability of Guarantor hereunder shall in no way be limited or impaired by, and Guarantor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the

Exhibit F-1 - 2

Loan Documents and any Swap Contract to or with Agent or any Lender or any Affiliate of a Lender by Borrower.  In addition, the liability of Guarantor under this Guaranty and the other Loan Documents and any Swap Contract shall in no way be limited or impaired by:

(a)	any extensions of time for performance required by any of the Loan Documents and any Swap Contract;
(b)	any amendment to or modification of any of the Loan Documents and any Swap Contract;
(c)	any sale or assignment of the Loan, or any sale, transfer or exchange of all or part of any Borrowing Base Property;
(d)

any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents and any Swap Contract limiting Agent’s or any Lender’s or its Affiliate’s rights to a deficiency judgment against Borrower or any other person or entity;

(e)

the accuracy or inaccuracy of any of the representations or warranties made by or on behalf of Borrower, any general partner, owner, principal, or agent of Borrower, or Guarantor, under any Loan Document or otherwise;

(f)

the release of Borrower, any general partner, owner, principal, or agent of Borrower, or any other person or entity, from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents and any Swap Contract by operation of law, Agent’s or any Lender’s or its Affiliate’s voluntary act, or otherwise;

(g)	the filing of any bankruptcy or reorganization proceeding by or against Borrower or any general partner, owner, principal, or agent of Borrower or Guarantor;
(h)	the release of any other party now or hereafter liable upon or in respect of this Guaranty or any of the other Loan Documents and any Swap Contract; or
(i)	the invalidity or unenforceability of all or any portion of any of the Loan Documents and any Swap Contract as to Borrower, any Guarantor, or any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower, any general partner, owner, principal, or agent of Borrower, or Guarantor, and with or without consideration.

5. Delay Not Waiver.  No delay on Agent’s or any Lender’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right.  No waiver by Agent or any Lender in any instance shall constitute a waiver in any other instance.

6. Warranties and Representations.  Guarantor warrants and represents to Agent and each of the Lenders for the express purpose of inducing Agent and the Lenders to enter into the Loan Agreement, to make each Loan Advance, to accept this Guaranty, and to otherwise complete the transactions contemplated by the Loan Agreement, that as of the date of this Guaranty, upon the date of each Loan Advance, and at all times thereafter until the Loan is repaid and all Guaranteed Obligations to Agent and the Lenders have been satisfied in full, as follows:

(a)

Financial Information.  Copies of the financial statements of Guarantor have been delivered to Agent and each Lender and each of the same fairly present Guarantor’s financial condition as of the dates thereof and no material and adverse change has occurred in Guarantor’s financial condition or business since the respective dates thereof; and each financial statement of Guarantor submitted in the future shall fairly present Guarantor’s financial condition as of the dates thereof.

Exhibit F-1 - 3

(b)

No Violation.  The payment and performance by Guarantor of the Guaranteed Obligations and Guarantor’s obligations under this Guaranty does not and shall not constitute a violation of any law, order, regulation, contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor’s property may be bound.

(c)

No Litigation.  There is no material litigation now pending or, to the best of Guarantor’s knowledge threatened in writing, against Guarantor which, if adversely decided would materially impair the ability of Guarantor to pay and perform the Guaranteed Obligations, Guarantor’s obligations under the Loan Agreement, this Guaranty or any other Loan Document.

(d)

Entity Matters.  The Guarantor is a duly organized, validly existing entity organized and in good standing under the laws of the State of Maryland, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

(e)

Valid and Binding.  Each of the Loan Documents to which Guarantor is a party constitutes Guarantor’s legal, valid and binding obligation in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and with respect to the availability of remedies of specific enforcement subject to the discretion of the court before which proceedings therefor may be brought.

(f)

Solvency.  Guarantor is solvent and is not rendered insolvent by the obligations undertaken in this Guaranty.  Guarantor is not contemplating either the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of Guarantor’s property.

(g)	Material Economic Benefit. The granting of the Credit Extensions to Borrower will constitute a material economic benefit to Guarantor.

7. Notices.  Any notice or other communication in connection with this Guaranty shall be in writing and (i) deposited in the United States mail, postage prepaid by registered or certified mail, (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission if a FAX Number is designated below, addressed as follows:

If to Guarantor:

Cedar Realty Trust, Inc.
44 South Bayles Avenue
Port Washington, New York
Attention: Philip Mays
FAX Number: (516) 767-6497

with a copy to:

Cedar Realty Trust, Inc.
44 South Bayles Avenue
Port Washington, New York
Attention: Adina G. Storch
FAX Number: (516) 883-5975

Exhibit F-1 - 4

with copies by regular mail or such hand delivery or facsimile transmission to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention:  Karen Scanna, Esquire
FAX Number:  (212) 806-6006

If to Agent:

KeyBank National Association
225 Franklin Street
Boston, Massachusetts 02110
Attention: Gregory W. Lane
FAX No.:  (617) 385-6293

with copies by regular mail or such hand delivery or facsimile transmission to:

Riemer & Braunstein LLP
Three Center Plaza, Suite 600
Boston, Massachusetts 02108
Attention: Kevin J. Lyons, Esquire
FAX No.: (617) 880-3456

Any such addressee may change its address for such notices to any other address in the United States as such addressee shall have specified by written notice given as set forth above.

All periods of notice shall be measured from the deemed date of delivery. A notice shall be deemed to have been given, delivered and received upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of post-mark, or (ii) if hand delivered by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day at the specified address, or (iii) if so mailed, on the date of actual receipt (or tender of delivery) as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt an evidenced by confirmation.

8. No Oral Change.  No provision of this Guaranty may be changed, waived, discharged, or terminated orally (in person or by telephone) or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

9. Parties Bound; Benefit.  This Guaranty shall be binding upon Guarantor and Guarantor’s respective successors, assigns, heirs and personal representatives and shall be for the benefit of Agent and each Lender, and of any subsequent holder of Agent’s or any Lender’s interest in the Loan and of any owner of a participation interest therein.  In the event the interest of Agent or any other Lender under the Loan Documents is sold or transferred, then the liability of Guarantor to Agent or such Lender shall then be in favor of both the Agent or Lender originally named herein and each subsequent holder of Agent’s or Lender’s interest therein, to the extent of their respective interests.

10. Joint and Several.  If there is more than one (1) Guarantor, the obligations of each Guarantor, and such Guarantor’s respective successors, assigns, heirs and personal representatives, shall be and remain joint and several.

11. Partial Invalidity.  Each of the provisions hereof shall be enforceable against Guarantor to the fullest extent now or hereafter not prohibited by applicable law.  The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

Exhibit F-1 - 5

12. Governing Law.  This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by and construed and enforced in accordance with the internal laws of the State of New York.  Agent or any Lender may enforce its rights hereunder and under the other Loan Documents, including, but not limited to, its rights to sue Guarantor or to collect any outstanding indebtedness in accordance with applicable law.

13. Consent to Jurisdiction.  Each of Guarantor, Agent and Lenders (by their acceptance of this Guaranty) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York located within the First Department of the New York State Unified Court System and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of said parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such Federal Court.  Each of said parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against Guarantor or any other Loan Party or its properties in the courts of any jurisdiction.  Guarantor hereby agrees and consents that in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal Court located within the Southern District of the State of New York may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address indicated above and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

14. Additional Covenant of the Guarantor.  Guarantor shall pay, perform, observe and comply with all of the obligations, terms, covenants and conditions set forth in this Guaranty and by any provisions of the Loan Agreement specifically applicable to Guarantor.

15. Subordination.

(a)

Except as may be otherwise specifically provided for in the Loan Agreement with respect to Permitted Distributions, any indebtedness of Borrower to Guarantor, or to any affiliated entity, now or hereafter existing together with any interest thereon shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior, full and Non-Contestable Payment and satisfaction of all Obligations of Borrower to the Agent and the Lenders.  Payment and satisfaction of the Obligations shall be deemed “Non-Contestable Payment” only upon such payment and satisfaction and the expiration of all periods of time within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer, in respect of payments received by Agent or any Lender as to the Obligations could be filed or asserted with: (A) no such claim having been filed or asserted, or (B) if so filed or asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.

(b)

Except as may be otherwise specifically provided for in the Loan Agreement with respect to Permitted Distributions, at all times until the full and Non-Contestable Payment and satisfaction of the Obligations of Borrower to Agent and the Lenders with respect to the Loan and other Obligations (and including interest accruing on the Loan Advances after the commencement of a case by or against Borrower under any Debtor Relief Laws now or hereafter in effect, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor or any affiliated entity notwithstanding any contrary practice, custom or ruling in cases under the Debtor Relief Laws, as now or hereafter in effect, generally), Guarantor, and each affiliated entity, agrees not to accept any payment or satisfaction for any kind of indebtedness of Borrower to Guarantor, or any affiliated entity, and hereby assigns such indebtedness to Agent, on behalf of the Lenders, including, but not limited to, the right to file proofs of claim and to vote thereon in connection with any such case under any Debtor Relief Laws, as now or hereafter in effect, and the right to vote on any plan of reorganization.

Exhibit F-1 - 6

(c)

In addition to the foregoing, and not in limitation thereof, until the full payment and satisfaction of all Obligations of Borrower to Agent and the Lenders, any claims of Guarantor, or any affiliated entity, of subrogation, contribution, reimbursement, exoneration, indemnification, or reimbursement arising out of any payment made on this Guaranty, whether such claim is based upon an express or implied contract, or operation of law, are hereby waived; provided, however, unless Agent otherwise expressly agrees in writing, such waiver by Guarantor shall not be effective to the extent that by virtue thereof Guarantor’s liability under this Guaranty or under any other Loan Document is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent conveyances or otherwise.

16. Legal Fees, Costs and Expenses.  Guarantor further agrees to pay within thirty (30) days after demand all costs and expenses reasonably incurred by Agent and the Lenders, or their successors or assigns, in connection with enforcing any of the rights or remedies of Agent or any Lender, or such successors or assigns, under or with respect to this Guaranty including, but not limited to, attorneys’ fees and the out-of-pocket expenses and disbursements of such attorneys.  Any such amounts which are not paid within thirty (30) days of demand therefor shall bear interest at the Default Rate from the date of demand until paid.

17. Setoff.  Subject to the terms of this paragraph, Guarantor hereby grants to Agent and each of the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any Lender or any entity under the control of Agent or Lender, or in transit to any of them.  At any time, from and after the occurrence of and during the continuance of an Event of Default, Agent or any Lender may set off the same or any part thereof and apply the same to any liability or obligation of Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan.  Within five (5) Business Days of making any such set-off, Agent agrees to notify Guarantor thereof, provided that the failure by Agent to give such notice shall not affect the validity of such set-off.

18. Eligible Contract Participant Status.  Guarantor, in its own capacity and in its capacity as guarantor for and on behalf of Borrower, represents and warrants to the Agent, Lenders and any Affiliate of any Lender party to a Swap Contract that, on and as of the date hereof and on each date on which a “Swap Transaction Event” (as defined in the[ISDA August 2012 DF Supplement, as published on August 13, 2012 or, as applicable, any bilateral agreement between Lender or any Affiliate of any Lender and Borrower) occurs between Lender or any Affiliate of any Lender and Borrower, it is an “eligible contract participant” within the meaning of Section 1a(18) of the Commodity Exchange Act as amended from time to time, and applicable regulations thereunder

19. Counterparts.  Delivery of executed counterparts of this Guaranty by telecopy or other electronic means shall be effective as an original.

[Signature page to follow]

Exhibit F-1 - 7

Witness the execution and delivery hereof as an instrument under seal as of the date first written above.

GUARANTOR:

CEDAR REALTY TRUST, INC., a Maryland corporation

By:
Name:
Title:

Exhibit F-1 - 8

EXHIBIT F-2

FORM OF

guaranty

This Guaranty (hereinafter, the “Guaranty”) is given pursuant to the terms and conditions of that certain Fourth Amended and Restated Loan Agreement, dated as of September 8, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent (in such capacity as Administrative Agent, the “Agent”).  Capitalized terms used herein and not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

FOR VALUE RECEIVED, and to induce Agent and the Lenders to extend credit to the Borrower as provided for in the Loan Agreement and the other Loan Documents (which Loan Documents shall be deemed to include, for the purposes of this Guaranty, any Swap Contract), each of the undersigned guarantors LISTED ON SCHEDULE 1 attached hereto (individually and collectively, jointly and severally, hereinafter, “Guarantor”), hereby unconditionally agrees as follows:

1. Guaranty.  Each Guarantor, as a primary party and not merely as a surety, unconditionally and irrevocably guarantees the prompt and full payment (and not merely the collectability), performance, and observance of all of the obligations, terms and conditions to be paid, performed or observed by Borrower under the Note, Loan Agreement and each other Loan Document and any Swap Contract, to or on behalf of the Agent, the Lenders, any Affiliate of a Lender who has provided a Swap Contract, or any one of them, each as the same may be hereafter amended, modified, extended, renewed or recast, including, without limitation, all of the Obligations and the payment of all principal, interest, fees, all obligations and other charges when due under the Note, the Loan Agreement and each other Loan Document and any Swap Contract (hereinafter, the “Guaranteed Obligations”).  Notwithstanding anything to the contrary herein, the obligations of each Guarantor hereunder shall not include any Excluded Hedging Obligations.  For purposes hereof “Excluded Hedging Obligations” means any Obligation with respect to a Swap Contract if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Obligation (or any guarantee thereof) is or becomes impermissible under the Commodity Exchange Act (as hereafter defined) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time this Guaranty becomes effective with respect to such Hedging Obligation.  “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended or supplemented from time to time, and any successor statute or any other rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

Upon the occurrence of and during the continuance of any Event of Default under the Loan Agreement, or any of the other Loan Documents, or if Agent has accelerated the Loan pursuant to a right to do so under the Loan Agreement, Agent may at its option proceed directly and at once, without notice (except as otherwise provided under the Loan Agreement), against any Guarantor hereunder, without proceeding against Borrower, any other Guarantor, or any other person for the Obligations or the Guaranteed Obligations.

If Borrower, or any Guarantor if so required, shall fail or refuse to perform or continue performance of all of the Obligations on the part of Borrower to be kept and performed, then, if an Event of Default exists on account thereof under the Loan Documents or this Guaranty, in addition to any other rights and remedies which Agent or any Lender may have hereunder or elsewhere, and not in limitation thereof, Agent or any Lender, at such party’s option, may exercise any or all of its rights and remedies under the Loan Agreement and each other Loan Document.

This Guaranty shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Guaranteed Obligations and the Obligations in the event Agent or any Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances.

Exhibit F-2 - 1

2. Waivers.  Each Guarantor hereby waives and relinquishes to the fullest extent now or hereafter not prohibited by applicable law:

(a)	all suretyship defenses and defenses in the nature thereof;
(b)

any right or claim of right to cause a marshaling of the assets of Borrower, or, if there shall be more than one Guarantor, to require Agent to proceed against any other Guarantor or any of Guarantors in any particular order;

(c)

until satisfaction in full of the Obligations of the Borrower to the Agent and the Lenders, and the satisfaction in full of the Guaranteed Obligations, or such Guarantor has been released from its obligations under this Guaranty pursuant to the terms hereof, whichever is earlier, all rights and remedies, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any agreement, express or implied, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties; provided, however, unless Agent otherwise expressly agrees in writing, such waiver by any particular Guarantor shall not be effective to the extent that by virtue thereof such Guarantor’s liability under this Guaranty is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent transfers or conveyances or otherwise;

(d)

notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default, or other proof or notice of demand whereby to charge any Guarantor therefor;

(e)	the pleading of any statute of limitations as a defense to any Guarantor’s obligations hereunder;
(f)	the right to a trial by jury in any matter related to this Guaranty; and
(g)	the benefit of all other provisions of law which may be validly waived.

EACH GUARANTOR, AGENT AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER IS GIVEN AS A MATERIAL INDUCEMENT TO AGENT AND THE LENDERS TO ACCEPT THIS GUARANTY AND TO MAKE THE LOAN.

3. Cumulative Rights.  Agent’s and any Lender’s rights under this Guaranty shall be in addition to and not in limitation of all of the rights and remedies of Agent and any Lender under the Loan Documents.  All rights and remedies of Agent and any Lender shall be cumulative and may be exercised in such manner and combination as Agent or any Lender may determine.

Exhibit F-2 - 2

4. No Impairment.  The liability of each Guarantor hereunder shall in no way be limited or impaired by, and each Guarantor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents and any Swap Contract to or with Agent or any Lender or any Affiliate of a Lender by Borrower or any other Guarantor or any person who succeeds any Guarantor as owner (or indirect owner as the case may be) of a Borrowing Base Property (hereinafter, the “Property”).  In addition, the liability of each Guarantor under this Guaranty and the other Loan Documents and any Swap Contract shall in no way be limited or impaired by:

(a)	any extensions of time for performance required by any of the Loan Documents and any Swap Contract;
(b)	any amendment to or modification of any of the Loan Documents and any Swap Contract;
(c)	any sale or assignment of the Loan, or any sale, transfer or exchange of all or part of the Property;
(d)

any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents and any Swap Contract limiting Agent’s or any Lender’s or its Affiliate’s rights to a deficiency judgment against Borrower or any other person or entity;

(e)

the accuracy or inaccuracy of any of the representations or warranties made by or on behalf of Borrower, any general partner, owner, principal, or agent of Borrower, or any Guarantor, under any Loan Document or otherwise;

(f)

the release of Borrower, any general partner, owner, principal, or agent of Borrower, or any other person or entity (other than such Guarantor pursuant to Section 12 hereof), from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents and any Swap Contract by operation of law, Agent’s or any Lender’s or its Affiliate’s voluntary act, or otherwise;

(g)	the filing of any bankruptcy or reorganization proceeding by or against Borrower, any general partner, owner, principal, or agent of Borrower, any Guarantor, or any subsequent owner of the Property;
(h)	the release of any other party now or hereafter liable upon or in respect of this Guaranty or any of the other Loan Documents and any Swap Contract; or
(i)	the invalidity or unenforceability of all or any portion of any of the Loan Documents and any Swap Contract as to Borrower, any Guarantor, or any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower, any general partner, owner, principal, or agent of Borrower, or any Guarantor, and with or without consideration.

5. Delay Not Waiver.  No delay on Agent’s or any Lender’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right.  No waiver by Agent or any Lender in any instance shall constitute a waiver in any other instance.

6. Warranties and Representations.  Each Guarantor warrants and represents to Agent and each of the Lenders for the express purpose of inducing Agent and the Lenders to enter into the Loan Agreement, to make each Loan Advance, to accept this Guaranty, and to otherwise complete the transactions contemplated by the Loan Agreement, as to such Guarantor, that as of the date of this Guaranty, upon the date of each Loan Advance, and at all times thereafter until the Loan is repaid and all Guaranteed Obligations to Agent and the Lenders have been

Exhibit F-2 - 3

satisfied in full, or such Guarantor has been released from its obligations under this Guaranty pursuant to Section 12 hereof, whichever is earlier, as follows:

(a)

Financial Information.  Copies of the financial statements of such Guarantor have been delivered to Agent and each Lender and each of the same fairly present such Guarantor’s financial condition as of the dates thereof and no material and adverse change has occurred in such Guarantor’s financial condition or business since the respective dates thereof; and each financial statement of such Guarantor submitted in the future shall fairly present such Guarantor’s financial condition as of the dates thereof.

(b)

No Violation.  The payment and performance by such Guarantor of the Guaranteed Obligations and such Guarantor’s obligations under this Guaranty, does not and shall not constitute a violation of any law, order, regulation, contract or agreement to which such Guarantor is a party or by which such Guarantor or Guarantor’s property may be bound.

(c)

No Litigation.  There is no material litigation now pending or, to the best of such Guarantor’s knowledge threatened in writing, against such Guarantor which, if adversely decided would materially impair the ability of such Guarantor to pay and perform the Guaranteed Obligations, such Guarantor’s obligations under the Loan Agreement, this Guaranty or any other Loan Document.

(d)

Entity Matters.  If such Guarantor is a Delaware Guarantor (as defined in Schedule 1), such Guarantor is duly organized, validly existing entity organized and in good standing under the laws of the State of Delaware, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.  If such Guarantor is a Pennsylvania Guarantor (as defined in Schedule 1), such Guarantor is duly organized, validly existing entity organized and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.  If such Guarantor is a Virginia Guarantor (as defined in Schedule 1), such Guarantor is duly organized, validly existing entity organized and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

(e)

Valid and Binding.  Each of the Loan Documents to which such Guarantor is a party constitutes such Guarantor’s legal, valid and binding obligation in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and with respect to the availability of remedies of specific enforcement subject to the discretion of the court before which proceedings therefor may be brought.

(f)

Solvency.  Such Guarantor is solvent and is not rendered insolvent by the obligations undertaken in this Guaranty.  Such Guarantor is not contemplating either the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of such Guarantor’s property, and such Guarantor has no knowledge of any such petition or proceeding being filed against any other Guarantor.

(g)	Material Economic Benefit. The granting of the Credit Extensions to Borrower will constitute a material economic benefit to such Guarantor.

7. Notices.  Any notice or other communication in connection with this Guaranty shall be in writing and (i) deposited in the United States mail, postage prepaid by registered or certified mail, (ii) hand delivered by any

Exhibit F-2 - 4

commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission if a FAX Number is designated below, addressed as follows:

If to any Guarantor:

c/o Cedar Realty Trust Partnership L.P.

44 South Bayles Avenue
Port Washington, New York
Attention: Philip Mays
FAX Number: (516) 767-6497

with a copy to:

Cedar Realty Trust Partnership L.P.

44 South Bayles Avenue
Port Washington, New York
Attention: Adina G. Storch
FAX Number: (516) 883-5975

with copies by regular mail or such hand delivery or facsimile transmission to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane
New York, New York 10038-4982
Attention:  Karen Scanna, Esquire
FAX Number:  (212) 806-6006

If to Agent:

KeyBank National Association

225 Franklin Street
Boston, Massachusetts 02110
Attention: Gregory W. Lane
FAX No.:  (617) 385-6293

with copies by regular mail or such hand delivery or facsimile transmission to:

Riemer & Braunstein LLP

Three Center Plaza, Suite 600
Boston, Massachusetts 02108
Attention: Kevin J. Lyons, Esquire
FAX No.: (617) 880-3456

Any such addressee may change its address for such notices to any other address in the United States as such addressee shall have specified by written notice given as set forth above.

Exhibit F-2 - 5

All periods of notice shall be measured from the deemed date of delivery. A notice shall be deemed to have been given, delivered and received upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of post-mark, or (ii) if hand delivered by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day at the specified address, or (iii) if so mailed, on the date of actual receipt (or tender of delivery) as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt an evidenced by confirmation.

8. No Oral Change.  No provision of this Guaranty may be changed, waived, discharged, or terminated orally (in person or by telephone) or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

9. Parties Bound; Benefit.  This Guaranty shall be binding upon each Guarantor and such Guarantor’s respective successors, assigns, heirs and personal representatives and shall be for the benefit of Agent and each Lender, and of any subsequent holder of Agent’s or any Lender’s interest in the Loan and of any owner of a participation interest therein.  In the event the interest of Agent or any other Lender under the Loan Documents is sold or transferred, then the liability of each Guarantor to Agent or such Lender shall then be in favor of both the Agent or Lender originally named herein and each subsequent holder of Agent’s or Lender’s interest therein, to the extent of their respective interests.

10. Joint and Several.  If there is more than one (1) Guarantor, the obligations of each Guarantor, and such Guarantor’s respective successors, assigns, heirs and personal representatives, shall be and remain joint and several.  Except as otherwise provided herein, reference to Guarantor shall include each Guarantor separately as well as all Guarantors collectively.

11. Additional Guarantors.  The initial Guarantors hereunder shall be each of the Guarantors that are signatories hereto and that are listed on Schedule 1 attached hereto.  From time to time subsequent to the time hereof, additional Guarantors may become parties hereto, pursuant to the provisions of the Loan Agreement (each an “Additional Guarantor”) by executing a counterpart of this Guaranty in the form of Exhibit A attached hereto.  Upon delivery of any such counterpart to Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto effective as of the date of execution by such Guarantor.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Agent not to cause any Guarantor to become an Additional Guarantor hereunder.  This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

12. Release of Guarantors.  Pursuant to the provisions of the Loan Agreement, a Guarantor may be released from its obligations under this Guaranty by Agent’s execution of a Release of Guaranty in the form of Exhibit B attached hereto.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

13. Partial Invalidity.  Each of the provisions hereof shall be enforceable against each Guarantor to the fullest extent now or hereafter not prohibited by applicable law.  The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

14. Governing Law.  This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by and construed and enforced in accordance with the internal laws of the State of New York.  Agent or any Lender may enforce its rights hereunder and under the other Loan Documents, including, but not limited to, its rights to sue any Guarantor or to collect any outstanding indebtedness in accordance with applicable law.

Exhibit F-2 - 6

15. Consent to Jurisdiction.  Each of Guarantor, Agent and the Lenders (by their acceptance of this Guaranty) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York located within the First Department of the New York State Unified Court System and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of said parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such Federal Court.  Each of said parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or any other Loan Party or its properties in the courts of any jurisdiction.  Each Guarantor hereby agrees and consents that in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal Court located within the Southern District of the State of New York may be made by certified or registered mail, return receipt requested, directed to such Guarantor at the address indicated above and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

16. [Reserved]

17. Additional Covenant of the Guarantor.  Each Guarantor shall pay, perform, observe and comply with all of the obligations, terms, covenants and conditions set forth in this Guaranty and by any provisions of the Loan Agreement specifically applicable to such Guarantor.

18. Subordination.

(a)

Except as may be otherwise specifically provided for in the Loan Agreement with respect to Permitted Distributions, any indebtedness of Borrower to any Guarantor, or to any affiliated entity, now or hereafter existing together with any interest thereon shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior, full and Non-Contestable Payment and satisfaction of all Obligations of Borrower to the Agent and the Lenders.  Payment and satisfaction of the Obligations shall be deemed “Non-Contestable Payment” only upon such payment and satisfaction and the expiration of all periods of time within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer, in respect of payments received by Agent or any Lender as to the Obligations could be filed or asserted with: (A) no such claim having been filed or asserted, or (B) if so filed or asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.

(b)

Except as may be otherwise specifically provided for in the Loan Agreement with respect to Permitted Distributions, at all times until the full and Non-Contestable Payment and satisfaction of the Obligations of Borrower to Agent and the Lenders with respect to the Loan and other Obligations (and including interest accruing on the Loan Advances after the commencement of a case by or against Borrower under any Debtor Relief Laws now or hereafter in effect, which interest the parties agree shall remain a claim that is prior and superior to any claim of any Guarantor or any affiliated entity notwithstanding any contrary practice, custom or ruling in cases under the Debtor Relief Laws, as now or hereafter in effect, generally), each Guarantor, and each affiliated entity, agrees not to accept any payment or satisfaction for any kind of indebtedness of Borrower to any Guarantor, or any affiliated entity, and hereby assigns such indebtedness to Agent, on behalf of the Lenders, including, but not limited to, the right to file proofs of claim and to vote thereon in connection with any such case under any Debtor Relief Laws, as now or hereafter in effect, and the right to vote on any plan of reorganization.

Exhibit F-2 - 7

(c)

In addition to the foregoing, and not in limitation thereof, until the full payment and satisfaction of all Obligations of Borrower to Agent and the Lenders, any claims of any Guarantor, or any affiliated entity, of subrogation, contribution, reimbursement, exoneration, indemnification, or reimbursement arising out of any payment made on this Guaranty, whether such claim is based upon an express or implied contract, or operation of law, are hereby waived; provided, however, unless Agent otherwise expressly agrees in writing, such waiver by any Guarantor shall not be effective to the extent that by virtue thereof such Guarantor’s liability under this Guaranty or under any other Loan Document is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent conveyances or otherwise.

19. Legal Fees, Costs and Expenses.  Each Guarantor further agrees to pay within thirty (30) days after demand all costs and expenses reasonably incurred by Agent and the Lenders, or their successors or assigns, in connection with enforcing any of the rights or remedies of Agent or any Lender, or such successors or assigns, under or with respect to this Guaranty including, but not limited to, attorneys’ fees and the out-of-pocket expenses and disbursements of such attorneys.  Any such amounts which are not paid within thirty (30) days of demand therefor shall bear interest at the Default Rate from the date of demand until paid.

20. Setoff.  Subject to the terms of this paragraph, each Guarantor hereby grants to Agent and each of the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any Lender or any entity under the control of Agent or Lender, or in transit to any of them.  At any time, from and after the occurrence of and during the continuance of an Event of Default, Agent or any Lender may set off the same or any part thereof and apply the same to any liability or obligation of each Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan.  Within five (5) Business Days of making any such set-off, Agent agrees to notify each Guarantor thereof, provided that the failure by Agent to give such notice shall not affect the validity of such set-off.

21. Counterparts.  Delivery of executed counterparts of this Guaranty by telecopy or other electronic means shall be effective as an original.

22. Eligible Contract Participant Status.  Each Guarantor, in its own capacity and in its capacity as guarantor for and on behalf of Borrower, represents and warrants to the Agent, Lenders and any Affiliate of any Lender party to a Swap Contract that, on and as of the date hereof and on each date on which a “Swap Transaction Event” (as defined in the ISDA August 2012 DF Supplement, as published on August 13, 2012 or, as applicable, any bilateral agreement between Lender or any Affiliate of any Lender and Borrower) occurs between Lender or any Affiliate of any Lender and Borrower, it is an “eligible contract participant” within the meaning of Section 1a(18) of the Commodity Exchange Act as amended from time to time, and applicable regulations thereunder.

23. ISDA ECP Guarantor Keepwell Terms. The ISDA ECP Guarantor Keepwell Terms published by the International Swaps and Derivatives Association, Inc., on April 18, 2013, attached hereto as Schedule 2, are incorporated and apply to this Guaranty. For the avoidance of doubt, a “Qualified Keepwell Provider,” as such term is used in the ISDA ECP Guarantor Keepwell Terms, shall mean Cedar Realty Trust, Inc.

[Signature page to follow]

Exhibit F-2 - 8

Witness the execution and delivery hereof as an instrument under seal as of the date first written above.

GUARANTOR:

CEDAR-SOUTH PHILADELPHIA I, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Cedar-South Philadelphia II, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-RIVERVIEW LP,
a Pennsylvania limited partnership

By:
Name:
Title:	Authorized Signatory

Cedar-Riverview LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Cedar LENDER LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CSC-RIVERVIEW LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR DUBOIS, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 9

CEDAR BRICKYARD, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR BRICKYARD II, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-VALLEY PLAZA, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-GLEN ALLEN UK, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-FREDERICKSBURG UK, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-REVERE LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-PALMYRA, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 10

CEDAR-FAIRVIEW COMMONS, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-NORWOOD, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-METRO SQUARE II, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

GREENTREE ROAD L.L.C 1,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Greentree Road L.L.C. 2,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-BRISTOL, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

HAMILTON FC ASSOCIATES, L.P.,
a Pennsylvania limited partnership

By:
Name:
Title:	Authorized Signatory

Cedar-Hamilton, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 11

CEDAR- PC PLAZA, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-TREXLER PLAZA 2, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-TREXLER PLAZA 3, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-CAMPBELLTOWN, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-CARLL’S CORNER, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Washington Center L.L.C. 1,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Washington Center L.L.C. 2,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 12

Cedar Center Holdings L.L.C. 3,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

ACADEMY PLAZA L.L.C. 1,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

ACADEMY PLAZA L.L.C. 2,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

PORT RICHMOND L.L.C. 1,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

PORT RICHMOND L.L.C. 2,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-SECOND MEMBER LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

VIRGINIA KEMPSVILLE LLC,
a Virginia limited liability company

By:
Name:
Title:	Authorized Signatory

VIRGINIA GENERAL BOOTH LLC,
a Virginia limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 13

VIRGINIA SUFFOLK LLC,
a Virginia limited liability company

By:
Name:
Title:	Authorized Signatory

FAIRPORT ASSOCIATES, L.P.,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

FORT WASHINGTON FITNESS, L.P.,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

CEDAR-FORT WASHINGTON LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

NEWPORT PLAZA ASSOCIATES, L.P.,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

CIF-NEWPORT PLAZA ASSOCIATES, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

HALIFAX PLAZA ASSOCIATES, L.P.,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 14

CIF-HALIFAX PLAZA ASSOCIATES, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CIF-Fairport Associates, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Cedar-Timpany, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Cedar-BETHEL, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

COLISEUM FF, LLC,
a Virginia limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-KINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR QUARTERMASTER II, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 15

CEDAR QUARTERMASTER HOLDING, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CIF-LOYAL PLAZA ASSOCIATES, CORP.,
a Delaware corporation

By:
Name:
Title:	Authorized Signatory

CEDAR QUARTERMASTER III, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-TREXLER, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-TREXLER SPE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-YORKTOWNE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-FIELDSTONE MARKETPLACE, LP,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 16

CEDAR-FIELDSTONE SPE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-MECHANICSBURG LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-ELMHURST, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR PCP-NEW LONDON, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-NEW LONDON SPE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-OAK RIDGE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

PINE GROVE PLAZA ASSOCIATES, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 17

CIF-PINE GROVE PLAZA ASSOCIATES, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR LAWNDALE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

LAWNDALE I, LP,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

LAWNDALE II, LP,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

LAWNDALE III, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR QUARTERMASTER, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-GROTON, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 18

CEDAR-JORDAN LANE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR SOUTHINGTON PLAZA, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-KUTZTOWN, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR OAKLAND MILLS, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

OAKLAND MILLS BUSINESS TRUST,
a Maryland business trust
By:	Cedar Oakland Mills, LLC

By:	Cedar Realty Trust Partnership, L.P.

By:	Cedar Realty Trust, Inc.

By:
Name:
Title:	Authorized Signatory

GOLD STAR PLAZA ASSOCIATES,
a Pennsylvania limited partnership

By:	Gold Star Realty, Inc.

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 19

GOLD STAR REALTY, INC.,
a Pennsylvania corporation

By:
Name:
Title:	Authorized Signatory

BLOOMFIELD CENTER URBAN RENEWAL, LLC,
a New Jersey limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR – GLENWOOD HOLDING, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR HAMBURG, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-WEST BRIDGEWATER, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR MEADOWS MARKETPLACE GP, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR MEADOWS MARKETPLACE LP, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 20

CEDAR-MEADOWS MARKETPLACE, LP,
a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

CEDAR CAMP HILL GP, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR – CAMP HILL, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR-CARMANS, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

SWEDE SQUARE HOLDINGS LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

SWEDE SQUARE ASSOCIATES LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR GOLDEN TRIANGLE, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

CEDAR CHRISTINA CROSSING, LLC,
a Delaware limited liability company

By:
Name:
Title:	Authorized Signatory

Exhibit F-2 - 21

SCHEDULE 1

INITIAL GUARANTORS

CEDAR-SOUTH PHILADELPHIA I, LLC, a Delaware limited liability company

Cedar-South Philadelphia II, LLC, a Delaware limited liability company

CEDAR-RIVERVIEW LP, a Pennsylvania limited partnership

Cedar-Riverview LLC, a Delaware limited liability company

Cedar LENDER LLC, a Delaware limited liability company

CSC-RIVERVIEW LLC, a Delaware limited liability company

CEDAR DUBOIS, LLC, a Delaware limited liability company

CEDAR BRICKYARD, LLC, a Delaware limited liability company

CEDAR BRICKYARD II, LLC, a Delaware limited liability company

CEDAR-VALLEY PLAZA, LLC, a Delaware limited liability company

CEDAR-GLEN ALLEN UK, LLC, a Delaware limited liability company

CEDAR-FREDERICKSBURG UK, LLC, a Delaware limited liability company

CEDAR-REVERE LLC, a Delaware limited liability company

CEDAR-PALMYRA, LLC, a Delaware limited liability company

CEDAR-FAIRVIEW COMMONS, LLC, a Delaware limited liability company

CEDAR-NORWOOD, LLC, a Delaware limited liability company

CEDAR-METRO SQUARE II, LLC, a Delaware limited liability company

GREENTREE ROAD L.L.C 1, a Delaware limited liability company

Greentree Road L.L.C. 2, a Delaware limited liability company

CEDAR-BRISTOL, LLC, a Delaware limited liability company

HAMILTON FC ASSOCIATES, L.P., a Pennsylvania limited partnership

Cedar-Hamilton, LLC, a Delaware limited liability company

CEDAR-PC PLAZA, LLC, a Delaware limited liability company

CEDAR-TREXLER PLAZA 2, LLC, a Delaware limited liability company

CEDAR-TREXLER PLAZA 3, LLC, a Delaware limited liability company

CEDAR-CAMPBELLTOWN, LLC, a Delaware limited liability company

CEDAR-CARLL’S CORNER, LLC, a Delaware limited liability company

Washington Center L.L.C. 1, a Delaware limited liability company

Washington Center L.L.C. 2, a Delaware limited liability company

Cedar Center Holdings L.L.C. 3, a Delaware limited liability company

ACADEMY PLAZA L.L.C. 1, a Delaware limited liability company

ACADEMY PLAZA L.L.C. 2, a Delaware limited liability company

PORT RICHMOND L.L.C. 1, a Delaware limited liability company

PORT RICHMOND L.L.C. 2, a Delaware limited liability company

CEDAR-SECOND MEMBER LLC, a Delaware limited liability company

VIRGINIA KEMPSVILLE LLC, a Virginia limited liability company

VIRGINIA GENERAL BOOTH LLC, a Virginia limited liability company

VIRGINIA SUFFOLK LLC, a Virginia limited liability company

FAIRPORT ASSOCIATES, L.P., a Delaware limited partnership

FORT WASHINGTON FITNESS, L.P., a Delaware limited partnership

CEDAR-FORT WASHINGTON LLC, a Delaware limited liability company

NEWPORT PLAZA ASSOCIATES, L.P., a Delaware limited partnership

CIF-NEWPORT PLAZA ASSOCIATES, LLC a Delaware limited liability company

HALIFAX PLAZA ASSOCIATES, L.P., a Delaware limited partnership

CIF-HALIFAX PLAZA ASSOCIATES, LLC a Delaware limited liability company

CIF-Fairport Associates, LLC a Delaware limited liability company

Cedar-Timpany, LLC, a Delaware limited liability company

CEDAR-BETHEL, LLC, a Delaware limited liability company

COLISEUM FF, LLC, a Virginia limited liability company

CEDAR-KINGS, LLC, a Delaware limited liability company

CEDAR QUARTERMASTER II, LLC, a Delaware limited liability company

CEDAR QUARTERMASTER HOLDING, LLC, a Delaware limited liability company

Exhibit F-2 - 22

CIF-LOYAL PLAZA ASSOCIATES, CORP., a Delaware corporation

CEDAR QUARTERMASTER III, LLC, a Delaware limited liability company

CEDAR-TREXLER, LLC, a Delaware limited liability company

CEDAR-TREXLER SPE, LLC, a Delaware limited liability company

CEDAR-YORKTOWNE, LLC, a Delaware limited liability company

CEDAR-FIELDSTONE MARKETPLACE, LP, a Delaware limited partnership

CEDAR-FIELDSTONE SPE, LLC, a Delaware limited liability company

CEDAR-MECHANICSBURG LLC, a Delaware limited liability company

CEDAR-ELMHURST, LLC, a Delaware limited liability company

CEDAR PCP-NEW LONDON, LLC, a Delaware limited liability company

Cedar-New London SPE, LLC, a Delaware limited liability company

Cedar-Oak Ridge, LLC, a Delaware limited liability company

Pine grove plaza associates, llc, a Delaware limited liability company

CIF-Pine grove plaza associates, llc, a Delaware limited liability company cedar lawndale, llc, a Delaware limited liability company

lawndale i, lp, a Delaware limited partnership

lawndale iI, lp, a Delaware limited partnership

lawndale iII, llc, a Delaware limited liability company

CEDAR QUARTERMASTER, LLC, a Delaware limited liability company

CEDAR-GROTON, LLC, a Delaware limited liability company

CEDAR-JORDAN LANE, LLC, a Delaware limited liability company

CEDAR SOUTHINGTON PLAZA, LLC, a Delaware limited liability company

CEDAR-KUTZTOWN, LLC, a Delaware limited liability company

CEDAR OAKLAND MILLS, LLC, a Delaware limited liability company

Oakland mills business trust, a Maryland business trust

GOLD STAR PLAZA ASSOCIATES, a Pennsylvania limited partnership

GOLD STAR REALTY, INC., a Pennsylvania corporation

BLOOMFIELD CENTER URBAN RENEWAL, LLC, a New Jersey limited liability company

CEDAR–GLENWOOD HOLDING, LLC, a Delaware limited liability company

CEDAR HAMBURG, LLC, a Delaware limited liability company

CEDAR–WEST BRIDGEWATER, LLC, a Delaware limited liability company

CEDAR MEADOWS MARKETPLACE GP, LLC, a Delaware limited liability company

CEDAR MEADOWS MARKETPLACE LP, LLC, a Delaware limited liability company

Cedar–Meadows Marketplace, LP, a Delaware limited partnership

CEDAR CAMP HILL GP, LLC, a Delaware limited liability company

CEDAR–CAMP HILL, LLC, a Delaware limited liability company

CEDAR–CARMANS, LLC, a Delaware limited liability company

SWEDE SQUARE HOLDINGS LLC, a Delaware limited liability company

SWEDE SQUARE ASSOCIATES LLC, a Delaware limited liability company

CEDAR GOLDEN TRIANGLE, LLC, a Delaware limited liability company

CEDAR CHRISTINA CROSSING, LLC, a Delaware limited liability company

Exhibit F-2 - 23

SCHEDULE 2

International Swaps and Derivatives Association, Inc.

ISDA ECP GUARANTOR KEEPWEEL TERMS

published on April 18, 2013

by the International Swaps and Derivatives Association, Inc.

(a)	Incorporation

These ISDA ECP Guarantor Keepwell Terms (“Keepwell Terms”) may be incorporated into any agreement, document, instrument, confirmation or other writing, whether in physical or electronic form (“Writing”) by indicating in the Writing that, or the extent to which, these Keepwell Terms are incorporated into or otherwise applicable to such Writing. These Keepwell Terms will be deemed to be part of or otherwise applicable to such a Writing to the same extent as if set forth therein except as otherwise modified or provided in that Writing. Terms defined herein shall have their meanings solely for purposes of these Keepwell Terms unless otherwise provided in the relevant Writing.

(b)	Keepwell

Each Qualified Keepwell Provider with respect to a Swap Counterparty hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other credit support as may be needed by any Supported Guarantor of such Swap Counterparty from time to time to honor all of such Supported Guarantor’s obligations under any Guaranty in respect of Swap Obligations of such Swap Counterparty (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such party’s obligations hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of a Qualified Keepwell Provider with respect to any Swap Counterparty under this paragraph shall remain in full force and effect until all Swap Obligations of such Swap Counterparty in respect of which a Supported Guarantor has provided a Guaranty have been indefeasibly paid and performed in full. The parties intend this provision to constitute, and this provision shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Supported Guarantor for all purposes of the CEA.

(c)	Definitions

As used herein, the following terms shall have the following meanings:

“CEA” means the Commodity Exchange Act (7 U.S.C § 1 et seq.), as amended from time to time, and any successor statute.

“CFTC” means the Commodity Futures Trading Commission.

“DCM” means a board of trade designated as a contract market under Section 5 of the CEA.

“ECP” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

Exhibit F-2 - 24

“Eligibility Date” means, with respect to a Guarantor and a Swap, the date on which a Guaranty becomes effective with respect to such Swap. For the avoidance of doubt, the Eligibility Date shall be the date of the execution of a Swap if the corresponding Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of such Guaranty unless the Guaranty specifies a subsequent effective date.

“Guarantor” means any person or entity issuing or providing a Guaranty.

“Guaranty” means a guaranty or assumption of liability as surety with respect to obligations of one or more Swap Counterparties.

“Qualified Keepwell Provider” means with respect to a Swap Counterparty, each person specified as such in this Writing, and if no such persons are specified, each Guarantor in respect of Swap Obligations of such Swap Counterparty that is, as of the Eligibility Date, (i) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (ii) an ECP that can cause another person to qualify as an ECP on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into a keepwell.

“Supported Guarantor” means with respect to a Swap Counterparty, each person specified as such in this Writing, and if no such persons are specified, each Guarantor in respect of Swap Obligations of such Swap Counterparty that is, as of the Eligibility Date, (i) a corporation, partnership, proprietorship, organization, trust or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that would not be an ECP on the Eligibility Date but for the effect of these Keepwell Terms of (ii) a person that the CFTC has determined is eligible to qualify as an ECP under Section 1a(18) of the CEA by virtue of being a beneficiary of a keepwell and that would not qualify as an ECP but for the effect of these Keepwell Terms.

“Swap” mean any “swap” as defined in Section 1a(47) of the regulations thereunder other than (i) a swap entered into on, or subject to the rules of, a DCM, or (ii) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Counterparty” mean any party hereto who is party to a Swap with one or more Swap Providers, whether at inception, by novation, or otherwise, including any successors to such party.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap between a Swap Counterparty and a Swap Provider of such Swap Counterparty.

“Swap Provider” with respect to a Swap Counterparty, means the person or persons specified as such in this Writing, and if no such persons are specified, each person who is the counterparty to a Swap with such Swap Counterparty hereunder, whether at inception, by novation, or otherwise, including any successors  to such party.

Exhibit F-2 - 25

EXHIBIT A

COUNTERPART TO GUARANTY

Reference is hereby made to that certain Guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty”) dated as of [________ __], 2017, executed and delivered by the parties listed on Schedule 1 attached thereto pursuant to that certain Fourth Amended and Restated Loan Agreement, dated as of [______ __], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent (in such capacity as Administrative Agent, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Guaranty.

In witness whereof, the undersigned Additional Guarantor has caused the Guaranty to be executed and delivered by its officer thereunto duly authorized as of _______, 20__.  Schedule 1 of the Guaranty is hereby updated with the attached Schedule 1.

Dated as of: ____, 20___

[NAME OF ADDITIONAL GARANTOR]

By:
Name:
Title:

Exhibit F-2 - 26

SCHEDULE 1

EXISTING SUBSIDIARY GUARANTORS

Exhibit F-2 - 27

EXHIBIT B

FORM OF RELEASE OF GUARANTOR

Reference is hereby made to that certain Guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty”) dated as of [______ __], 2017, executed and delivered by the parties listed on Schedule 1 attached thereto pursuant to that certain Fourth Amended and Restated Loan Agreement, dated as of [______ __], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent (in such capacity as Administrative Agent, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Guaranty.

In witness whereof, the undersigned Agent, on behalf of the Lenders, hereby releases and discharges ____________________ from any and all obligations and liabilities of ____________________ to Agent and the Lenders under the Guaranty.

Dated as of: ____, 20__

KeyBank National Association, as Agent

By:
Name:
Title:

Exhibit F-2 - 28

EXHIBIT G

FORM OF

SWING LINE NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to KeyBank National Association or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Swing Line Loan from time to time made by the Lender to the Borrower or so much thereof as shall be outstanding from time to time under that certain Fourth Amended and Restated Loan Agreement, dated as of [______ __], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lender, the other financial institutions named therein and from time to time party thereto, and KeyBank National Association, as Administrative Agent, L/C Issuer and Swing Line Lender (in such capacity, the “Administrative Agent”).

The Borrower promises to pay interest on the unpaid principal amount of the Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds at the Lender’s Office.  If any amount is not paid in full when due under the terms of the Agreement, such unpaid amount shall bear interest, to be paid in accordance with the terms of the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.  The Swing Line Loan may be repaid and re-borrowed in accordance with the terms and provisions of the Agreement.

This Swing Line Note is a Swing Line Loan Notice as referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Swing Line Note is also entitled to the benefits of the Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swing Line Note may be declared to be, immediately due and payable, all as provided in the Agreement.  The Swing Line Loan evidenced by this Swing Line Note shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Swing Line Note and endorse thereon the date and amount of the Swing Line Loan and payments with respect thereto; provided, however, that if any of said schedules shall be inconsistent with the terms of the Agreement, the terms of the Agreement shall control.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note, except as otherwise provided in the Agreement.

The terms of Sections 13.4, 15.2, 15.6 and 15.16 of the Agreement are incorporated herein by reference, mutatis mutandis.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Delivery of executed counterparts of this Swing Line Note by telecopy or other electronic means shall be effective as an original.

Any notices given with respect to this Swing Line Note shall be given in the manner provided for in the Loan Agreement.

Exhibit G - 1

CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

Exhibit G - 2

EXHIBIT H

FORM OF

CASH FLOW PROJECTIONS

CEDAR REALTY TRUST, INC.
Projected Funds From Operations ("FFO"), Operating Funds From Operations ("Operating FFO") and Cash Flow Items
Year Ending December 31, 20XX
(Unaudited - dollars in thousands)
Revenues
Rents
Expense recoveries
Other
Total revenues	-
Property expenses
Rental expenses
Real estate taxes
Total property expenses	-
Property Operating Income	-
Other expenses and income
General and administrative
Interest expenses, net
Minority interests in consolidated joint ventures
Other noncash and unusual items
Depreciation and amortization
Net Income (Loss)	-
Preferred stock dividends
Limited partners' interest
Income (Loss) Attributable to Common Shareholders	-
Add/(deduct)
Real estate depreciation
Gains on sales - dispositions
Limited partners' interest
Minority interest in consolidated joint ventures
Minority interests' share of FFO applicable to consolidated JVs
FFO	-
Add/(deduct) the pro rata share of
Management transition charges
Preferred stock redemption costs
Costs related to early extinguishment of debt
Operating FFO	-
Add (deduct) pro rata share:
Straight-line rents
Amortization of intangible lease liabilities
Expense accruals related to share-based compensation
Amortization of debt discount/premium
Amortization of deferred financing costs
Capitalized Interest
Capitalized lease origination expenses
Maintenance capital expenditures (excluding redevelopments)
Scheduled debt principal amortization payments
AFFO	$-

Exhibit H - 1